CELCOR, INC.
                        1800 BLOOMSBURY AVENUE
                       OCEAN, NEW JERSEY  07712

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     (to be held on January 25, 1996)

             Notice is hereby given that a special meeting of stockholders of Celcor, Inc. (the "Company") will be held on January 25, 1996 at 10:00 a.m., eastern time, at the Sheraton LaGuardia East, 135-20 39th Avenue, Flushing, New York, to:

             1. Consider  and act upon a proposal to approve an  Agreement and Plan of Merger dated as of March 15, 1995, between Northeast (USA) Corp. ("Northeast"), a New York corporation, the stockholders of Northeast and the Company, which provides for, among other things: (i) the merger of Northeast with and into the Company (the "Merger"), with the Company continuing as the surviving corporation; and (ii) the conversion of each outstanding share of common stock, no par value, of Northeast into 10,000 shares of common stock, par value $.001 per share, of the Company ("Celcor Common Stock"); all as more fully described in the attached Proxy Statement;

             2. Elect seven persons to serve as directors of the Company, each such director to serve for a period of one year and thereafter until his successor shall have been duly elected and shall have qualified;

             3. (A)  Ratify the issuance by the Company of 275,000  shares of its Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock"), issued by the Company in June, 1994; and (B) approve an amendment to the Company's certificate of incorporation expressly authorizing the board of directors of the Company to establish the rights, preferences and limitations of any other class or series of preferred stock which may be
issued  in  the  future  (none  is  presently  contemplated).   The  Series  C
Preferred Stock was issued to 13 individual investors in a private placement. The purpose of the offering was to fund ongoing administrative expenses of the Company and to provide a source of money which could be used to help finance an acquisition or merger.

             4. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

             The board of directors has fixed December 14, 1995 as the record date for the special meeting and only holders of record of Celcor
Common Stock at the close of business on that date will be entitled to receive notice of and to vote at the special meeting or any adjournment or adjournments thereof.

             Pursuant to the provisions of the Delaware General Corporation Law, holders of Celcor Common Stock and Preferred Stock will have statutory dissenters' rights with respect to the Merger. A copy of Section 262 of the Delaware General Corporation Law is annexed to this Proxy Statement as Exhibit A. Stockholders are advised that they must follow the procedures set forth therein in order to properly perfect their right to dissent from the Merger.

             The affirmative vote of a majority of the outstanding shares of Celcor Common Stock is required to approve the Merger and the other proposals described above. A form of proxy is enclosed for use at the Special Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary, or by submitting a duly executed later dated proxy.

             All stockholders are requested to complete, sign, date and return the enclosed Proxy promptly, whether or not they expect to attend the special meeting.


                                      By   Order of the Board of Directors




                                       ___________________________________
                                       Stephen E. Roman, Jr., Secretary

Ocean, New Jersey


WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON.


                        PRELIMINARY PROXY STATEMENT



                               CELCOR, INC.
                          1800 Bloomsbury Avenue
                         Ocean, New Jersey  07712

             The following Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Celcor, Inc. (the "Company" or "Celcor"), a Delaware corporation. The proxies will be used at a special meeting of stockholders of the Company (the "Special Meeting") which will be held at the Sheraton LaGuardia East, 135-20 39th Avenue, Flushing, New York on Thursday, January 25, 1996 at 10:00 a.m.

             Proxies are being solicited from stockholders of record of the Company in order to (i) consider and act upon an Agreement and Plan of Merger, dated as of the 15th day of March, 1995 (the "Merger Agreement"), a copy of which is annexed hereto as Exhibit B, by and between the Company, Northeast (USA) Corp. ("Northeast") and the stockholders of Northeast providing, among other things, for the merger of Northeast with and into the Company (the "Merger"); (ii) elect seven persons to serve as directors of the Company; (iii) ratify the issuance by the Company of 275,000 Shares of its Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock"); and (iv) approve an amendment to the Company's certificate of incorporation (the "Certificate of Incorporation"), expressly authorizing the board of directors of the Company to establish the rights, preferences and limitations of any other class or series of preferred stock which may be issued in the future (none is presently contemplated).

             Each share of Series C Preferred Stock may be converted into three shares of Celcor Common Stock. Accordingly, 825,000 shares of Celcor Common Stock would be issuable upon full conversion of the Series C Preferred Stock. Such shares would represent 19.7% of the outstanding Celcor Common Stock (13.9% of the outstanding shares after giving effect to the additional shares issuable in connection with the Merger.)

             Upon  the  consummation of the Merger Agreement,  Northeast  will be  merged  with  and  into the Company, with the Company  continuing  as  the surviving corporation. Each outstanding share of common stock, no par value of Northeast ("Northeast Common Stock"), other than shares held by Northeast stockholders who dissent from the Merger ("Dissenting Shares"), will be converted into the right to receive 10,000 shares of Celcor common stock, par value $.001 per share (the "Celcor Common Stock"). Counsel for Celcor has furnished an opinion that the Merger will constitute a reorganization for federal income tax purposes.

             The  exchange  rate  which  will be utilized  in  the  Merger  of
10,000 shares of Celcor Common Stock for each outstanding share of Northeast Common Stock is the result of negotiations between the two companies and reflects the judgment of the board of directors of the Company, based upon the advice of its financial advisor, concerning the relative value of the Northeast Common Stock and the Celcor Common Stock, taking into consideration such factors as the market value of the Celcor Common Stock, the value of Northeast's assets (its stock is not publicly traded), and the value of Northeast's business and future prospects.

                In establishing the exchange ratio which is being utilized, the Board believed that the value of the Celcor Common Stock which will be received by the Northeast stockholders is approximately $850,000 (based upon the average of the bid and ask prices reported immediately prior to the time the Merger was announced). The net book value of Northeast
at  the time  the  Merger  was  announced  was  $850,000.   However,  based
upon an analysis prepared by the Company's financial advisor, in which comparable transactions and comparable companies were evaluated and a discounted cash flow analysis was performed utilizing Northeast's projected revenues, the Board believes that the value of Northeast is in excess of $1.0 million. See "Proposal One - Approval of the Merger - Fairness Opinion".



              A   total  of  3,364,674  shares  of  Celcor  Common  Stock  are presently outstanding. It is anticipated that 1,750,000 shares of Celcor Common Stock will be issued to the stockholders of Northeast pursuant to the Merger Agreement. After giving effect to the issuance of such shares, Northeast stockholders will hold approximately 34% of the outstanding shares of Celcor Common Stock (calculated before giving effect to the conversion of the outstanding Series C Preferred Stock), and approximately 29% of the outstanding shares of Celcor Common Stock (calculated after giving effect to the full conversion of the Series C Preferred Stock).

              The shares of Celcor Common Stock issuable to Northeast stockholders will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws in reliance on exemptions under such laws. Accordingly, the subsequent sale or transfer of the Celcor Common Stock issued to the stockholders of Northeast will be restricted. The transfer of such shares will be permitted only if such shares are registered for sale pursuant to the Securities Act and applicable state securities laws, or will be transferred in a transaction which is exempt from the registration requirements of the Securities Act and such laws. The certificates for the Celcor Common Stock issued to Northeast stockholders will bear an appropriate restrictive legend to provide notice of the restrictions on the further transfer of such shares.

             Celcor Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. It is not actively traded, but quotations are available in the "Pink Sheets." As a result of the absence of an active market for the stock, bid-ask spreads are often substantial. On August 12, 1994, the day prior to the first public announcement of the Merger, the low bid and high ask price per share of Celcor Common Stock was $1.00 and $2.00, respectively. On March 17, 1995, the day prior to the announcement of the signing of the Merger Agreement, the low bid and high ask price per share of Celcor Common Stock was $.25 and $2.25, respectively.

                             TABLE OF CONTENTS

                                                                        Page

Available Information                                                     1

Incorporation of Certain Documents by Reference                           2

Information Concerning the Special Meeting                                3

      General                                                             3
      Date, Place and Time of Special Meeting                             3
      Purpose of Special Meeting                                          3
      Voting; Revocation of Proxy; Quorum
         and Vote Required                                                3
      Costs of Solicitation                                               4
      Dissenters' Rights                                                  4

Proposal One - Approval of the Merger                                     6
      Approval Sought                                                     6
      History of Celcor                                                   6
      Background of the Merger                                            7
      Terms of the Merger                                                10
      Business of Northeast                                              11
      Stockholders of Northeast                                          13



      Recommendation of the Board of Directors                           15
      Fairness Opinion                                                   16
      Additional Terms of the Merger Agreement                           19
      Issuance of Restricted Shares                                      20
      Effective Date of the Merger                                       20
      Accounting Treatment                                               20
      Federal Income Tax Consequences                                    21
      Rights of Dissenting Stockholders                                  22

Selected Financial Data for the Company and Northeast                    24
      Celcor, Inc.                                                       24
      Northeast (USA) Corp.                                              25

Management's Discussion and Analysis of
  Financial Condition and Results of Operations                          26
      Celcor, Inc.                                                       26
         Liquidity                                                       26
         Statement of Operations                                         27
      Northeast (USA) Corp.                                              27
         Results of Operations                                           27
         Financial Condition and Liquidity                               29
         Financial and Operating Plans for the Next 12 Months            30

Proposal Two - Election of Directors                                     31
      Nominees                                                           31
      Executive Compensation                                             33
      Section 16 Compliance                                              34

Common Stock of the Company                                              34
      Market Price Information                                           34
      Dividend Policy                                                    35

Security Ownership of Certain Beneficial
  Owners and Management                                                  36

Certain Relationships and Related
  Party Transactions                                                     38

Proposal Three -
      Ratification of Issuance of Series C Preferred Stock               39
      Approval of Amendment to Certificate of Incorporation              40

Description of Capital Stock of the Company
      Celcor Common Stock                                                42
      Preferred Stock                                                    42
      Description of Series C Convertible Preferred Stock                43
      Dividends                                                          43
      Pre-emptive Rights                                                 43
      Liquidation                                                        43
      Redemption                                                         43
      Conversion                                                         44
      Voting                                                             45

Experts                                                                  45

Presence of Accountants at Special Meeting                               45

Other Matters                                                            45


 EXHIBITS

Section 262 of the Delaware General Corporation
      Law - Appraisal Rights                                              A

Agreement and Plan of Merger among Celcor, Inc.,
      Northeast (USA) Corp. and the Stockholders of Northeast             B

Fairness Opinion of Chartered Capital Advisers, Inc.                      C

Form of Proxy                                                             D

Proposed Amendment to Certificate of Incorporation                        E

Financial Statements                                                      F


                           AVAILABLE INFORMATION

              Celcor  is  subject  to  the  information  requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy
statements, reports and other information concerning Celcor can be inspected and copied at Room 1024 of the Commission's offices at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and in Chicago (Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

             No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Proxy Statement, nor any distribution of the securities issuable in connection with the Merger Agreement, shall, under any circumstances, create any implication that there has been no change in the information concerning Celcor contained in this Proxy Statement since the date of such information.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

              1. The Company's Annual Report on Form 10-KSB for its fiscal year ended June 30, 1995.

              2.     The  Company's  Quarterly  Report  on  Form  10-QSB,   as
amended, for the fiscal quarter ended September 30, 1995.

             All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

              The  Company  hereby  undertakes to provide,  without  charge  to each person, including any stockholder, to whom a copy of this Proxy Statement has been delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference
in   this   Proxy   Statement   (excluding   exhibits,   unless   specifically
incorporated therein).   Requests  for such  copies  should  be  directed  to
Celcor,  Inc.,  1800  Bloomsbury Ave., Ocean, New Jersey,   07712;  Attention:
Mr.  Stephen  E.  Roman, Jr., telephone number (908) 922-3158.   In  order  to
insure timely delivery of the documents, any requests should be made by January 15, 1996.



                INFORMATION CONCERNING THE SPECIAL MEETING

      General.

             This Proxy Statement is being furnished to holders of Celcor Common Stock in connection with the solicitation of proxies by the board of directors of Celcor for use at a Special Meeting of stockholders to be held on Thursday, January 25, 1996, and any adjournment or adjournments thereof, to consider and take action upon (i) the Merger Agreement; (ii) the election of directors; (iii) the ratification of the issuance by the Company of 275,000 shares of its Series C Preferred Stock; (iv) a proposed amendment to the Company's Certificate of Incorporation expressly authorizing the board of directors of the Company to establish the rights, preferences and limitations of any other class or series of preferred stock which may be issued in the future (none is presently contemplated); and (v) the transaction of such other business as may properly come before the Special Meeting and any adjournment thereof.

                This Proxy Statement, the attached Notice and the form of Proxy enclosed herewith are first being mailed to stockholders of Celcor on or about December 29, 1995.


      Date, Place and Time of Special Meeting.

             The Special Meeting will be held at the Sheraton LaGuardia East, 135-20 39th Avenue, Flushing, New York on Thursday, January 25, 1996 at 10:00 a.m., EST. Only holders of record of Celcor Common Stock at the close of business on December 14, 1995 will be entitled to receive notice of, and to vote at, the Special Meeting. At the close of business on the record date, there were 3,364,674 shares of Celcor Common Stock outstanding and entitled to vote at the Special Meeting, which were held of record by 226 stockholders. Each such share is entitled to one vote. This Proxy Statement is also being furnished to holders of the Company's Series C Preferred Stock; however, such stockholders will not be entitled to vote on any of the matters presented to holders of Celcor Common Stock at the Special Meeting.

      Purpose of Special Meeting.

             At the Special Meeting, the holders of Celcor Common Stock will be asked to approve the Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit B. Stockholders are also being asked to elect directors, to ratify the creation and issuance by the Company of 275,000 shares of the Company's Series C Preferred Stock and to approve a related amendment to the Company's Certificate of Incorporation.

      Voting; Revocation of Proxy; Quorum and Vote Required.

             A  form of proxy is enclosed for use at the Special Meeting if  a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the Special Meeting, or by submitting a duly executed, later dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares subject thereto will be voted in favor of the Merger, in favor of the board's nominees for election to the board of directors, in favor of the ratification of the issuance of the Series C Preferred Stock and approval of the amendment to the Certificate of Incorporation. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Special Meeting. Votes will not be considered cast, however, if the shares are not voted for any reason, including if an abstention is indicated as such on a written proxy or ballot, or if votes are withheld by a broker. Such abstentions and broker non votes will be considered solely for purposes of determining whether a quorum is present. Assuming that a quorum is present, directors will be elected by a plurality of the votes cast. Each other proposal will require the affirmative approval of a majority of the shares of Celcor Common Stock outstanding on the record date. The Company understands (based upon information provided by five affiliates of the Company) that a total of 1,557,983 shares (46.3% of the shares entitled to vote), are committed to voting in favor of each of the proposals being considered by stockholders. Although these commitments do not assure passage of the proposals, it makes such passage highly likely.

      Costs of Solicitation.

             The  entire  cost of soliciting these proxies will  be  borne  by the Company. The Company estimates that such cost (comprised primarily of legal and accounting expenses, postage and printing costs) will be approximately $30,000. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of Celcor Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers to solicit proxies from stockholders, either personally, by telephone or special letter. The officers will not be separately compensated in connection therewith.

             Even if they plan to attend the Special Meeting, holders of Celcor Common Stock are requested to complete, date and sign the accompanying proxy and return it promptly to the Company in the enclosed, postage paid envelope.

      Dissenters' Rights.

             Pursuant  to Section 262 of the General Corporation  Law  of  the
State of Delaware, a copy of which is attached hereto as Exhibit A, any holder of Celcor Common Stock or Series C Preferred Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That Section enables an objecting stockholder to be paid, in cash, the value of his Celcor Common Stock or Series C Preferred Stock, as applicable, as determined by the Delaware Court of Chancery, provided that the following conditions are satisfied:

             (1) Such stockholder must file with the Company a written demand for appraisal of his shares, separate and apart from any proxy or vote against the Merger, before the taking of the vote on the Merger. If a stockholder elects to exercise dissenters' rights, such right may only be exercised as to all shares of Celcor capital stock held by the dissenting stockholder.

             (2) Such stockholder must not vote in favor of the Merger, nor submit a proxy in which directions are not given.

             (3) Within 120 days after the Effective Date of the Merger, either the Company or any stockholder who has complied with Section 262 may, by petition filed in the Delaware Court of Chancery, demand a determination by the Court of the value of the shares of all objecting stockholders with whom agreements as to the value of such shares have not been reached.

Within 10 days after the Effective Date of the Merger, the Company will notify each stockholder who has complied with Section 262 and not voted for, or consented to, the Merger of the date on which the Merger became effective.

             If  the  Company and the dissenting stockholder cannot  agree  on the value of the shares, the Court, based upon an appraisal prepared by an independent appraiser, will make its own determination. Under Delaware law, the dissenting shares would be valued on a going concern and not a liquidation basis. An appraiser would be obligated to determine the intrinsic value of the shares, without giving effect to the proposed
Merger, considering all factors and elements which reasonably may enter into such a determination, including market value, asset value, earnings prospects and the nature of the enterprise. The value determined by the court may be more than, less than or equal to the Merger consideration (i.e., the value of the Celcor Common Stock after the Merger).

             Notwithstanding the foregoing, at any time within 60 days after the Effective Date of the Merger or thereafter, with the written approval of the Company, any objecting stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered pursuant to the Merger, provided that no appraisal proceeding in the Delaware Court of Chancery may be dismissed without the approval of such Court. The costs of an appraisal proceeding may be determined by such Court and taxed upon the parties as the Court deems equitable under the circumstances.

             FAILURE BY A STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING HIS DISSENTER'S RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.


                               PROPOSAL ONE
                          APPROVAL OF THE MERGER


      Approval Sought.

             Stockholders are being asked to approve an Agreement and Plan of Merger, dated as of March 15, 1995 (the "Merger Agreement"), a copy of which is annexed hereto as Exhibit B, among the Company, Northeast (USA)
Corp. and the stockholders of Northeast, which provides for, among other things (i) the merger of Northeast with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), and (ii) the conversion of each outstanding share of common stock, no par value, of Northeast ("Northeast Common Stock") into 10,000 shares of Celcor Common Stock.

             The affirmative vote of a majority of the outstanding shares of Celcor Common Stock is required for the approval of this proposal. The Company understands (based upon information provided by five affiliates of the Company) that a total of 1,557,583 shares (46.3% of the shares entitled to vote), are committed to voting in favor of this proposal. Although these commitments do not assure passage of the proposals, it makes such passage highly likely.

             The exchange rate of 10,000 shares of Celcor Common Stock for each share of Northeast Common Stock was negotiated by the board of directors of the Company on the basis of the advice of its financial advisor and its independent judgment concerning the relative value of a share of Northeast Common Stock and a share of Celcor Common Stock, taking into consideration such factors as the market value of the Celcor Common Stock, the value of Northeast's assets, and value of Northeast's business and future prospects. See "Background of the Merger" and "Fairness Opinion".

      History of Celcor.

             Celcor was organized on January 16, 1984 to exploit new markets created by the approval of the new "cellular" mobile telephone technology by the Federal Communications Commission and the deregulation of the telecommunications industry. After the completion of its initial public offering in February, 1985, the Company extended its business into other areas in the telecommunications field, such as radio paging and (through its acquisition of the Pay Telephone Company, Inc. in December, 1985), the private pay telephone market, and the private network switching business.

             However, because the growth and profitability of its operations fell short of expectations and because of the limited success of a second public financing in July of 1987, the Company, beginning in 1987, began selling or closing some of its operations. By February, 1991, the Company had ceased or had sold all of its operations.

             Unable to obtain financing to repay debt or fund operations of any kind, the Company, in April of 1991, filed for protection under Chapter 11 of the United States Bankruptcy Code. In March of 1992, the Company's only subsidiary, the Pay Telephone Company, Inc., filed a Chapter 7 bankruptcy petition and was liquidated. There was no distribution to creditors.

              Pursuant to a Stock Purchase Agreement (the "Majestic Agreement"), dated June 20, 1991 and amended October 29, 1991, between the Company and Majestic International, Inc. ("Majestic"), the Company was able to secure additional equity capital and emerge from bankruptcy. The
Majestic Agreement, among other things, provided for the sale by the Company to Majestic of shares of Celcor Common Stock constituting a 49% interest in the Company. The purchase price for the shares was $155,000.
Also, pursuant to the Majestic Agreement, the Company filed a reorganization plan (the "Plan"), with the Bankruptcy Court, which utilized the proceeds received from Majestic to pay administrative claims associated with the bankruptcy proceeding and to settle all existing debts of the Company. On May 28, 1992, the Plan was approved by the Bankruptcy Court. Subsequently, 8,242,000 shares of Celcor Common Stock were sold to Majestic (1,648,400 shares after giving effect to a subsequent one for five reverse stock split) and 824,200 shares (164,840 shares on a post split basis) were issued to two finders (618,150 shares to Lyncroft Corp. and 206,050 to Yung Hua Ho). The result of these transactions was the emergence of the Company from bankruptcy with virtually no assets or liabilities.

              Since  its  emergence  from  bankruptcy,  the  Company  has  not conducted any business activities, but has been seeking new business opportunities, especially with entities having business interests or operations in and with the People's Republic of China.

             In  order  to  raise  capital with which to  fund  its  immediate
limited   operations,   and  to  become  more  attractive   to   a   potential
operational partner, the Company raised $825,000 during May and June of 1994 from the sale of the Series C Preferred Stock in a private placement. The Series C Preferred Stock was sold to thirteen individual investors (all but two of whom reside in Taiwan or Thailand) and consisted of the sale of 275,000 shares of such stock at a price of $3 per share. The investors do not  act  as  a  group  and  are not otherwise affiliated  with  the  Company;
except that one preferred stockholder (Chin-Sung Chen) is a nominee for director. Each share of Series C Preferred Stock is convertible into three shares of Celcor Common Stock. See "Proposal Three - Ratification of Sale of Series C Preferred Stock and Amendment to the Certificate of Incorporation" and "Description of Capital Stock of the Company."

      Background of the Merger

             David Chow, one of the Company's directors, and Majestic, its largest shareholder (and its principal), are residents of Taiwan and have significant experience doing business in China. Based upon this experience, they believe there are significant opportunities for American companies in China. Areas identified as being of particular interest are the pharmaceutical and cosmetics industries. Given the Company's limited resources, the board determined to seek business opportunities for the Company in the People's Republic of China through mergers, acquisitions and joint ventures.

             In May, 1994, the Company initiated discussions with Northeast, a privately held company which has significant business relationships with entities located in the People's Republic of China, concerning a possible business combination between the two companies. Organized in February, 1993, Northeast may be deemed to be an affiliate of Celcor by virtue of certain family inter-relationships among the individuals controlling the two companies. Mr. Su Shi Lo is the controlling stockholder of Majestic, which in turn, is the largest stockholder of the Company, holding 19.4% of the outstanding shares of Celcor Common Stock. Mr. Lo's daughter, Jennifer Lo Wu, is the chairperson and her husband, Dr. Nanshan Wu, is the president of Northeast. In addition, Jennifer Lo Wu is the sole stockholder of Lyncroft Corp., a stockholder of both Northeast and Celcor.

              After   a  detailed  analysis  by  the  Board  of  the  business
opportunities available to the Company through an affiliation with Northeast, including due consideration to the conflicts involved, on August
15, 1994, the Company signed a letter of intent with Northeast under the terms of which the Company agreed to effect the merger of Northeast with and into the Company. The terms of the letter of intent provided that the consummation of the Merger would be subject to the execution of a definitive merger agreement, stockholder approval and the completion of due diligence. None of the current members of the Board of Directors of the Company is affiliated with Majestic or Northeast.

              Northeast holds the rights to certain technology used to manufacture various vitamin products and vitamin based cosmetics and has entered into an agreement with Northeast General Pharmaceutical Factory, one of the largest pharmaceutical companies in the People's Republic of China, providing for the production and distribution of vitamins and cosmetics. See "Business of Northeast".

             In August, 1994, in anticipation of the Merger, the Company loaned $700,000 to Northeast, which was used by Northeast to fund its obligations under the joint venture agreement between Northeast and Northeast General Pharmaceutical Factory, described in more detail below. The loan is secured by a pledge by the stockholders of Northeast of their Northeast Common Stock. The Company was able to fund this loan by using the proceeds received by it from the sale of the Series C Preferred Stock.

             During March, 1995, Stephen E. Roman, Jr., the president of Celcor, met with Dr. Nanshan Wu, the president of Northeast, to negotiate
the   definitive   Merger  Agreement.   Following  these   negotiations,   the
definitive Merger Agreement was executed by the parties on March 15, 1995.

              In July, 1995, the board of directors of the Company unanimously determined, subject to the receipt of a fairness opinion, that the Merger Agreement was in the best interests of the Company and approved the execution and delivery of the Agreement.

             In making this determination, the board concluded that a merger with Northeast would offer a number of important potential benefits to the Company, including the following:

            - the opportunity to acquire an interest in a recently formed joint venture between Northeast and Northeast General Pharmaceutical Factory, a state owned enterprise founded in 1946, which is a large pharmaceutical company in China.
               Northeast General Pharmaceutical Factory employs 10,000 people and manufactures and distributes more than 80 products, both throughout China, and for export outside of China;

            - the existence of a substantial market in China for low cost consumer products (China has a population in excess of 1.1 billion people), including the products expected to be produced by the joint venture (vitamins and cosmetics), with little competition;

            -  the   possibility   of   distributing   the   joint   venture's
               products in the United States and other markets;

            -  the  possibility  of  using  the  distribution  channels  which
               will   be   developed  by  the  joint  venture  in   China   to
               distribute products obtained elsewhere; and

            - the opportunity to acquire an interest in Northeast (albeit a start-up company), which in the view of the Board, has
               significant   potential  for  growth  arising  from   (i)   its
               ownership of formulae for the production of vitamin and body care products, and (ii) the experience of Northeast's management (and the management of Northeast General Pharmaceutical Factory) in doing business in China.

             The board also considered the risks and potential disadvantages associated with the Merger. Effectively, the Merger will result in a change in control. After the Merger, the stockholders of Northeast will, in the aggregate, hold 34% of the outstanding Celcor Common Stock. If such shares are voted together, the shares held by the former Northeast stockholders might constitute a plurality of the outstanding shares and could thereby control the election of directors and other matters.
Moreover, after the Merger, the Company will be managed by the present management of Northeast.

             The board also recognized that the Merger will significantly increase the Company's working capital needs, as significant cash will be required to implement the business plan of Northeast. There can be no assurances that the combined company will be successful in raising the capital which will be required. Finally, the board recognized that there is significantly greater risk to doing business in China when compared to doing business in the United States. Despite these concerns, the board concluded that the potential returns justify the greater risks being taken. As a "shell company" with no existing business and an insignificant net worth, the board believers that there is little additional risk to
stockholders.   The  Company  emerged  from  bankruptcy  in  1992  with  a  de minimis amount of assets and since then, has been unable to identify any other prospective business partners with an interest in the Company. The board believes that if the Merger is not approved, the only alternatives available to the Company would be to liquidate (in which case it is unlikely  that  there  would  be  any distribution  to  stockholders),  or  to continue as a "dormant" company until another business combination is identified. The board believes that given the current financial condition of the Company, it is unlikely that any other business combination would provide the same value to stockholders.

             The  Board  recognizes  that the value of  Northeast  is  largely speculative. It is a relatively new company with limited assets. It has only recently recognized its first revenues and Northeast's expenses currently exceed its revenues. However, based upon the projected growth in revenues, the board believes that Northeast has a reasonable prospect of becoming profitable. Accordingly, as with many start-ups, value must be established by evaluating the experience of comparable companies and by applying a reasonable multiple to projected future earnings. The Board believes that the exchange ratio of 10,000 to 1 was based upon conservative assumptions concerning both the value of the Company and the value of Northeast.

      Terms of the Merger.

             On  the  effective  date  of the Merger (the  "Effective  Date"),
Northeast  will  merge  with and into Celcor, with Celcor  continuing  as  the surviving corporation. All of the common stock of Northeast issued and outstanding immediately prior to the consummation of the Merger (other than Dissenting Shares, if any), will be converted into shares of Celcor Common Stock. All of the Celcor Common Stock and Series C Preferred Stock which is issued and outstanding immediately prior to the consummation of the
Merger will remain outstanding and will not change as a result of the Merger. 3,364,674 shares of Celcor Common Stock and 275,000 shares of
Series C Preferred Stock are presently outstanding. The Certificate of Incorporation of Celcor shall be and remain the certificate of incorporation of the surviving corporation and the by-laws of Celcor shall be the by-laws of the surviving corporation.

             Upon  the  Effective Date, each share of Northeast  Common  Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted into the right to receive 10,000 shares of Celcor
Common Stock. Any shares of Northeast Common Stock held by Celcor or Northeast on the Effective Date shall be canceled and will be given no effect in the Merger. It is anticipated that 1,750,000 shares of Celcor
Common Stock will be issued pursuant to the Merger. After giving effect to the issuance of such shares, but excluding the shares of Celcor Common Stock issuable upon the conversion of the Series C Preferred Stock, the former Northeast stockholders will hold approximately 34% of the outstanding  Celcor  Common  Stock (calculated before  giving  effect  to  the
825,000  shares  of  Celcor Common Stock issuable upon the conversion  of  the
outstanding  Series  C  Preferred  Stock)  and  approximately   29%   of   the
outstanding shares of Celcor Common Stock (calculated after giving effect to the full conversion of the outstanding Series C Preferred Stock).

             On or immediately after the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Northeast Common Stock, shall surrender the same to Celcor. Each Northeast stockholder who shall have surrendered its certificate representing shares of Northeast Common Stock shall be entitled to receive, in exchange therefor, a certificate or certificates representing the number of whole shares of Celcor Common Stock into which the Northeast Common Stock shall have been converted.

             When the Merger becomes effective, the former stockholders of Northeast shall thereupon cease to have any rights in respect of Northeast Common Stock, other than the right to receive the certificates for Celcor
Common Stock. Unless and until any certificates shall be so surrendered and exchanged, (i) the holders of Northeast Common Stock shall not have any voting rights in respect of the Celcor Common Stock into which the shares of Northeast Common Stock shall have been converted, and (ii) dividends or other distributions (if any) payable to holders of record of shares of Celcor Common Stock shall not be paid to the holder of the certificate. Upon surrender of the certificate representing shares of Northeast Common Stock, the dividends or other distributions which shall be or become payable subsequent to the Effective Date with respect to the number of whole shares of Celcor Common Stock represented by the certificate issued in exchange for the surrendered Northeast certificate, shall be paid, but without interest. No fraction of a share of Celcor Common Stock will be issued pursuant to the Merger.

      Business of Northeast

             Northeast was organized in February, 1993 in the expectation of pursuing business opportunities in China for the production and distribution of pharmaceutical and body care products. The principal executive offices of Northeast are located at 113-25 14th Avenue, College Point, New York and the telephone number at that address is (718) 886-3400.

             In  May,  1994, Northeast entered into a joint venture  agreement with Northeast General Pharmaceutical Factory ("Northeast General Pharmaceutical"), a state owned Chinese pharmaceutical manufacturer located in Shenyang, China. Pursuant to the joint venture agreement, the parties created Shenyang United Vitatech as a Chinese limited company ("United Vitatech"). The stated purpose of the joint venture is to manufacture and sell medicine, nutrition, health and cosmetic products. United Vitatech will have an initial capitalization of U.S. $5.75 million, U.S. $2.5 million to be contributed by Northeast General Pharmaceutical and balance of U.S. $3.25 million to be provided by Northeast through contributions of cash and technology. Of the amount to be contributed by Northeast, U.S. $2.1 million will be in cash (payable in three installments in July, 1994, June 1995 and December, 1995), with the balance of the capital to be in the form of a contribution of proprietary technology and formulae for the production of vitamin products. At the present time, $1.0 million has been contributed to United Vitatech by Northeast. Northeast has deferred the payment of the installment which was due in June, 1995 until the joint venture has a need for the funds. United Vitatech will use these funds to build a new factory in Shenyang and since other temporary production facilities have been provided by Northeast General Pharmaceutical, there is no immediate need to build the new factory. Of the amount which has been contributed to date by Northeast General Pharmaceutical, $750,000 was in cash and the balance consisted of a contribution to the venture of the development rights (valued at $1,750,000) to build an office and factory complex on an 84,000 square meter parcel of land located in Shenyang,
China. In exchange for its capital contribution, Northeast received a 56% interest in the joint venture and elects 4 of 7 directors.

              Under the joint venture agreement, Northeast General Pharmaceutical is responsible for (i) obtaining all government approvals required for the joint venture to operate, (ii) organizing the design and construction of joint venture production facilities, (iii) providing initial manufacturing capability, and (iv) handling customs and import requirements for equipment which the joint venture may acquire.

             Northeast  is  obligated  under  the  agreement  to  provide  (i)
production management, (ii) employee training and construction design for a new building, and (iii) technology. The agreement has a 30 year term, but may be extended by applying to the Chinese government for an extension. The vitamin formulae and technology provided to the joint venture by Northeast was acquired by it from Mannion Consultants (one of Northeast's shareholders) under a technology agreement. Under this agreement, Mannion transferred to Northeast various formulas and procedures for making a variety of health care, vitamin and cosmetic products in exchange for 80 shares of Northeast's Common Stock (approximately 46% of Northeast's outstanding shares). Mannion is a privately held corporation based in Taiwan.

             United Vitatech has received Chinese government approval to produce a chewable Vitamin C tablet and is seeking additional government approvals for a multi-vitamin and pre-natal vitamin. The Vitamin C tablet is currently being manufactured for the joint venture by Northeast General Pharmaceutical, but once other products are approved, the joint venture intends to construct its own factory in Shenyang to produce its own products.

             Under  the  current  manufacturing agreement,  Northeast  General
Pharmaceutical provides labor and equipment to manufacture the vitamins and Northeast provides managerial and technical support. Plans to construct an office and factory complex on the land contributed to the venture in Shenyang are now being reviewed by Chinese regulatory authorities and it is anticipated that construction will begin in calendar year 1996. The facility will be built in stages, with a portion of an office complex and production and warehouse space built first.

             United Vitatech is also importing into China a soft gel skin care series called Jennifer-E-18. This product comes in heart shaped capsules which are broken open and applied to a person's face. The principal ingredients of the product are ginseng and Vitamin E. Test marketing of this product began in Shenyang, China in March, 1995 and test marketing expanded to Beijing in May, 1995. Limited distribution of this product has also commenced in the United States, South America and the Caribbean.

             Initially, United Vitatech will seek to distribute its products primarily in Liao Ning Province and the surrounding region. Located in northeast China, this region (formerly known as Manchuria) has a population in excess of 200 million people and is believed by the management of Northeast to be among the most promising in China for the distribution of consumer products. Northeast has initiated an advertising campaign for its products on Chinese television and recognized its first revenues in the latter part of fiscal 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Northeast" and "Northeast Financial Statements".

              In   addition  to  its  participation  in  the  joint   venture,
Northeast is involved in importing and distributing bulk ascorbic acid in the United States. Ascorbic acid, which is used to manufacture synthetic vitamin  C,  is  derived  from corn.  The largest corn  fields  in  China  are located in the northeast region of the country, making the region conducive to supporting the growth of this business. Management of Northeast believes that by producing this product in China, Northeast will gain a significant price advantage over its much larger U.S. and European competitors. Since July, 1994, Northeast has imported and sold approximately 135 tons of ascorbic acid in the United States. The ascorbic acid is purchased from Northeast General Pharmaceutical, Northeast's joint venture partner. Its initial customers have been chemical wholesalers that sell bulk chemicals to pharmaceutical companies. The bulk ascorbic acid purchased by pharmaceutical companies will be processed and used in vitamin products. To date, most of the purchases made of ascorbic acid have been against firm orders to sell the product. Since it does not maintain an inventory and acts essentially as a wholesaler, profit margins on these sales are low (approximately 5%). This part of Northeast's business tends to be opportunistic - sales are only made when adequate supplies are available, pricing is favorable and the Company has an interested buyer.

             Northeast also owns a small parcel of land in Queens,  New  York, which was contributed to the corporation by Dziou Thai, one of Northeast's stockholders, in exchange for 30 shares of Northeast Common Stock. Tung Ying, the controlling stockholder, of Dziou Thai, is the brother of Dr. Wu, the Chairman of Northeast. The value of the land recorded on Northeast's balance sheet at the time the property was acquired was $600,000. The area in which the land is located is a mixed residential and commercial neighborhood with a high concentration of Chinese businesses and residents. Northeast acquired the land intending to develop the parcel as a combined residential and office facility to provide living and office space to individuals  from the northeast region of China who are in  New  York  for  an extended visit. However, in order to devote its limited resources to its operations in China, Northeast is presently attempting to sell the property. Northeast has obtained a current appraisal of the property and recorded a write-down of $180,000 with respect to this asset during the year ended June 30, 1995 to reflect the current fair market value of $420,000. This write-down is based upon an appraisal performed in January, 1995 by RCI Appraisal Corporation, which received a fee of $300 for the appraisal.

             The Company has been advised that Northeast is a defendant in a suit brought by China Trust Bank. China Trust alleges that Northeast overdrew its account with it by approximately $50,000 and that this amount is due and owing to the Bank. Northeast has filed a counterclaim in which it has alleged that China Trust erroneously paid out $195,000 of its funds pursuant to a letter of credit. Pending the outcome of this litigation, Northeast has recorded the amount of the overdraft as a liability on its financial statements.

      Stockholders of Northeast

             Northeast presently has five stockholders. Set forth in the table below is the identity and address of each of the stockholders of Northeast, its affiliation with Northeast or the Company and the number and percentage of the outstanding shares of Northeast Common Stock owned by the stockholder.

                                                                 Percentage of
Name and Address           Affiliation            No of Shares    Outstanding
                                                                   Shares


Northeast General         Northeast's joint            10             5.7%
Pharmaceutical Factory    venture partner
No 37 Zhong Gong Bei St.  in United Vitatech %
Tiexi District
Shenyang, China

Lyncoft Corporation       Jennifer Lo Wu, the sole      10           5.7%
165  Grist  Mill  Lane    stockholder  of  Lyncoft, is
Great Neck, NY 11023      Chairman of Northeast.  She
                          is the wife of Dr.
                          Nanshan Wu, the President
                          of Northeast, and the
                          daughter of Su Shi Lo, the
                          controlling stockholder of
                          Majestic (the largest
                          stockholder of Celcor).  In
                          addition, Lyncroft
                          Corporation is the holder
                          of 3.67% of Celcor's
                          outstanding Common Stock.

Dziou Tai Associates      the sole principal of Dziou   30           17.1%
106 Grist Mill Lane       Tai Associates is the
Great  Neck,  NY  11023   brother of Dr. Nanshan Wu,
                          the President of Northeast

Fowler Holding Ltd.       None                          45           25.7%
First Floor, No.63,
Section 1
Ting Cho Road
Taipei, Taiwan

Mannion Consultants, Ltd. developed vitamin             80           45.7%
No 2, 4th Floor Alley 23  technology utilized by
Land 290                  United  Vitatech, continues
Chung Shan N. Road        to  provide  consulting
Taipei,  Taiwan           services and is compensated
                          at the rate of US $8,000
                          per month


             Following the Merger, it is anticipated that Dr. Nanshan  Wu  and
Jennifer Wu will each be actively involved in managing the business of the Company. Jennifer Wu will serve as Chairman of the Company and Dr. Wu will be its President. In addition, it is expected that Mannion Consultants,
Ltd. will continue to be involved in the development and testing of the Company's products.

      Recommendation of the Board of Directors.

             The board of directors of Celcor unanimously approved the Merger Agreement on July 11, 1995. The board believes that the Merger is in the best interests of stockholders and recommends that stockholders vote for the proposed Merger. The current members of the Board of Directors are David Chow and Stephen E. Roman, Jr., neither of whom is affiliated with Majestic or Northeast.

             Numerous factors were considered by the board in approving and recommending that stockholders approve the Merger Agreement. Most important  of  these  factors  is  the manner  in  which  the  board  believes
Northeast   can   help  the  Company  achieve  its  long-term  objective   (as
expressed in the Company's strategic plan) of entering into the pharmaceutical and cosmetics industries in the People's Republic of China. The board believes that, based upon the relationship which Northeast has with Northeast General Pharmaceutical Factory, Northeast will be able to provide the Company with unique access to Chinese production facilities and markets.

              The   Board   recognized  that  there  are   significant   risks
associated with doing business in China, and in particular, in concentrating the Company's future business activities in China. Among the more significant risks are the great political and economic instability prevailing in China, including the ever-changing political relationships between China and the United States, the continuing evolution of the Chinese economy from pure communism to a mixed economy, an uncertain legal and regulatory environment, currency fluctuations and uncertainty concerning the ability of the Company to repatriate its investment from China. Nevertheless, the Board has concluded that the potential returns available justify the level of risk being assumed.

             Other factors considered by the Board included the agreed upon exchange ratio and the tax-free nature of the transaction to the stockholders of both companies for federal income tax purposes. The board also evaluated and took into consideration the following:

             (i)     the   Board's  familiarity  with   the   financial
      condition, business prospects and strategic objectives of Celcor. Since emerging from bankruptcy in the summer of 1992, the Company has been unable to conduct any operations and has had no revenues. The Company is unable to enter into a new line of business without a significant capital infusion. The Board believes that a sale of the Company is not feasible since the Company has no significant assets to sell. Accordingly, the Board believes that it is in the best interests of stockholders to merge with another company. During the last three years, the Company has made inquiries to identify other prospective merger partners, but has been unable to locate any other company with an interest in merging with the Company;

            (ii)  the trading history of Ceclor's Common Stock;

           (iii)   the  Board's  analysis  of  Northeast's   history,
      business, financial condition and prospects;

            (iv)   the  familiarity which each  of  the  directors  has
      with   business  conditions  and  opportunities  and  the   difficulties
      encountered by American companies in attempting to do business in the People's Republic of China; and

             (v)    the  terms  and conditions of the Merger  Agreement,
      including  that  fact  that  the  consideration  will  consist  of   the
      issuance of additional shares of Common Stock of the Company.

             In addition, the directors met with Chartered Capital Advisers, Inc., investment bankers retained by the Company to evaluate the Merger from a financial point of view. Based upon these discussions, and the analysis conducted by the investment bankers, the investment bankers issued and the board considered the fairness opinion provided by the investment bankers.

      Fairness Opinion.

              The  Company  has  retained  the  investment  banking  firm   of
Chartered Capital Advisers, Inc. ("Chartered Capital") to serve as its financial advisor in connection with the Merger.

             Chartered  Capital provides merger and acquisition and  valuation services on behalf of corporate clients, investors, financial institutions, investment funds, attorneys, the courts and participants in employee benefit plans.

             Chartered  Capital  has  rendered its opinion  to  the  board  of directors of Celcor that the terms of the Merger are fair to the stockholders of Celcor from a financial point of view. In reaching its conclusion, Chartered Capital considered, among other things, certain financial and publicly available information concerning the trading of, and the market for, the Celcor Common Stock. Chartered Capital also reviewed various documents with respect to Northeast, including, but not limited to:
(i) historical financial information; (ii) prospective financial information; (iii) a business plan; (iv) its joint venture agreement with
Northeast General Pharmaceutical Factory; (v) a technology agreement with Mannion Consultants, Ltd. For additional information concerning the joint venture agreement and technology agreement, see "Business of Northeast." Chartered Capital reviewed the Merger Agreement, and interviewed the management of each company and their attorneys and accountants. To evaluate the fairness of the Merger, Chartered Capital considered various financial, economic, and market information deemed to be relevant and believes that there is an adequate financial basis to support its fairness opinion. Key considerations of the opinion were:

            - The aggregate capitalized value of the shares of Celcor Common Stock to be issued to Northeast stockholders is approximately $850,000, based upon the market value of the Celcor Common Stock. Each of the valuation analyses performed supported a value for Northeast in excess of $850,000.

            -  The  value  of the Celcor Common Stock that will be  issued  is
               below   the   price  at  which  Northeast  Common   Stock   was
               originally issued to the Northeast stockholders.

            -  Since  the  stock  to  be  issued  is  restricted  stock,   the
               Northeast stockholders will be unable to "cash out" following the consummation of the proposed Merger, so their financial interests will be similar to those of Celcor stockholders. Marketability restrictions will cause the financial interests of the Northeast stockholders to be similar to those of the Celcor stockholders -- success will depend upon the long-term appreciation of the value of the Celcor Common Stock.


            -  Although  the  average  of  the  bid/asked  prices  of   Celcor
               common stock was 94 cents during the four weeks ended March 17, 1995, the net assets per common share of Celcor were a deficit amount at March 31, 1995. Celcor had no significant intangible assets or other assets that are not reflected in its balance sheet at March 31, 1995. Accordingly, the value
               of   the  Celcor  Common  Stock  offered  as  consideration  to
               Northeast   stockholders  may  be  less  than   its   aggregate
               capitalized  value,  which reduces the  economic  cost  of  the
               proposed  Merger.   The  average of  the  bid/asked  prices  in
               July, 1994, the month prior to the first public announcement of the Merger, was 49 cents.


            -  The   valuation   analyses  performed  by   Chartered   Capital
               included the following:

               (a) Chartered   Capital   analyzed   Northeast   based   on   a
                   multiple of projected earnings, book value, and sales of publicly traded companies deemed to be relevant to the value of Northeast for valuation purposes. The companies used for this analysis were International Vitamin Corp., Jones Medical Industries, Natural Alternatives International, Nature's Bounty and PDK Labs.

               (b) Chartered   Capital   analyzed   Northeast   based   on   a
                   multiple of sales, total assets, and net assets paid in thirty-seven acquisitions of public and private companies involved in the manufacture or distribution of vitamins, pharmaceutical products, and health and beauty aids.

               (c) Chartered    Capital    analyzed   Northeast    based    on
                   discounted cash flow analysis using the cash flow projections for the first four years after the proposed Merger, prepared by the management of Northeast. Projected cash flows were discounted at rates between 40% and 50%; additional discounts were applied to take into consideration geopolitical risk, dependence upon a few key executives, and the nonmarketability of Northeast common stock.

               (d) Chartered   Capital   engaged  a   licensed   real   estate
                   appraiser to ascertain the reasonableness of the value of the real estate reflected in the financial statements of Northeast.

            These analyses support values for Northeast that are in excess of the value of the Celcor Common Stock which will be received by Northeast stockholders. Based upon these valuation approaches, the value of Northeast ranged from a low of $2.3 million to a high of $5.6 million, which, in each case, is in excess of the $850,000 value ascribed to the shares of Celcor Common Stock which will be received by the Northeast stockholders and is equal to the net book value of Northeast on June 30, 1994, the end of the quarter immediately preceding the signing of the letter of intent and announcement of the Merger.

            - Absent the proposed transaction, Celcor Common Stock does not appear to afford any potential for appreciation in
               value;   if  Northeast  is  successful,  there  is  significant
               appreciation potential. After considering the foregoing analysis, the Board established the exchange ratio on the following basis:


                         DETERMINATION OF EXCHANGE RATIO

        Value per share of Celcor Common Stock1                  $ .4875


        Value of Northeast (USA) Corp2                           850,000

        Number of Shares issuable to Northeast Stockholders....1,750,000

                $850,000       =              1,743,590
                .4875              (rounded to 1,750,000 shares)

        Exchange Ratio ......................................10,000 to 1

              1,750,000            (shares issuable)
                    175         (number of outstanding
                                 shares of Northeast)

________________
1 Based upon the mean daily market price (average of high bid and ask prices) (as reported by the National Quotation Bureau) for the 15 trading days prior to July 22, 1994 (the first public announcement of the Merger was on August 12, 1994).

2 Based upon the net book value of Northeast at June 30, 1994. As noted above, other valuation approaches reflect a value for Northeast which is significantly in excess of $850,000. However for purposes of establishing the exchange ratio, a more conservative approach
to value (based solely upon book value) was utilized.           850,000


          In rendering its opinion, Chartered Capital relied, without independent verification, on the accuracy and completeness of the information concerning each corporation which it considered necessary in rendering its opinion. Copies of the written opinion, which describe the assumptions made and the matters considered by such firm, is attached to this Proxy Statement as Exhibit C and such opinion should be read by each stockholder in its entirety.

           Celcor has agreed to pay to Chartered Capital a fee of $15,000 for its services in connection with the Merger. Of such fee, $5,000 became payable at the time Chartered Capital was retained, $5,000 was payable upon the completion of the valuation analysis and the remaining $5,000 is payable at the time the fairness opinion is delivered. Celcor has also agreed to reimburse Chartered Capital for certain of its expenses and to indemnify Chartered Capital against certain potential liabilities and expenses, including liabilities under the federal securities laws.

      Additional Terms of the Merger Agreement.

             The Merger Agreement provides for customary representations and warranties by each party to the transaction including, among others, (i) its due incorporation and organization, (ii) capitalization, (iii) title and condition of assets, (iv) material contracts, (v) absence of employee benefit plans, (vi) licenses and permits, (vii) compliance with other instruments, (viii) need for consents, (ix) compliance with laws, (x) accuracy of financial statements,(xi) authority and enforceability of Merger Agreement, and (xii) absence of litigation.

              Prior to the Effective Date (as defined in the Merger Agreement), each corporation has agreed to conduct its business only in the ordinary course of business and to provide access to the other company to facilitate the completion of all necessary due diligence investigations.

             The obligations of Celcor and Northeast to consummate the Merger are subject to the satisfaction of the following conditions, among others, unless waived: (i) approval and adoption of the Merger Agreement by the requisite stockholder votes by the stockholders of each corporation,
(ii) the absence of any pending litigation or proceeding initiated by any governmental authority to enjoin or prohibit the Merger, (iii) the continued accuracy of the representations and warranties made by the parties, (iv) the performance by each party of its respective obligations under the Merger Agreement, and (v) the receipt of certain opinions, certificates and consents.

             The stockholders of Northeast are obligated to indemnify Celcor against any claims, actions, suits, proceedings, investigations and damages arising from or relating to (i) any breach or failure of Northeast to perform any of its covenants or agreements, (ii) the inaccuracy of any representation or warranty made by Northeast, (iii) any fixed or contingent obligation or liability not disclosed in Northeast's financial statements, and (iv) any liability for taxes, other than those which were accrued as liabilities by Northeast on its balance sheet.

      Issuance of Restricted Shares.

             The shares of Celcor Common Stock issuable pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, but will be issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission thereunder and similar exemptions from registration available under state securities laws. Under the terms of the Merger Agreement, the stockholders of Northeast acknowledged their understanding that the shares of Celcor Common Stock which will be received by them will not be registered under the Securities Act and applicable state securities laws and that such shares may not be transferred, sold or assigned until such shares are registered pursuant to the Securities Act and applicable state securities laws. The stockholders of Northeast will be required to represent to Celcor at the closing that (i) each such stockholder is acquiring the shares for its own account, for investment purposes and not for resale or distribution, (ii) that such stockholder has the ability to bear the economic risk associated with the investment, and (iii) that the stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Celcor Common Stock.

             The Celcor Common Stock issuable to the Northeast stockholders may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, or the availability of an exemption from such registration requirements. Each certificate of Celcor Common Stock issued pursuant to the Merger will bear an appropriate restrictive legend prohibiting the transfer of such shares.

      Effective Date of the Merger.

             The Merger will become effective (the "Effective Date") at the time that a Certificate of Merger is filed in accordance with the Delaware General corporation Law and Articles of Merger are filed in accordance with the New York Business Corporation Act. These filings will be made within five days after the Merger Agreement is approved by the stockholders of Celcor, unless the parties agree to a later date.

      Accounting Treatment.

             The  Merger  will  be  accounted for  as  a  reverse  acquisition whereby, for accounting purposes, Northeast will be the acquiror of Celcor, and the transaction will be accounted for as a recapitalization of Northeast. It is characterized as a reverse acquisition because even though Celcor will continue as the surviving Corporation, only Northeast has significant assets or operations. Also, Northeast management will manage the combined entity and its stockholders may control the election of the board and other matters. Since Celcor is a shell with no operations, its assets will be recorded in the balance sheet of the combined company at book value.

             The unaudited pro forma financial information contained in this Proxy Statement has been prepared accounting for the Merger as a reverse acquisition.

      Federal Income Tax Consequences.

             THE  FOLLOWING  IS A SUMMARY OF THE OPINION PROVIDED  BY  COUNSEL
TO THE COMPANY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF ALL THE CONSEQUENCES OF THE MERGER.

             THIS  SUMMARY IS BASED UPON RELEVANT PROVISIONS OF  THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED, THE APPLICABLE TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITY AND CURRENT ADMINISTRATIVE
RULINGS AND PRACTICE, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. THIS SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR STOCKHOLDERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES, OR TO STOCKHOLDERS SUBJECT TO SPECIAL
TREATMENT UNDER THE CODE (FOR EXAMPLE, S CORPORATIONS, CERTAIN ESTATES AND TRUSTS, INSURANCE COMPANIES, FOREIGN PERSONS, TAX EXEMPT ORGANIZATIONS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX, FINANCIAL INSTITUTIONS, BROKERS, DEALERS OR HOLDERS THAT OWN 10% OR MORE OF THE VOTING POWER OF NORTHEAST). THE COMPANY HAS NOT REQUESTED A RULING FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THESE MATTERS.

             EACH STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH NORTHEAST STOCKHOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC IMPACT ON SUCH STOCKHOLDER OF FEDERAL, FOREIGN, STATE OR LOCAL LAWS.

             Counsel to the Company has provided its opinion that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, (i) no gain or loss will be recognized by the stockholders of Northeast upon the exchange of their shares of Northeast Common Stock solely for shares of Celcor Common Stock pursuant to the Merger; (ii) the basis of the Celcor Common Stock received by each stockholder of Northeast in exchange for shares of Northeast Common Stock will be the same, immediately after the exchange, as the basis of such stockholders' Northeast Common Stock exchanged therefor, and (iii) the holding period for any Celcor Common Stock received in exchange for Northeast Common Stock will include the period during which the Northeast Common Stock surrendered for exchange was held, provided such stock was held as a capital asset on the date of the exchange.

             A  dissenting  Northeast stockholder who receives only  cash  for his  shares  of  Northeast  Common  Stock will  recognize  gain  or  loss  for federal  income  tax  purposes  measured by the difference,  if  any,  between such holder's basis in the stock and the amount received by him for his stock. The gain or loss will be characterized for federal income tax purposes as capital gain or loss or as ordinary income. The gain or loss will be characterized as capital if (i) the holder's shares of Northeast Common Stock are held as capital assets, and (ii) the holder receives cash with respect to all shares of Northeast Common Stock which he owns, including shares owned by application of the attribution rules of Section 318 of the Code.

             Section  318  of the Code provides, in part, that  a  stockholder will be considered to be the owner of shares which are owned by certain corporations, partnerships, trusts and estates in which the stockholder has a beneficial ownership interest, shares which such stockholder has an option to acquire, and shares owned by certain members of his family (not including brothers and sisters). Under certain circumstances, the attribution rules with respect to shares attributed from a family member may be waived.

Rights of Dissenting Stockholders.

             Pursuant  to Section 262 of the General Corporation  Law  of  the
State of Delaware, a copy of which is attached hereto as Exhibit A, any holder of Celcor Common Stock or Series C Preferred Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That Section enables an objecting stockholder to be paid, in cash, the value of his Celcor Common Stock or Series C Preferred Stock, as applicable, as determined by the Delaware Court of Chancery, provided that the following conditions are satisfied:

             (1) Such stockholder must file with the Company a written demand for appraisal of his shares, separate and apart from any proxy or vote against the Merger, before the taking of the vote on the Merger. If a stockholder elects to exercise dissenters' rights, such right may only be exercised as to all shares of Celcor capital stock held by the dissenting stockholder.

             (2) Such stockholder must not vote in favor of the Merger, nor submit a proxy in which directions are not given.

             (3) Within 120 days after the Effective Date of the Merger, either the Company or any stockholder who has complied with Section 262 may, by petition filed in the Delaware Court of Chancery, demand a determination by the Court of the value of the shares of all objecting stockholders with whom agreements as to the value of such shares have not been reached.

Within 10 days after the Effective Date of the Merger, the Company will notify each stockholder who has complied with Section 262 and not voted for, or consented to, the Merger of the date on which the Merger became effective.

             If  the  Company and the dissenting stockholder cannot  agree  on the value of the shares, the Court, based upon an appraisal prepared by an independent appraiser, will make its own determination. Under Delaware law, the dissenting shares would be valued on a going concern and not a liquidation basis. An appraiser would be obligated to determine the intrinsic value of the shares, without giving effect to the proposed
Merger, considering all factors and elements which reasonably may enter into such a determination, including market value, asset value, earnings prospects and the nature of the enterprise. The value determined by the court may be more than, less than or equal to the Merger consideration (i.e., the value of the Celcor Common Stock after the Merger).

             Notwithstanding the foregoing, at any time within 60 days after the Effective Date of the Merger or thereafter, with the written approval of the Company, any objecting stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered pursuant to the Merger, provided that no appraisal proceeding in the Delaware Court of Chancery may be dismissed without the approval of such Court. The costs of an appraisal proceeding may be determined by such Court and taxed upon the parties as the Court deems equitable under the circumstances.

             FAILURE BY A STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING HIS DISSENTER'S RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

                          SELECTED FINANCIAL DATA
                       FOR THE COMPANY AND NORTHEAST

             The  following is a summary of selected financial  data  for  the
Company  and  Northeast.   See the financial statements  included  herein  for
more complete information.

                               CELCOR, INC.

              The following financial information has been derived from Celcor's financial statements for each of the three month periods ended September 30, 1994 and 1995 and the fiscal years set forth below, which statements are unaudited, except for the fiscal years ended June 30, 1993, 1994 and 1995. The statements for the fiscal years ended June 30, 1994 and
1995 and the three month periods ended September 30, 1994 and 1995 are included herein. The information for the three month periods ended September 30, 1994 and 1995 and the years ended June 30, 1991 and 1992 is unaudited but, in the opinion of management of Celcor, includes all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial data for such periods. The following should be read in conjunction with the financial statements and notes related thereto included elsewhere herein.



                       (In thousands, except per share amounts)

                          At June 30 and for the year             At September 30 and
                          then ended                              for the three months
                                                                  then ended


                              1995     1994   1993    1992   1991   1995   1994

Revenues from continuing
   operations                  -         -      -       -     -       -      -
Loss before discontinued
 operations and extraordinary
 item..                       ($80)   ($ 54)  ($  4)  ($ 23) ($ 135)($ 27)($ 11)
Net income (loss) (1)         ( 80)     (54)     (4)  2,010    (133) ( 27) ( 11)
Loss per common share
 before discontinued opera-
 tions and extraordinary item (.02)    (.02)    -     (.05)    (.10) (.01)    -
 Net income (loss) per common
   share                      (.02)    (.02)    -     1.30     (.10) (.01)    -
Working capital (deficit)      (15)     765    19     (157)  (2,166)  (42)   54
Total assets                   712      769    19       -        29   701   761
Total liabilities               27        4    25      157    2,195    43     7
Long-term debt and redeemable
  preferred stock                -        -    25       -       139     -     -
Stockholders' equity (deficit) 685      765    (6)    (157)  (2,166)  658   754
Dividends per common share     None     None  None     None    None   None  None

_______

(1)For the 1991 period, income from discontinued operations totaled $1,501. For the 1992 period, discontinued operations consisted of a $447,129 gain on the liquidation of a subsidiary and a $1,585,184 gain on extinguishment of debt as an extraordinary item.

    The above information reflects the consolidated results of Celcor, Inc. and The Pay Telephone Company, Inc. through the 1992 fiscal year. The Pay Telephone Company filed for liquidation pursuant to Chapter 7 of the United States Bankruptcy Code and was liquidated during the 1992 fiscal year. Effective July 1, 1992, the Company adopted fresh start reporting standards as a result of its reorganization under Chapter 11 of the Bankruptcy Code. Consequently, the 1993 fiscal year and subsequent periods may not be comparable to the earlier periods reported above.


                           NORTHEAST (USA) CORP.

     The following year end financial information has been derived from Northeast's audited financial statements for each of the fiscal years set forth below, which statements for the years ended June 30, 1995 and 1994 are included herein. The financial information for the three month periods ended September 30, 1995 and 1994 was derived from unaudited financial statements for those periods. In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring adjustments, necessary to present the financial data for such periods. The following should be read in conjunction with the financial statements and notes related thereto included elsewhere herein.

                              (In thousands)


                        At June 30, and for the year then ended        At September 30 and
                                                                       for the three months
                                                                       then ended

                                1995      1994      1993(1)             1995        1994
Revenues                        $ 905     $  --     $ --                $ 49        $ --
Net income (loss)                (700)     (234)     (16)               (114)        (50)
Working capital (deficit)        (110)      699      124                (345)        578
Total assets                    3,413     3,416      136               3,420       4,096
Total liabilities                 998       155        2               1,186         897
Long-term debt                    ---        --       --                --            --
Stockholders' equity              225       841      134                 106         785
Dividends per common share       None      None     None                None        None

_______________

(1)  The date of inception of Northeast's operations was February, 1993

                   MANAGEMENT'S DISCUSSION AND ANALYSIS
             OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                  CELCOR
Liquidity

      Since its emergence from Chapter 11 Bankruptcy proceedings at the beginning of its 1993 fiscal year, the Company has had no operations or business. Subsequent to its reorganization, the Company had virtually no assets or liabilities and its need for working capital has been minimal. At the time of its emergence from bankruptcy, the Company was able to secure $40,000 in loa.ns from an unaffiliated investor (an individual residing in Taiwan), which was sufficient to fund the Company's minimal administrative expenses. In order for the Company to actively pursue its business plan to seek new business opportunities, such as mergers, acquisitions or joint ventures, more substantial permanent financing was
required.   In  fiscal  1994, the Company was able to  obtain  $780,000  in equity capital through the private placement of the Series C Preferred Stock. The holder of the $40,000 loan payable by the Company converted the loan and interest payable thereon to shares of the Series C Preferred Stock, making the total proceeds received from the Series C Preferred Stock issuance $825,000. After the conclusion of the offering of the Series C Preferred Stock, $700,000 of the proceeds was loaned to Northeast in anticipation of the Merger. See "Proposal One-Approval of the Merger - Background of the Merger". The Company believes that if the Merger with
Northeast   is   consummated  (see  Note  7  to  the  Company's   Financial
Statements), the Company will require significant additional capital to fund its obligations under the joint venture agreement with Northeast General Pharmaceutical, to pay ongoing operating expenses and to support the Company's working capital needs. Alternatively, should the Merger with Northeast not be consummated, the Company may be unable to recover the loan balance in cash from Northeast and would be illiquid. While the Company believes that the value inherent in the stock of Northeast (which the
Company holds as collateral against the loan) would be adequate for the ultimate recovery (in future years) of the loan balance, additional capital in the short term would be required for the Company to operate in any
capacity.   The Company's short term cash requirements after September  30,
1995 have been funded by the receipt of $20,000 from Northeast as a partial payment on the loan previously made to Northeast by the Company. However, as Northeast's cash resources are limited, it is uncertain as to how long Northeast could continue to provide working capital to the Company through additional payments in respect of such loan.

      In anticipation of the Merger with Northeast, the Company intends to raise additional capital to fund the continuing operations of the combined entity through one or more private placements of debt and equity securities, utilizing both domestic and foreign investment sources. Should the Merger not be consummated, the Company does not believe it will have any ability to raise additional capital. The Company has current plans to sell up to 2,000,000 shares of its Common Stock (together with warrants to purchase an additional 1,000,000 shares) in a private offering. It is anticipated that offers will be made primarily to non U.S. persons in compliance with Regulation S, adopted pursuant to the Securities Act of 1933, as amended. No commitments to purchase any such shares have been received and there can be no assurances that any such offering will be successful, or will proceed in the manner presently contemplated.

      Because of the above mentioned liquidity concerns, the Company's independent accountants, in their report, have issued an explanatory paragraph regarding the Company's ability to carry out its business plans.

Statement Of Operations

Three Month Period Ended September 30, 1994 Compared to Three Month Period Ended September 30, 1995.

During the 1994 and 1995 periods, the Company had no ongoing operations and maintained its corporate existence (regulatory and tax filings, stock transfer costs, etc.) with minimal administrative expenditures. However, in both periods the Company incurred legal and administrative costs in conjunction with its anticipated merger with Northeast. See also "Proposal One - Approval of Merger." These costs were more significant in the 1995 period as the Company neared its proxy solicitation and merger consummation.

Fiscal 1994 Compared to Fiscal 1995

      During the 1995 fiscal year, the Company was actively involved in its efforts to consummate a merger with Northeast, with which it signed a letter of intent on August 15, 1994 and a Merger Agreement on March 15, 1995. As such, the Company incurred substantial legal and accounting fees in conjunction with this transaction, which increased the loss compared to the 1994 fiscal year. Apart from its activities related to the Merger, the Company had no ongoing operations in either year and no revenues. It incurred a relatively modest amount of expenses in each year in order to maintain its corporate existence (SEC filings, tax returns and stock transfer fees).


                           NORTHEAST (USA) CORP.

Results of Operations


Three Month Period Ended September 30, 1994 Compared to Three Month Period Ended September 30, 1995

      During the 1994 period, Northeast, having only recently been formed, was still in the process of organizing and setting up its operations, both domestically and with respect to United Vitatech (its 56% owned subsidiary) in Shenyang, China. As such, Northeast had no revenues during this period. During the 1995 period, Northeast recognized revenues of approximately $50,000, approximately half coming from sales of small quantities of ascorbic acid and approximately half coming from sales of the Jennifer skin care product line. There were no large sales of bulk ascorbic acid during this period (as had been made in the previous quarter) as ascorbic acid prices from Northeast's Chinese supplier were unfavorable during the quarter. Recently, however, indications are that prices are declining and Northeast expects to sell larger quantities of ascorbic acid in the future. It should be noted that the profit margin on sales of bulk ascorbic acid are very low, but Northeast will continue to pursue these sales due to the correspondingly low selling expenses associated with such sales.

      Losses for the 1994 period totaled $49,864, compared to $114,216 for the 1995 period (after deduction for minority interest in the net loss). Several factors contributed to the increased loss. Losses for the 1994 period were less as Northeast was just starting its operations. As Northeast was further along in this process for the 1995 period, a higher level of administrative and other expenses were incurred, which outpaced the amount of gross profit Northeast generated on its limited sales. For example, in the 1995 period Northeast purchased fixed assets and thus depreciation expense increased. Selling expenses increased as Northeast began to get its selling effort more organized (advertising expense and brochure printing accounted primarily for this increase). The increase in general and administrative expenses from the 1994 period to the 1995 period can be summarized as follows:

      (1) In China, there was an increase in the number of employees, resulting in increased compensation costs. Additional rental expense was incurred in connection with the establishment by United Vitatech of an office in Beijing. In addition, United Vitatech, which had previously shared office space with Northeast's joint venture partner, moved to its own offices in Shenyang, thereby incurring increased rental costs and ancillary costs to set up the office.

      (2) Domestically, administrative expenses increased primarily as a result of increased professional fees (incurred as a result of its proposed merger with Celcor) and costs incurred to set up a new office (Northeast moved to a new location in August, 1995).

Year ended June 30, 1994
Compared to the Year ended June 30, 1995.

             For the fiscal year ended June 30, 1994, Northeast had no revenues from operations. During this period Northeast was in the process of establishing its operations, both in the U.S. and in Shenyang, China. The loss is primarily the result of general and administrative expenses, (primarily office salaries, travel costs and office rental) incurred for this purpose.

             For the fiscal year ended June 30, 1995, Northeast recognized its first revenues, primarily a result of sales of bulk ascorbic acid
(vitamin   C), which it  purchased  in  China  from  Northeast   General
Pharmaceutical, its joint venture partner, and resold in the United States. As Northeast prepared a selling effort for its domestic operations and its Chinese subsidiary, costs and expenses were incurred with little revenue being realized. Additionally, the Chinese subsidiary operated for only six months in the 1994 year and a full twelve months for the 1995 fiscal year, thus accounting for a portion of the increase in costs and expenses from year to year. Costs and expenses for the 1995 period consisted primarily of depreciation and amortization (a result of the purchase of certain fixed assets), salaries (as Northeast continues to expand its operations from its initial start-up phase), travel costs (incurred due to frequent travel to China by Northeast personnel), and professional and consulting fees (incurred as a result of (1) the anticipated merger with Celcor and (2) consulting fees incurred in the establishment of manufacturing activities in China). Due to the early stage of development of Northeast and its limited sales to date, the level of expenses is disproportionate to the volume of sales. As sales increase, selling, general and administrative expenses will constitute a declining percentage of sales.

             As noted above, Northeast's revenues during the 1995 period were primarily derived from the sale of bulk ascorbic acid. Northeast generally makes bulk purchases of this material from China only when it has a buyer for such quantity in the U.S. Because a sale takes place almost simultaneously with the purchase, Northeast incurs only minimal expenses in connection with the sale. It is for this reason that Northeast accepts a low profit margin on these sales. Due to the uncertainty of the supply from China and the price at which the supply will be available to Northeast, it is not known if these profit margins will increase on future sales of ascorbic acid.

            During the 1995 fiscal year, Northeast recorded a write down of $180,000 in connection with vacant land which it owns. Northeast intends to sell the property in the near future and has based the write down on a current appraisal of the property.

Financial Condition and Liquidity

             Northeast will require significant additional capital to carry out its business plans. Northeast believes that much of its ability to raise additional capital will be dependent on the consummation of the
proposed  Merger  with  Celcor.   Should the  Merger  be  consummated,  the
combined entity would have a greater ability to raise additional capital through a private placement and/or public offering of debt or equity securities. Northeast's consolidated cash balance of $351,400 at June 30, 1995 is primarily a result of the receipt of a $700,000 loan from Celcor. Should the proposed Merger with Celcor not take place, Northeast would not have the ability to repay the $700,000 loan and may not have the ability to raise any significant amount of additional capital.

             Subsequent to the 1995 fiscal year end, for short-term working capital purposes, Northeast borrowed $50,000 from a bank and $150,000 from its president (which was used in part to repay the earlier bank loan). Additionally, Northeast is offering for sale a parcel of vacant property which it owns. If a buyer can be found, Northeast expects it would realize approximately $400,000 from such a sale. Northeast's bank has recently indicated a willingness to advance $150,000 in loans to Northeast with the land being used as collateral.

             Since Northeast is currently unprofitable, the $150,000 in short term loans it has recently obtained, as well as the additional $150,000 expected to be made available by a bank, may be insufficient to fund it to the point when it can generate positive cash flow from operations. It is not known how quickly the vacant land can be sold. Because of these liquidity concerns, Northeast's independent accountants, in their report, have issued an explanatory paragraph regarding the uncertainty of Northeast's ability to carry out its business plans.


Financial and Operating Plans for the Next 12 Months

             Northeast's operational plans include (1) domestically, the development of new products and the expansion of its marketing efforts, and
(2) expansion of the operations of its Chinese subsidiary, both in production and marketing capabilities. To carry out these plans, Northeast must fund the following cash requirements in the next 12 months:

             1. Pursuant to the terms of the joint venture agreement under which Northeast's majority owned subsidiary, United Vitatech, was formed, Northeast is scheduled to make additional cash investments in United Vitatech according to the following schedule:

         By June 30, 1995             -                $600,000
         By December 31, 1995         -                 500,000

         Total additional cash investment required   $1,100,000

             Of this total, approximately $600,000 would be utilized to build an office, factory and warehouse in Shenyang, China. While architect's plans have been substantially completed, construction will not commence until Northeast's cash investment (above) has been completed. If Northeast is successful in raising the required capital, construction could commence in the spring or summer of 1996.

             The capital contribution scheduled to be made on June 30, 1995 has been deferred by Northeast as Northeast believes it will be easier for it to raise this capital subsequent to the pending Merger with Celcor. At present, United Vitatech does not require the capital for operational purposes. The funds required for the construction of production facilities in China are not immediately needed as United Vitatech currently leases space for its operations. Should United Vitatech's operations subsequently generate a need for the additional capital contribution, Northeast has obtained a verbal commitment from an individual residing in Europe (who is not presently a stockholder of Northeast) to make a loan to Northeast to enable Northeast to satisfy its June 30, 1995 $600,000 obligation to United Vitatech. This commitment is not a binding obligation and there can be no assurances that Northeast will be able to obtain this loan, if needed. It is anticipated that should the Merger with Celcor take place, this loan, if made, would be converted into Celcor Common Stock. No terms for any such conversion have been discussed. Should the Merger not be consummated, Northeast has no current identifiable source to repay this loan, other than to issue additional stock of Northeast.

             2. It is anticipated that as long as the Merger with Northeast is still in process, Celcor will continue to extend the due date of the $700,000 loan due it from Northeast. Should the Merger with Celcor be consummated, the note will be canceled. If the Merger is never consummated and Northeast is unable to repay the note, Celcor will have the right to exercise its remedies under the terms of a pledge agreement whereby the Northeast stockholders pledged their shares of Northeast to Celcor as security for the note. In such event, Celcor would have the right to acquire the shares itself or sell them to a third party.

             3. For product development, marketing costs and working capital for its domestic operations, Northeast believes it will require an additional $1 million in financing.

             To fund the needs described above, Northeast believes it will require approximately $2.0 million in additional financing. This assumes that the Merger with Celcor will take place, eliminating the need to repay the $700,000 loan, and that Northeast will not be required to repay bank debt and the officer loan prior to the date Northeast begins to generate, positive cash flow.

              As   with  any  new,  growing  business,  Northeast  believes
additional outside capital may be required by it on ongoing basis to fund its longer term expansion.


                               PROPOSAL TWO
                           ELECTION OF DIRECTORS

Nominees

             The holders of Celcor Common Stock will elect seven directors at the special meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. Directors will be elected by a plurality of the votes cast at the Special Meeting.

             Each of the nominees named below has consented to being named as a nominee in this Proxy Statement and has agreed to serve as a director at the Special Meeting, but such consent is conditioned upon the approval of the Merger by stockholders.

             The table below sets forth the names and ages (as of December 10, 1995) of each of the nominees, the other positions and offices presently held by each such person with the Company, the period during which each such person has served on the board of directors of the Company, and the principal occupations and employment of each such person during the past five years.



      NAME              AGE        PRESENT POSITION             DIRECTOR
                                                                OF THE
                                                                COMPANY
                                                                SINCE

Stephen E. Roman, Jr.(1) 47             Director                  1994
David Chow (2)           35             Director                  1993
Eugene Cha (3)           38               --                       --
Frank Nelson (4)         73               --                       --
Jennifer Lo Wu (5)       42               --                       --
Chin-Sung (Joe) Chen (6) 43               --                       --
Michael Hsu (7)          55               --                       --

_______________
(1) Mr. Roman was elected to the Board of Directors of the Company in June, 1994. He has served as president and secretary since June of 1994 on a part-time basis. He was vice president - finance and chief financial officer since 1984 and served in this capacity on a part-time basis from October, 1989 to June, 1994. Mr. Roman is a certified public accountant and is self-employed. Mr. Roman is also the chief financial officer of a privately held company involved in the personal security industry and has a number of other business interests. Mr. Roman beneficially owns 16,153 shares of Celcor Common Stock.

(2) David Chow is Managing Director of Center Laboratories, Taiwan, and Center Pharmaceutical Co., Ltd., People's Republic of China. Additionally, Mr. Chow is Chairman of the Taiwan Pharmaceutical
     Association, Director of the China Pharmaceutical Development Association and Director of the GMP Committee of the China Pharmaceutical Industrial Association. Mr. Chow does not beneficially own any shares of Celcor Common Stock.

(3) Eugene Cha is an attorney and since 1987 had been a partner in the law firm of Cha & Pan, a firm with offices in New York and China. He holds law degrees from both National Taiwan University and the University of Michigan. He is also a member of the National Assembly of the Republic of China. Mr. Cha does not beneficially own any shares of Celcor Common Stock.

(4) Frank A. Nelson is president of Zhou Lin International, Inc. and has served in this capacity for more than 12 years. Zhou Lin is a medical devices manufacturing and marketing company. From 1988 to 1994, Mr. Nelson was also president of Natural Pharmaceutical International, Inc., a natural pharmaceutical products research and development company. Since January, 1994, Mr. Nelson has also served as Chairman of Health Guard International, Inc., a health food manufacturing and marketing company. Mr. Nelson does not beneficially own any shares of Celcor Common Stock.

(5) Jennifer Lo Wu is a trained pharmacist and from February, 1993 until the present date has served as chairperson of Northeast. Ms. Wu also serves as chairperson of Shenyang United Vitatech Ltd., Northeast's Chinese joint venture. Prior to her association with Northeast, Ms. Wu was a real estate agent in Flushing, New York. Ms. Wu is married to Dr. Nanshan Wu, the president of Northeast. Ms. Wu is the sole stockholder of Lyncroft Corp., which owns 123,630 shares of Celcor Common Stock and 10 shares of Northeast Common Stock.

(6) Chin-Sung (Joe) Chen is presently general manager of Hyscios Pharmacy International Co., Ltd., a distributor of pharmaceutical products based in Taipei, Taiwan. Prior to his association with Hyscios, Mr. Chen was employed for approximately 16 years by Lederle, where he served in a variety of increasing responsible positions. From April, 1991 to November, 1993, Mr. Chen was national marketing manager of Lederle Taiwan. Mr. Chen does not beneficially own any shares of Celcor Common Stock.

(7) Michael Hsu has served as a part time vice-president-finance of the Company since June 1994. Mr. Hsu is also a self-employed certified public accountant and has been engaged in this capacity for more than the last 5 years. Mr. Hsu does not beneficially own any shares of Celcor Common Stock.

             Presently,  the  Company has two directors -  David  Chow  and
Stephen E. Roman, Jr., both of whom are standing for re-election. The last meeting of stockholders of the Company at which directors were elected was held on November 20, 1993. At the time, stockholders elected Paul Siu, David Chow and Hong Yuan Shi to serve as directors. On May 18, 1994, Mr. Shi resigned as a director and on May 23, 1994, Mr. Siu resigned as a director. Mr. Roman was elected to the Board in June, 1994 by Mr. Chow, the remaining director, following the resignation of Messrs. Shi and Siu, each of whom resigned because of an inability to participate as board members in a meaningful way. Mr. Shi is the deputy managing director of Northeast General Pharmaceutical Factories Group and chief economist and general director of Northeast General Pharmaceutical Factory. As a resident of China, Mr. Shi was unable to attend meetings of the Board. Mr. Siu resigned for personal reasons to pursue other opportunities. The board of directors does not presently have an audit, compensation or nominating committee. There was one meeting of the board of directors during the fiscal year ended June 30, 1995, which was attended by Mr. Roman and Mr. Chow (either in person or by proxy).

Executive Compensation

            During the Company's fiscal year ended June 30, 1995, Mr. Roman received an aggregate of $15,750 in compensation from the Company. This amount includes all cash and non-cash compensation, bonuses, deferred compensation and perquisites. No other compensation of any kind was paid to any executive officer or director of the Company. The Company does not presently have any long-term incentive plan, deferred compensation plan, stock option or stock grant plan, pension plan or other benefit plans. The Company does not presently have any employment contracts, termination of employment, or change in control arrangements with any of its executive officers.

             Under the terms of the Merger Agreement, the following persons have been designated to serve as executive officers of the Company following the consummation of the Merger:

            Name                     Age         Title

            Jennifer Wu              42          Chairman

            Dr. Nanshan Wu           45          President

            Stephen E. Roman, Jr.    47          Vice  president,
                                                 secretary  and chief
                                                 financial officer

            Michael Hsu              55          Treasurer

             Information concerning Mr. Roman has been provided above. Mr. Hsu is and for the last five years has been a self-employed certified public accountant. He has served without compensation as vice president - finance and treasurer of the Company since June 1994 on a part-time basis. Dr. Wu presently serves as the president of Northeast and has served in this capacity since Northeast was first organized in February, 1993. Dr. Wu is also an obstetrician/ gynecologist and for the last five years has maintained an active medical practice.


Section 16 Compliance

             Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Celcor, Celcor believes that Messrs. Chow and Hsu have each filed a Form 3 in their capacity as officers or directors of the Company, but that such filings were not made on a timely basis. Neither individual owns any shares of Celcor Common Stock. In addition, Celcor believes that Majestic International, Inc., which is believed to be the beneficial owner of more than 10% of the outstanding Celcor Common Stock has filed a Form 3, but that such filing was not made on a timely basis. Celcor further believes that Shenyang Tianfa Social Service Company and Verchi Holdings Limited, each owns in excess of 10% of the outstanding Celcor Common Stock and has not filed a Form 3 with respect to such beneficial ownership.


                        COMMON STOCK OF THE COMPANY

Market Price Information

             The Company's Common Stock is traded over-the-counter and its quotations are carried in the National Quotation Bureau's daily "Pink Sheets".

            The following table shows the range of high and low bid or last trade quotations for the Company's Common Stock in the over-the-counter market as reported to the Company by the National Quotation Bureau Incorporated. No review of the daily Pink Sheets for the periods indicated has been undertaken by the Company. The quotations reflect prices between dealers, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions or be indicative of prices at which the Company's stock was traded. In November of 1993, the Company effected a reverse stock split on a one for five basis. All bids reflected below have been adjusted to give effect to the reverse split.


 FISCAL YEAR      FISCAL QTR. ENDED          LOW BID         HIGH BID

    1994          September 30, 1993       $  .005           $  .05
                  December 31, 1993           .02               .025
                  March 31, 1994              .05               .05
                  June 30, 1994               .25               .31

    1995          September 30, 1994          .12              1.25
                  December 31, 1994           .25               .87
                  March 31, 1995              .25               .87
                  June 30, 1995               .25               .87

    1996          September 30, 1995          .12               .37
                  Through December 13 1995    .12               .62

    On August 12, 1994, the day prior to the first reported announcement of the Merger, the low bid and high ask price for Celcor Common Stock was $1.00 and $2.00, respectively. On March 17, 1995, the day prior to the signing of the definitive Merger Agreement, the low bid and high ask price was $.25 and $2.25, respectively.


     The number of record holders of the Company's Common Stock, as of December 10, 1995, was approximately 226. However, the Company believes that there may be substantially more beneficial holders.


Dividend Policy.

     The Company has not paid any dividends on its Common Stock since its inception. The Company anticipates that for the foreseeable future, earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends will be paid on its Common Stock.


                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Celcor Common Stock owned by each person who, as of December 10, 1995, owned of record, or was known by the Company to own beneficially, more than 5% of the outstanding shares of Celcor Common Stock, as well as the ownership of Celcor Common Stock by each current director of the Company, each nominee for director and the shares beneficially owned by all current executive officers and directors as a group. The percentages have been calculated on the basis of the 3,364,674 shares which are presently outstanding and does not give effect to the additional shares issuable in connection with the Merge or those issuable upon the conversion of the Series C Preferred Stock. Majestic International, Inc., by virtue of its stock ownership and David Chow and Stephen E. Roman, Jr., as directors, may be deemed to be controlling persons of the Company, as such term is defined in Section 20 of the Securities Exchange Act of 1934.


   Name and Address of         Amount and Nature of
   Beneficial Owner            Beneficial Ownership     Percent of Class

Majestic International, Inc.
227 Gloucester Rd.
Wan Chi, Hong Kong (1)           648,400                         19.4%

Shenyang Tianfa Social
Service Company  (2)
No 37 Zhong Gong Bei Street
Tiexi District
Shenyang, Peoples Republic
  of China                        450,000                        13.5%

Verchi Holdings Limited  (2)
Room 312, Entrance 3, Bldg 14,
Compound 3, Jingouhe Road
Wukesong - Haidian District
Beijing, Peoples Republic of
  China                          550,000                         16.5%

Barbara Edwards
800 Palisades Avenue
Fort Lee, NJ  07024              219,810                         6.53%

Builtland Partners
1271 Ave. of the Americas
Suite 4200
New York, NY                     171,800 (3)                     5.1%

David Chow
Shinwi Road
Section 2
No. 34
6th Floor
Taipei, Taiwan                              --                   --

Stephen E. Roman, Jr.
1800 Bloomsbury Avenue
Ocean, New Jersey                          16,153                --
Eugene Cha
c/o Cha & Pan
36 W. 44th Street
New York, New York  10036                   --                   --

Frank A. Nelson
4296 Lares Circle
Salt Lake City, Utah  84124                 --                   --

Jennifer Lo Wu
129-09 26th Avenue
Suite 202
Flushing, NY  11355                       123,620 (4)           3.67%

Chin-Sung Chen
Pei-an Rd.
No. 21, Lane 595
3rd Floor
Taipei, Taiwan
                                                  (5)
Michael Hsu
136-21 Roosevelt Avenue
Flushing, NJ  11354                         --                  --

Current Executive Officers and             16,153               --
Directors as a group (3 persons)

_______________
(1) Majestic, the Company's largest stockholder, acquired all of its Celcor Common Stock from the Company in 1992 in connection with the adoption of a plan of reorganization and emergence of the Company from bankruptcy. The principal of Majestic is Su Shi Lo, a resident of Taiwan. Majestic is a private investment company that has other investments in Taiwan and China.

(2) On September 27, 1994, Majestic sold 450,000 shares of Celcor Common Stock to Shenyang Tianfa Social Service Company and 550,000 shares to Verchi Holdings Limited ("Verchi"). Both sales were effected in private transactions. The Company has been advised that neither Shenyang Tianfa Social Service Company nor Verchi is an affiliate of Majestic and that the sales were negotiated on an arms' length basis. The principal stockholder of Verchi is Haifeng Li, a resident of Beijing, China. The Company understands that Verchi was formed by Mr. Li to acquire its interest in Celcor. The Company has been informed that Tianfa Social Service Company is an "investment club" organized by a group of individual investors in Shenyang, China. Some members of this club, or members of their family, are believed to be employees of Northeast General Pharmaceutical Factory, Northeast's joint venture partner in Northeast's United Vitatech subsidiary.

(3) Includes 34,800 shares held by the Milstein Foundation, an affiliate of Builtland. Builtland Partners is a partnership comprised of the following partners: Seymour Milstein, Howard Milstein, Paul Milstein (a former director of the Company), Philip Milstein, Edward Milstein, Barbara Zalaznik, Dr. Roslyn Meyer and Constance Lederman.

(4) Includes shares owned by Lyncroft Corp., a corporation of which Ms. Wu is the sole stockholder.

(5) 210,000 shares of Celcor Common Stock are issuable upon conversion of 70,000 shares of Series C Preferred Stock held by such stockholder.

Certain Relationships and Related Party Transactions

             Celcor and Northeast may be deemed to be related parties by virtue of certain family inter-relationships among the individuals controlling the two companies. Mr. Su Shi Lo is the controlling stockholder of Majestic, which, in turn, is the largest stockholder of the Company, holding 19.4% of the outstanding shares of Celcor Common Stock. Mr. Lo's daughter, Jennifer Lo Wu is the chairperson and her husband, Dr. Nanshan Wu, is the president of Northeast. In addition, Jennifer Lo Wu is the sole stockholder of Lyncroft Corp., a stockholder of both Northeast and Celcor.

             In August, 1994, the Company made a loan to Northeast in the amount of $700,000, which was used by Northeast to fund a portion of its obligation to contribute capital under the joint venture agreement with Northeast General Pharmaceutical. The loan is evidenced by a promissory note dated August 9, 1994. The loan is on an interest free basis until November, 1995 and thereafter accrues interest at an annual rate of fifteen (15%) per annum. The Company has obtained a stock pledge from the stockholders of Northeast whereby all of the outstanding stock of Northeast secures the repayment of the loan. At the time the Merger is consummated, the loan will be canceled. If the Merger is not consummated and Northeast is unable to repay the loan at maturity, the Company will be entitled to exercise its remedies under the Pledge Agreement.

              Northeast purchases bulk ascorbic acid for resale from Northeast General Pharmaceutical, its joint venture partner.


                              PROPOSAL THREE

A. RATIFICATION OF ISSUANCE OF SERIES C PREFERRED STOCK

             In May and June of 1994, the Company issued and sold 275,000 shares of a new series of preferred stock, designated as Series C 8% Convertible Preferred Stock ("Series C Preferred Stock"). The shares were issued at $3.00 per share and resulted in gross proceeds to the Company of $825,000. The Series C Preferred Stock was issued to individual investors in a private placement. None of the investors was a stockholder of the Company prior to acquiring the Series C Preferred Stock. Of the 13 purchasers, two reside in New York, one in Thailand, and the remaining 10 investors are residents of Taiwan.

             The Series C Preferred Stock provides for the payment of cumulative dividends at an annual rate of 8%. Each share is convertible at any time after July 1, 1994 and prior to June 30, 1997 into three shares of Celcor Common Stock, subject to adjustment in certain circumstances. Accordingly, 825,000 shares of Celcor Common Stock would be issuable upon full conversion of the Series C Preferred Stock. Such shares would represent 19.7% of the outstanding Celcor Common Stock (13.9% of the outstanding shares after giving effect to the additional shares issuable in connection with the Merger.). At the time of issuance of the Series C Preferred Stock, the high and low bid price for Celcor Common Stock was
$.31 and $.25, respectively. The conversion price of $1.00 a share was intended to establish a conversion rate significantly above the market price of the Celcor Common Stock in order to make conversion desirable only if there is a significant increase in the future in the price of the Celcor Common Stock. The holders of the Series C Preferred Stock generally do not vote on any matter submitted to stockholders for a vote. For more information concerning the rights, preferences and limitations of the Series C Preferred Stock, see "Description of Capital Stock of the Company
- Description of Series C 8% Convertible Preferred Stock."

             Of the proceeds received by the Company from the sale of the Series C Preferred Stock, $700,000 was used to make a loan to Northeast. The remaining $125,000 was used to pay offering expenses, ongoing administrative expenses and the costs associated with the Merger and this proxy solicitation.

             The Certificate of Incorporation of the Company authorizes the issuance of 2,000,000 shares of preferred stock. Section 151(g) of the
Delaware General Corporation Law provides that a board of directors may establish the powers, designations, preferences and relative rights of a new class or series of capital stock if expressly authorized to do so by the certificate of incorporation. Although the Company believes that this authority was intended by the Company's Certificate of Incorporation, there is, at present, no express delegation to the board in the Certificate of Incorporation of power to specify the relative rights and preferences of the Series C Preferred Stock. Accordingly, the board is asking stockholders to ratify the creation of the Series C Preferred Stock.

             Although no such claim has been asserted, the risk exists that the issuance of the Series C Preferred Stock without stockholder approval could be challenged. If such a claim was asserted and was successful, it is possible that the Series C Preferred Stock could be held to have been invalidly issued. It is difficult to predict what the consequences of such a determination might be. In order to eliminate this uncertainty, the board recommends that stockholders ratify the issuance of the Series C Preferred Stock.


B. APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

             The Company is also seeking stockholder approval to amend  its
Certificate of Incorporation to insert express language confirming the right of the board, in the future, to create one or more additional series or classes of capital stock, each containing such powers, designations, preferences and relative rights as may be established by the board. The Company has no present plans to issue any additional shares of preferred stock of any class or series; however, as the Company's business expands following the Merger, it will face a continuing need for capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." A copy of the proposed Amendment is annexed hereto as Exhibit E.

            The board believes that such authority is necessary in order to ensure that the Company has sufficient flexibility to create new securities, as needed, on an expeditious basis, in order to meet the Company's needs.

              This authority would remain subject to the limitation, presently contained in the Certificate of Incorporation, limiting the aggregate number of shares of preferred stock which may be issued to 2,000,000.

             If stockholders do not vote in favor of this proposal, it will be necessary for the board to seek stockholder approval each time the Company proposes to issue a new series of preferred stock. The delays attendant to seeking stockholder approval would make it difficult for the Company to go into the market quickly when market conditions favor such financing. As a result, after obtaining stockholder approval, the Company may be unable to consummate a proposed financing because the opportunity to sell the new series of preferred stock on favorable terms may no longer be available. In addition, the Company would incur significant additional expenses to solicit stockholder approval each time a determination was made to sell preferred stock.

             At the same time, stockholders should be aware that by delegating such broad authority to the board, the board will be authorized to create preferred stock in the future with voting, conversion or redemption rights which could adversely affect the economic rights or voting power of the holders of Celcor Common Stock. Among other things, the preferred stock could be used to discourage the acquisition of the Company or the Celcor Common Stock in the future.

             Stockholders must vote separately on each part of this proposal. The affirmative vote of a majority of the outstanding shares of Celcor Common Stock is required for the approval of each part of the proposal. Accordingly, stockholders may choose to ratify the issuance of the Series C Preferred Stock, but vote against the proposal to amend the Certificate of Incorporation. The effect of such a vote would be to require stockholder approval any time the board proposed to issue a new series of preferred stock.

             For the reasons described above, the board recommends that stockholders vote in favor of each part of this proposal.

                DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

             The authorized capital stock of the Company consists of 20,000,000 shares of Celcor Common Stock and 2,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"). The following summary is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, a copy of which is available for inspection at the Company's executive offices. The discussion below assumes that stockholders approve the proposed amendment to the Company's certificate of incorporation, described above under the caption "Proposal Three - A.
Ratification of Issuance of Series C Preferred Stock; B. Approval of Amendment to Certificate of Incorporation."

Celcor Common Stock

             Subject  to  the  prior  rights, if any,  of  holders  of  the
Preferred Stock, the holders of Celcor Common Stock have equal rights to dividends when, as and if declared by the board of directors, from funds legally available therefor. Holders of Celcor Common Stock do not have any pre-emptive rights, nor are any shares subject to redemption. Upon liquidation, dissolution or winding up of the Company, and after payment to creditors and subject to the rights of the holders of Preferred Stock, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Celcor Common Stock. All shares of Celcor Common Stock now outstanding, and shares to be outstanding upon consummation of the Merger, are and will be fully paid, validly issued and nonassessable.

             The holders of Celcor Common Stock exercise all of the voting power, except as required by law or as specifically reserved to other classes upon the occurrence of certain events as described below. Each share of Celcor Common Stock allows the holder thereof to one vote. Holders of the Celcor's Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors and, in that event, the holders of the remaining shares will not be able to elect anyone to the board of directors.

             The Company has never paid any dividends to holders of Celcor Common Stock. It is the present intention of the Company not to pay any cash or stock dividends on Celcor Common Stock for the foreseeable future.

Preferred Stock

            Shares of Preferred Stock are issuable from time to time in one or more series and with such designations, powers, preferences, rights, qualifications, limitations, or restrictions as may be determined by the board of directors, consistent with the Certificate of Incorporation, and with the laws of the State of Delaware. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, the board of directors has the authority to issue these shares without stockholder approval. The board of directors, without stockholder approval, can thus issue preferred stock with voting and conversion rights which could adversely affect the voting power of the common stockholders. The Preferred Stock could thus be used to discourage the acquisition of the Company or its Common Stock. The Company has no present plans, arrangements, commitments or understandings to issue any additional Preferred Stock.

             Series A and Series B Preferred shares have previously been retired or converted as applicable.

Description of Series C 8% Convertible Preferred Stock

Dividends

             Holders of Series C Preferred Stock have a preference in the payment of dividends over the payment of dividends on Celcor Common Stock, or any other class of Celcor stock junior to the Series C Preferred Stock with respect to dividends (other than a dividend payable in the form of Celcor Common Stock or such other junior stock). Dividends are cumulative and payable quarterly on the last day of March, June, September and December at a rate of $0.24 per annum per share out of funds legally available therefor.

Preemptive Rights

             Holders of Series C Preferred Stock are not entitled to preemptive or subscriptive rights for the purchase of additional shares of any class of Celcor capital stock.

Liquidation

             If Celcor voluntarily or involuntarily liquidates, dissolves or winds-up (any of the above referred to as a "Liquidation") the holders of Series C Preferred Stock will have a preference of $3.00 per share, plus all dividends accrued and unpaid thereon, whether or not declared, to the date of payment, or such lesser amount remaining after the claims of all creditors have been satisfied, before any payments will be made with respect to Celcor Common Stock or any other class of Celcor stock ranking
junior to the Series C Preferred Stock as to payment upon liquidation.   In
the event that, upon any such Liquidation, the available assets of Celcor are insufficient to pay the liquidation preference on the outstanding shares of Series C Preferred Stock, the holders of all such shares will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption

             Shares of Series C Preferred Stock will be redeemable, in whole or in part, at any time after July 1, 1996, at the option of the board of directors of Celcor, at $4.50 per share plus all dividends accrued and
unpaid  on  such  shares  to  the  date of  redemption.   If  any  proposed
redemption shall be of less than all of the outstanding shares of Series C Preferred Stock, the redemption shall be effected pro rata according to the number of shares held by each holder of such shares.

Conversion

             Holders of shares of Series C Preferred Stock have the right, at their option, at any time during the period beginning July 1, 1994 and ending on June 30, 1997 (unless the shares have been called for redemption, in which case such period shall end on, but not after, the close of business on the date fixed for redemption) (the "Conversion Period"), to convert each share of Series C Preferred Stock into three shares of fully paid and non-assessable shares of Celcor Common Stock. Shares of Celcor Common Stock will be delivered, and the person exercising such option will be deemed to be the holder of shares of Celcor Common Stock, upon surrender to Celcor, or its transfer agent appointed for such conversion, of the certificate or certificates representing shares of Series C Preferred Stock being converted. Upon conversion, no allowance or adjustment will be made with respect to the dividends upon either class of Celcor stock. Shares of Series C Preferred Stock that have been converted will not be reissued.

             The number of shares of Celcor Common Stock issuable upon conversion of a share of Series C Preferred Stock is subject to adjustment (to the nearest one-hundred thousandth (1/100,000) of a share, or the nearest one one-thousandth (1/1,000) of one cent, as appropriate) in certain events, including (i) subdivision, combination, reclassification or split-up of Celcor Common Stock; (ii) the issuance of Celcor Common Stock as a dividend on Celcor Common Stock; (iii) the issuance or sale of Celcor Common Stock (excluding certain shares described below) including an issuance or sale by way of the issuance of options or rights to subscribe for shares of Celcor Common Stock or the issuance of securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Celcor Common Stock, for a consideration per share other than the Conversion Price then in effect. The Conversion Price is an amount equal to the number of shares of Celcor Common Stock into which one share of Series C Preferred Stock will be converted, divided by three dollars ($3.00) and is initially set at one dollar ($1.00). Notwithstanding the above, no adjustment will be made to the number of shares of Celcor Common Stock issuable upon conversion of Series C Preferred Stock upon the issuance of shares pursuant to options or stock purchase agreements granted to, or entered into with, officers and employees of Celcor, or of any subsidiary thereof, provided that the number of shares so issued does not exceed 300,000 shares of Celcor Common Stock, as such number of 300,000 shares shall be adjusted in the case of subdivision, combination, reclassification, split-up or stock dividend of the outstanding shares of Celcor Common Stock. Except as described above, no adjustment will be made to the number of shares of Celcor Common Stock issuable upon conversion of Series C Preferred Stock.

             No adjustment in the conversion rate will be required, however, unless such adjustment (aggregated with any other adjustments calculated, but not previously effected by reason of this limitation) would require an increase or decrease in the Conversion Price of at least ten cents ($0.10). Any calculated adjustment not effected because of this limitation, however,
will   be  carried  forward  and  taken  into  account  in  any  subsequent adjustment.

Voting

             Holders of Celcor Series C Preferred Stock have no voting rights, except as provided by law and except that, so long as any shares of Celcor Series C Preferred Stock are outstanding, Celcor may not, without the consent of the holders of at least 66 2/3% of the aggregate number of shares of Celcor Series C Preferred Stock then outstanding:

              (i) alter or change the preferences, special rights or powers of the Celcor Preferred Stock so as to adversely affect the Celcor Series C Preferred Stock; or

             (ii) consolidate or merge with or into another corporation (whether or not Celcor is the surviving Corporation), or sell all or substantially all of its assets to another corporation, unless in connection therewith, lawful and adequate provision is made whereby the holders of Celcor Series C Preferred Stock shall receive the right to convert during the Conversion Period (as defined above) into the kind and amount of shares of stock and other securities to be received by holders of the number of shares of Celcor Common Stock into which the Celcor Series C Preferred Stock might have been converted immediately prior to such consolidation, merger or sale, which right is subject to adjustment as described above.

                                  Experts

             The audited financial statements of Celcor and Northeast included in this proxy statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods indicated in their reports (which contain an explanatory paragraph regarding uncertainties as to their ability to continue as going concerns), appearing elsewhere herein, and are included herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                          Presence of Accountants
                            at Special Meeting

             Representatives of BDO Seidman, the Company's independent accountants for the Company's current and most recently completed fiscal years, are not expected to be present at the Special Meeting, but will be available by telephone to respond to appropriate questions of stockholders.

                               Other Matters

              At the time that this Proxy Statement was mailed to stockholders, management was not aware of any matter, other than the matters described herein, that would be presented for action at the Special Meeting. If other matters properly come before the Special Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.


             If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than June 30, 1996, in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting.

                                   By Order of the Board of Directors



                                   Stephen E. Roman, Jr., Secretary


Dated:  December 22, 1995




                             EXHIBIT A

        SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                           APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 251, 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
(ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection
(f) of 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs
     a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections
(a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall, within 20 days after such service, file in the office of the Register of Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder;

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates, upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.



                              EXHIBIT B


                         AGREEMENT AND PLAN

                           OF MERGER

                             AMONG

                          CELCOR, INC.,

                       NORTHEAST (USA) CORP.

                               and

                        THE STOCKHOLDERS

                                of

                      NORTHEAST (USA) CORP.



                        TABLE OF CONTENTS

                                                            PAGE

ARTICLE I  DEFINITIONS                                        1-1

ARTICLE II  THE PLAN OF MERGER                                2-1
     2.01  The Merger and the Surviving Corporation           2-1
     2.02  Effectiveness of the Merger                        2-2
     2.03  Exchange of Securities                             2-2
     2.04  Adjustment Upon Recapitalization                   2-3
     2.05  Securities Law Matters                             2-3

ARTICLE III  REPRESENTATIONS AND WARRANTIES                   3-1
3.1. Representation and Warranties of Northeast
     and Stockholders                                         3-1
     3.1.1  Organization of Northeast                         3-1
     3.1.2  Capitalization                                    3-1
     3.1.3  Subsidiaries                                      3-1
     3.1.4  Foreign Qualifications                            3-2
     3.1.5  Other Business Names                              3-2
     3.1.6  Owned Real Estate Interests                       3-2
     3.1.7  Leased Real Estate                                3-2
     3.1.8  Tangible Personal Property                        3-2
     3.1.9  Intangible Personal Property; Computer Programs   3-2
     3.1.10 Stockholders; Title to Northeast Stock            3-3
     3.1.11 Title to Assets                                   3-3
     3.1.12 Material Contracts                                3-4
     3.1.13 Labor Matters                                     3-4
     3.1.14 Benefit Plans; ERISA                              3-5
     3.1.15 Licenses and Permits                              3-5
     3.1.16 Authority Relative to Agreement; Enforceability   3-5
     3.1.17 Compliance with Other Instruments; Consents       3-6
     3.1.18 Compliance with Applicable Laws                   3-6
     3.1.19 Environmental Compliance                          3-6
     3.1.20 Financial Statements                              3-7
     3.1.21 Taxes                                             3-7
     3.1.22 Litigation                                        3-8
     3.1.23 Brokerage                                         3-8
     3.1.24 Full Disclosure                                   3-8
3.2  Representations and Warranties of Celcor                 3-8
     3.2.1  Organization                                      3-8
     3.2.2  Capitalization                                    3-8
     3.2.3  Authorization                                     3-9
     3.2.4  Title to Assets                                   3-9
     3.2.5  No Third Party Consent Required; No Violation of
            Other Instruments                                 3-9
     3.2.6  Litigation                                        3-9
     3.2.7  Brokerage                                         3-10
     3.2.8  Financial Statements                              3-10
     3.2.9  Full Disclosure                                   3-10

ARTICLE IV  ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES4-1
     4.01  Corporate Approval                                 4-1
     4.02  Stockholders' Agreement to Vote                    4-1
     4.03  Conduct of Business                                4-1
     4.04  Negative Covenants                                 4-1
     4.05  Filing with Securities and Exchange Commission     4-1
     4.06  Access                                             4-1
     4.07  Best Efforts                                       4-2
     4.08  Brokers or Finders                                 4-2
     4.09  Environmental Matters                              4-2
     4.10  Exclusive Dealing                                  4-3

ARTICLE V  THE CLOSING                                        5-1
     5.01  The Closing                                        5-1
     5.02  Termination                                        5-1
     5.03  Liability on Termination                           5-1
     5.04  Termination Fees                                   5-2

ARTICLE VI  CONDITIONS TO OBLIGATION OF EACH PARTY            6-1
     6.01  No Prohibition of Transaction                      6-1
     6.02  Compliance with Law                                6-1
     6.03  Proceedings, Documentation and Consents            6-1
     6.04  Tax Free Reorganization                            6-1

ARTICLE VII  CONDITIONS TO THE OBLIGATION OF CELCOR TO CLOSE  7-1
     7.01  Representations and Warranties True at
           the Closing Date                                   7-1
     7.02  No Material Adverse Change: Officers' Certificates 7-1
     7.03  Corporation's Performance                          7-1
     7.04  Necessary Corporate Approvals                      7-1
     7.05  Resolutions Authorizing the Execution of
           this Agreement                                     7-1
     7.06  Opinion of Counsel                                 7-1
     7.07  Investment Letters                                 7-1
     7.08  Satisfactory Searches                              7-2
     7.09  Environmental Review                               7-2
     7.10  Consents to Transaction                            7-2
     7.11  Dissenters' Rights                                 7-2
     7.12  Title Insurance                                    7-2
     7.13  Financial Statements                               7-2
     7.14  Fairness Opinion                                   7-2
     7.15  Results of Investigation                           7-2

ARTICLE VIII  CONDITIONS TO NORTHEAST'S OBLIGATION TO CLOSE   8-1
     8.01  Representations and Warranties True at the Closing 8-1
     8.02  Celcor's Performance                               8-1
     8.03  No Material Adverse Change                         8-1
     8.04  Authority                                          8-1
     8.05  Opinion of Celcor's Counsel                        8-1
     8.06  Results of Investigation                           8-1

ARTICLE IX  SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION   9-1
     9.01  Representations to Survive Closing                 9-1
     9.02  Indemnification by the Stockholders                9-1
     9.03  Indemnification by Celcor                          9-1
     9.04  Enforcement of Indemnification Rights              9-2
     9.05  Remedies Cumulative                                9-3

ARTICLE X  MISCELLANEOUS                                     10-1
     10.01  Notices                                          10-1
     10.02  Assignability and Parties in Interest            10-1
     10.03  Expenses                                         10-2
     10.04  Governing Law                                    10-2
     10.05  Counterparts                                     10-2
     10.06  Headings                                         10-2
     10.07  Pronouns                                         10-2
     10.08  Complete Agreement                               10-2
     10.09  Modifications, Amendments and Waivers            10-2
     10.10  Severability                                     10-2

APPENDICES

                                               SECTION
               DESCRIPTION                   REFERENCE

Appendix A    Private Placement Questionnaire   2.05(a), 7.07
Appendix B    Opinion of Northeast's Counsel    7.06
Appendix C    Opinion of Celcor's Counsel       8.05

                           EXHIBITS

                                                          EXHIBIT
               DESCRIPTION                               REFERENCE

Shareholders of Subsidiaries which are not wholly owned    3.1.3
Description of real estate interests                       3.1.6
Leased real estate                                         3.1.7
Equipment List                                             3.1.8
Joint Venture and similar agreements                       3.1.9
Shareholder List                                           3.1.10
Material Contracts                                         3.1.12
U.S. Employees                                             3.1.13
Underground Tanks                                          3.1.19
Tax elections                                              3.1.21



          THIS AGREEMENT AND PLAN OF MERGER ("Agreement") has been made and entered into as of this ____ day of ___________, 1995, among Celcor, Inc., a Delaware corporation ("Celcor"), Northeast (USA) Corp., a New York corporation ("Northeast"), and the shareholders of Northeast listed on the signature page of this Agreement ("Stockholders").

                        R E C I T A L S:

          1. The respective Boards of Directors of Celcor and Northeast have determined that it is in the best interests of each corporation and its respective stockholders that Northeast be merged with and into Celcor (the "Merger") in accordance with the laws of the States of Delaware and New York in the manner and on the terms and conditions set forth herein.

          2.   Stockholders own 100% of the issued and
outstanding voting stock of Northeast and have agreed to vote their shares in favor of the Merger contemplated hereby.

          3. Pursuant to the Merger, the outstanding capital stock of Northeast will be converted into the right to receive shares of Celcor common stock ("Celcor Stock") on the basis of 10,000 shares of Celcor Stock for each outstanding share of Northeast common stock.

          4.   The respective Boards of Directors of Celcor and
Northeast desire to effectuate the Merger as a tax free reorganization for United States federal income tax purposes.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereby adopt this Agreement as and for a Plan of Reorganization (the "Plan") under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended and agree that Northeast shall be merged with and into Celcor and that the terms and conditions of such Merger and the mode of carrying the same into effect shall be as follows:

                          ARTICLE I

                        DEFINITIONS

          The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

          1.01 "Affiliate" shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

          1.02 "Agreement" shall mean this Agreement, and all the exhibits and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to the Agreement.

          1.03 "Closing" shall mean the meeting of the parties at which the Closing Documents shall be exchanged by the parties, except for those documents, or other items specifically required to be exchanged at a later time.

          1.04 "Closing Date" shall mean May 25, 1995, or such other date as agreed to by the parties on which the Closing occurs.

          1.05 "Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

          1.06 "Code" shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue
Service pursuant to the Internal Revenue Code or any successor law.

          1.07 "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

          1.08 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          1.09 "GAAP" shall mean generally accepted accounting principles applied in a manner consistent with prior periods.

          1.10 "Knowledge" Any limitation or qualification of a representation or warranty made in this Agreement which is based on "knowledge" shall include facts known, or which should be known, to the following person, in the case of a representation or warranty by Celcor: Stephen E. Roman, Jr. and the following person in the case of a representation or warranty made by
Northeast:  Nanshan Wu.

          1.11 "Ordinary Course of Business" shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the board of directors of the designated party.

          1.12 "Regulated Substances" includes any pollutant, chemical substance, hazardous wastes, hazardous substances or contaminant regulated under, or defined in or pursuant to the Solid Waste Disposal Act, as amended (42 U.S.C. 6901 et seq.) ("SWDA"), the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"), the Toxic Substance Control Act, as amended (15 U.S.C. 2601, et seq.), the Clean Air Act, as amended (42 U.S.C. 7401 et seq.), the Clean Water Act, as amended (33 U.S.C. 1251, et seq.), and any other federal, state or local law or regulation designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

          1.13 "SEC" shall mean the Securities and Exchange
Commission.

          1.14 "Taxes" shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of Celcor or Northeast, as applicable, or the business of Celcor or Northeast, as applicable, for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

          1.15 "Transaction" shall mean the transaction contemplated by this Agreement.

          1.16 Terms Defined in Other Sections. The following terms are defined elsewhere in this Agreement in the following
Sections:

          Act                           2.05(a)
          Celcor                        Heading
          Celcor Stock                  2.03(a)
          Effective Date                2.01(a)
          Loss or Losses                10.02
          Merger                        Recital 1
          Northeast                     Heading
          Northeast Stock               2.03(b)
          Outside Date                  5.01
          Plan                          Recitals
          Stockholders                  Heading
          Surviving Corporation         2.01(a)

                         ARTICLE II

                       THE PLAN OF MERGER

          2.01 The Merger and the Surviving Corporation.

               (a) Merger. Upon the date on which the Merger is to be effective, as determined pursuant to Section 2.02 ("Effective Date"), Northeast shall be merged with and into Celcor. Celcor shall be the surviving corporation (the "Surviving Corporation"). The separate existence of Northeast shall cease and the existence of Celcor shall continue unaffected and unimpaired by the Merger, with all of the rights, privileges, immunities and powers, and subject to all of the duties and liabilities of a corporation organized under the general corporation law of the State of Delaware. All rights, privileges, powers, immunities and franchises of Northeast shall, on the Effective Date, be automatically vested in Celcor. All real and personal property of Northeast, tangible and intangible, of every kind and description, shall become vested in Celcor and all liabilities, claims and obligations of Northeast may be enforced against Celcor, all without further action or deed by either party. In all other respects, the effect of the Merger shall be as set forth in Delaware General Corporation Law 252 ("Delaware General Corporation Law" or "DGCL").

               (b)  Certificate of Incorporation.  The
Certificate of Incorporation of Celcor shall be and remain the Certificate of Incorporation of the Surviving Corporation following the Effective Date, until the same shall be altered or amended, except that such Certificate of Incorporation shall be amended (i) to change the name of the Surviving Corporation to "Northeast, Inc." and (ii) to increase, if determined to be necessary, the authorized capital stock to that number of shares which is sufficient to enable Celcor to issue the number of shares of its common stock contemplated by the Merger.

               (c) By-Laws. The by-laws of Celcor shall be the by-laws of the Surviving Corporation following the Effective
Date, until the same shall be altered or amended.

               (d) Directors. From and after the Effective Date, the Board of Directors of the Surviving Corporation shall consist of Eugene Cha, Frank Nelson, Jennifer Lo Wu, Joe Chen, David Chow, Shi Hong-Yuan and Michael Hsu, until their respective successors shall be duly elected and qualified.

               (e) Officers. From and after the Effective Date, the officers of the Surviving Corporation shall consist of the persons listed below, holding the respective office listed opposite such person's name, until their respective successors shall be duly elected or appointed and qualified:



             Name                   Title
          Nanshan Wu               President
          Stephen E. Roman, Jr.    Vice President, Treasurer and
                                     Chief Financial Officer
          Michael Hsu              Secretary

       2.02 Effectiveness of Merger.

               (a)  Certificate of Merger.  Following the
approval of the Merger by the respective stockholders of Celcor and Northeast and upon the fulfillment or waiver of the conditions specified in Articles VI, VII and VIII hereof, and provided that this Agreement has not been terminated and abandoned pursuant to Article V hereof, Celcor shall cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 252(c) of the DGCL and with the New York Department of State, as provided in Sections 904 and 907 of the Business Corporation Law of the State of New York ("B.C.L.").

               (b) Effective Date. The Merger shall become effective immediately upon the filing of the Certificate of Merger referred to in Section 2.02(a) hereof with the Secretary of State of the State of Delaware and with the Secretary of State of the State of New York.

          2.03 Exchange of Securities. The manner of converting the securities of Northeast into securities of the Surviving
Corporation at the Effective Date shall be as follows:

               (a) Celcor's Shares. Each share of common stock of Celcor ("Celcor Stock") which shall be outstanding at the Effective Date shall remain outstanding, as the outstanding common stock of the surviving corporation.

               (b) Northeast Common Stock. Each share of Common Stock, no par value, of Northeast ("Northeast Stock") outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 10,000 shares of Celcor Stock.

               (c)  Treasury Stock.  Any shares of Northeast
Stock held by Celcor, any subsidiary of Celcor, or in Northeast's treasury on the Effective Date shall be canceled and given no effect in the Merger.

               (d) Records. For the purposes of this Agreement, the stock transfer books of Northeast shall be closed as of the Effective Date, and no transfer of record of any shares of Northeast Stock shall take place after the Effective Date.

               (e)  Surrender of Northeast Stock Certificates.
On or immediately after the Closing Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Northeast Stock shall surrender the same to Celcor. Each Stockholder who shall have surrendered his certificate for shares of Northeast Stock shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Celcor Stock into which Northeast Stock shall have been converted and exchanged. When the Merger becomes effective, the former stockholders of Northeast shall thereupon cease to have any rights in respect of Northeast Stock, other than to receive the certificates for Celcor Stock described in Section 2.03(b) hereof. Unless and until any certificates shall be so surrendered and exchanged, (i) the holder shall not have any voting rights in respect of Celcor Stock into which the shares of Northeast Stock shall have been so converted and exchanged, and (ii) dividends or other distributions payable to holders of record of shares of Celcor Stock following the Effective Date shall not be paid to the holder of the certificate. Upon surrender of the certificate representing shares of Northeast Stock, there shall be paid to the record holder of the certificate the amount of the dividends or other distributions which shall have become payable following the Effective Date with respect to the number of whole shares of Celcor Stock represented by the certificate issued in exchange for the surrendered certificate, but without interest.

          2.04 Adjustment Upon Recapitalization. Subject to the limitations of Section 4.03 hereof, the number of shares of Celcor Stock to be issued at the Closing shall be appropriately adjusted in the event that, prior to the Effective Date, the Celcor Stock should be split, combined, or otherwise recapitalized, or if any stock dividend should be paid on the Celcor Stock, or the record date for the payment of any such stock dividend should occur.

          2.05 Securities Law Matters.

               (a) Private Offering. Northeast and Stockholders understand that the Celcor Stock to be issued and delivered to Stockholders pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the "Act"), but will be issued in reliance upon the exemption afforded by Section 4(2) of the Act and Regulation D promulgated by the SEC thereunder, and that Celcor is relying upon the truth and accuracy of the representations set forth in the answers to the questionnaire in the form of Appendix A hereto delivered concurrently with the execution of this Agreement. Each certificate of Celcor Stock issued pursuant to this Agreement shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE
         HAVE NOT BEEN REGISTERED PURSUANT TO THE
         SECURITIES ACT OF 1933, AS AMENDED, OR
         APPLICABLE STATE SECURITIES LAWS, AND MAY NOT
         BE TRANSFERRED UNLESS THEY ARE SO REGISTERED
         OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO
         THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM
         REGISTRATION.

Celcor shall give instructions to its transfer agent consistent with the foregoing legend.

               (b) Limited Transfer Rights. The Stockholders may not transfer, sell or assign the Celcor Stock until such shares are registered pursuant to the Act; provided that, in the absence of such registration, a Stockholder may transfer shares of Celcor Stock to one or more members of a group consisting of
(i) the spouse or children of any Stockholder, and (ii) one or more trusts for their benefit; provided however, that the transferee in each case will furnish Celcor with an investment letter in form and substance satisfactory to counsel for Celcor who shall be satisfied with the competence of such persons to give an investment letter.

               (c) Blue Sky Filings. Celcor shall promptly institute and diligently prosecute such proceedings before, and make such filings with, such state regulatory agencies as may be necessary or appropriate in connection with or preliminary to the issuance of Celcor Stock required to be issued to the Stockholders pursuant to the Merger and any solicitation of the Stockholders for their approval of the Plan and the matters related hereto.

               (d)  Removal of Legend.  If any Stockholder
desires to sell his Celcor Stock at any time after the Closing, he shall notify Celcor of that desire and the number of shares he desires to sell, together with such other information concerning the transferee or purchaser and the manner of sale as counsel to Celcor shall request. If counsel for Celcor is of the opinion that such Celcor Stock may be sold without registration under the Act, and shall render that opinion in writing to the Stockholder and the Transfer Agent for Celcor Stock, the Transfer Agent shall deliver to that Stockholder, certificates which are free of any restrictive legend representing shares of Celcor Stock equal in number to the number of shares submitted for transfer by that Stockholder.

                        ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

          3.1  Representations and Warranties of Northeast and
Stockholders. Northeast and the Stockholders jointly and severally represent and warrant to Celcor as follows:

          3.1.1 Organization of Northeast. Northeast is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New York, and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Complete copies of Northeast's certificate of incorporation, by-laws, as amended, minutes, stock transfer records and agreements, if any, among some or all of the Stockholders have been delivered to Celcor.

          3.1.2     Capitalization.

               3.1.2.1 Northeast has an authorized capital stock consisting of 200 shares of common stock, no par value per share, of which 175 shares are issued and outstanding. All of such shares of Northeast Stock have been validly issued, fully paid, are non-assessable, and were issued in compliance with applicable federal and state securities laws.

               3.1.2.2 Northeast does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Northeast to issue, or to transfer from treasury, any shares of its capital stock of any class or kind, or securities convertible into such stock. No persons who are now holders of Northeast Stock, and no persons who previously were holders of Northeast Stock, are or ever were entitled to pre-emptive rights, other than persons who exercised or waived those rights.

          3.1.3 Subsidiaries. Northeast does not directly or indirectly have any subsidiaries, nor hold any equity interest in any corporation, partnership or joint venture, other than Shenyang United Vitatech Ltd. and Northeast (Shenyang) Consulting Co. Ltd. (together, the "Subsidiaries"). The Subsidiaries are each corporations, duly organized, validly existing and in good standing under the laws of The Peoples Republic of China, and each has all requisite corporate power, licenses and franchises to own its properties and assets and conduct the business in which it is engaged. Complete copies of the certificate of incorporation, by-laws, as amended, minutes, stock transfer records and agreements, if any, among some or all of the stockholders of the Subsidiaries (if not wholly owned by Northeast) have been delivered to Celcor. Exhibit 3.1.3 lists the shareholders of any Subsidiary which is not wholly owned.

          3.1.4     Foreign Qualifications.  Northeast and each
Subsidiary is duly qualified to conduct business as a foreign corporation in each state or other jurisdiction in which it is required to be so qualified.

          3.1.5 Other Business Names. Neither Northeast nor any Subsidiary transacts business under any trade name or fictitious name.

          3.1.6     Owned Real Estate; Real Estate Interests.

                    3.1.6.1  Northeast and each Subsidiary has
     good and marketable title to the land which it owns, all of which is listed on Exhibit 3.1.6 annexed hereto. The real estate owned by Northeast is unimproved vacant land which has been acquired to build a residential and office facility located in Queens, New York. The land is not subject to any mortgage, lien or similar encumbrance.

                    3.1.6.2 The interest held by Shenyang United Viatech, Ltd. in certain real estate located in Shenyang, China to develop a factory to produce vitamin and cosmetic products is also described in Exhibit 3.1.6 annexed hereto.

          3.1.7 Leased Real Estate. Neither Northeast nor any Subsidiary leases any real estate from any person, nor has Northeast or any Subsidiary leased any real estate to any person, except as described in Exhibit 3.1.7.

          3.1.8     Tangible Personal Property.

               3.1.8.1 Exhibit 3.1.8 annexed hereto identifies all items initially valued at more than $10,000.00 of machinery, motor vehicles, computer equipment, furniture, fixtures, leasehold improvements, and all other tangible personal property owned and used by Northeast and its Subsidiaries in connection with their business on the date hereof.

               3.1.8.2 Northeast and its Subsidiaries do not lease any equipment which involve monthly payments of more than $1,000.00 on account of any such lease. Copies of all equipment leases which are in effect have been or will promptly be furnished to Celcor. Northeast is not in default under any of such equipment leases and is not aware of any fact which, with notice and/or passage of time, would constitute such a default. All personal property owned by Northeast or its Subsidiaries, or leased and used by Northeast or any Subsidiary in its business is in good condition, normal wear and tear excepted, and is in good operating order.

          3.1.9     Intangible Personal Property; Computer
Programs.

               3.1.9.1 Northeast and its Subsidiaries do not own any patents, patent applications, inventions, trademarks, trademark applications, copyrights, trade names or proprietary technology, except for certain formulas for the production of vitamins and cosmetic products described on
     Exhibit 3.1.9. Except as listed on Exhibit 3.1.9 annexed hereto, neither Northeast nor any Subsidiary is a party to any distributorship, franchise, joint venture or license agreements (whether as grantor or grantee). Copies of all written instruments which evidence such intangible personal property have been or will promptly be delivered to Celcor.

               3.1.9.2 There are no infringement or other claims or demands against Northeast or its Subsidiaries with respect to any items of intangible personal property, and no proceedings have been instituted, are pending, or to the knowledge of Northeast, have been threatened to terminate or cancel any agreement affording to Northeast the right to use any intangible asset, or which challenge the rights of Northeast or its Subsidiaries with respect to any of its intangible assets; and there are no facts known to Northeast which make it likely that any such license or similar agreement will not be renewed at its next expiration date or which might reasonably serve as the basis, in whole or in part, of any claim that any part of the business carried on by Northeast or any Subsidiary infringes the patent, trademark, trade name, copyright, or other rights of any other person. Northeast (or one of its Subsidiaries) is the sole and exclusive owner of each of said items of intangible personal property.

               3.1.9.3  Northeast does not use, is not licensed
     to use and has no need to use any patent, patent application, trademark, trademark application, trade name, formula or copyright which is owned by an unrelated third party.

          3.1.10    Stockholders; Title to Northeast Stock.
Exhibit 3.1.10 annexed hereto contains a complete list of the names and addresses of all the Stockholders of Northeast and the number of shares of Northeast Stock owned by each of them. Each of the persons listed on such Exhibit is the record and beneficial owner of the shares of Northeast Stock listed on that Exhibit, owns those shares of Northeast Stock free and clear of any security interests, liens, encumbrances or claims, (other than a pledge of the shares in favor of Celcor), and has the unrestricted right to vote the Northeast Stock owned by such person in favor of the Transaction and transfer such shares to Celcor without the consent of any person.

          3.1.11 Title to Assets. Northeast and its Subsidiaries have good and marketable title in and to all of their property reflected in the most recent consolidated financial statement plus all assets purchased by Northeast and its Subsidiaries since the date of that financial statement, less all assets which Northeast and its Subsidiaries have disposed of in the ordinary course, which property is free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind. The only liens or security interests which exist and, at the Closing will exist, on Northeast's assets are those which either (a) secure liabilities disclosed on the financial statements annexed hereto, or (b) are liens for current taxes or assessments not yet due.

          3.1.12 Material Contracts. Exhibit 3.1.12 annexed hereto identifies the following contracts, leases and other obligations to which Northeast or any of its Subsidiaries is a party or by which any of them is bound and which are not identified elsewhere in any other Exhibit to this Agreement: (a) contracts with or loans to any of Northeast's stockholders, officers, directors, employees, agents, consultants, advisors, salesmen, distributors or sales representatives; (b) secured loans and unsecured loans and lines of credit; (c) contracts restricting Northeast or any of its Subsidiaries from doing business in any areas or in any way limiting competition; (d) contracts calling for aggregate payments by Northeast or by any of its Subsidiaries in excess of $50,000 and which are not terminable without cost or liability on notice of 60 days or less; and (e) guarantees by Northeast or by any of its Subsidiaries of the obligations of any other party, except those resulting from the endorsement of customer checks deposited by the payee for collection. Except as disclosed on Exhibit 3.1.12, Northeast and each of its Subsidiaries have, in all material respects, performed or complied with all material obligations required on their part to be performed or complied with through the date hereof under any of such contracts, obligations or commitments to which each is a party or otherwise bound and no default has occurred thereunder, whether waived or not waived, which could have an adverse effect upon the business or financial condition of or impose a liability upon Northeast or any of its Subsidiaries. All parties to such contracts, obligations or commitments with Northeast or any of its Subsidiaries are in substantial compliance therewith and no event has occurred which, through the giving of notice or the passage of time or both, would cause or constitute a material default under any such contracts, obligations or commitments, or would cause the acceleration of any obligation of any party thereto. Copies of the contracts listed or referred to in Exhibit 3.1.12 have been or will promptly be delivered or made available to Celcor.

          3.1.13    Labor Matters.

               3.1.13.1  There are presently no employment or
     consulting contracts with or covenants against competition by, any present or former employees of Northeast or any of its Subsidiaries.

               3.1.13.2 Annexed hereto as Exhibit 3.1.13 is a current list showing the names of all United States employees of Northeast and its Subsidiaries, their original dates of employment, job titles and annual rate of pay for salaried employees and hourly rates for hourly employees.

               3.1.13.3  All employees of Northeast and its
     Subsidiaries are employees at will who may be terminated by Northeast at any time with no obligation to make any payment except wages to the date of termination.

               3.1.13.4  Neither Northeast nor any of its
     Subsidiaries is indebted to, nor a creditor of, any Stockholder or of any relative of any of such Stockholder, except for accrued wages and salaries.

               3.1.13.5 Northeast and its Subsidiaries are in compliance with all federal and state laws respecting employment, wages and hours, and in compliance with any relevant Chinese laws. Northeast and its subsidiaries are not engaged in any discriminatory hiring or employment practices or any unfair labor practices nor have any employment discrimination or unfair labor practice complaints against Northeast or any of its Subsidiaries been filed, or to the knowledge of Northeast or any Subsidiary threatened to be filed, with any Chinese, or any U.S. federal or state agency having jurisdiction over Northeast's labor matters. Neither Northeast nor any of its Subsidiaries has been threatened by any former employee with any suit alleging wrongful termination, nor does Northeast have knowledge of facts which might form a basis for such a suit.

               3.1.13.6 Northeast and its Subsidiaries have not, directly or through agents and independent contractors, employed any unauthorized aliens, as defined in 8 U.S.C.
     Section 1324a(h)(3). Northeast and its Subsidiaries have complied, or caused any such agent or independent contractor, to comply with the employment verification and record-keeping requirements of 8 U.S.C. Section 1324a and 8 C.F.R. Section 274a, as amended.

          3.1.14 Benefit Plans; ERISA. Neither Northeast, nor any of its Affiliates maintains a group health plan (within the meaning of Section 5000(b)(1) of the Code). Northeast does not now and has never maintained, sponsored or contributed to any plan or program or arrangement providing post-termination of employment retirement, health, dental, disability or life insurance benefits with respect to employees or former employees and their spouses and dependents.

          3.1.15 Licenses and Permits. Northeast and its Subsidiaries and their respective employees or agents have all material licenses, permits, orders, approvals and authorizations required by Northeast or any such Subsidiary for the conduct of businesses as presently and anticipated to be conducted (including both U.S. and Chinese licenses, permits, authorizations or approvals). Northeast and its Subsidiaries are acting within the terms of such licenses, permits, orders, and approvals. Neither Northeast nor any of its Subsidiaries has received any notice of investigation, evaluation or suspension of any such licenses, permits, orders, approvals or authorizations. To the best knowledge of Northeast and its Subsidiaries, no suspension or cancellation of any such licenses, permits, orders, approvals and authorizations has been threatened or is contemplated.

          3.1.16    Authority Relative to Agreement;
Enforceability. The execution, delivery and performance of this Agreement is within the legal capacity and power of Northeast and the Stockholders and have been duly authorized by all requisite corporate action on the part of Northeast. This Agreement is a legal, valid and binding obligation of Northeast and the Stockholders, enforceable against Northeast and the Stockholders in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who execute this Agreement on behalf of Northeast have been duly authorized to do so.

          3.1.17 Compliance with Other Instruments; Consents. Neither the execution of this Agreement, nor the consummation of the Transaction, will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the assets of Northeast or any of its Subsidiaries under any provision of any certificate of incorporation, by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, or any other restriction of any kind or character to which Northeast or any of its Subsidiaries is subject or by which Northeast or any of its Subsidiaries is bound, or require the consent of any third party or governmental agency. To the extent the consent of Celcor to the Merger is required under the terms of that certain pledge agreement among Celcor and the shareholders of Northeast, by its execution of this Agreement, Celcor consents to the Merger.

          3.1.18 Compliance with Applicable Laws. Northeast and its Subsidiaries are in compliance with all Chinese and U.S. federal, state, county, and municipal laws, ordinances, regulations, judgments, orders or decrees applicable to the conduct of the business of each, or to the assets owned, used, or occupied by each, and neither Northeast nor any of its Subsidiaries has received notice or advices to the contrary. All reports required by any or all Chinese and U.S. federal, state and local governments have been timely filed and all information contained therein is true and correct. Neither the execution of this Agreement, nor consummation of the Transaction will (a) violate any order, writ, injunction, statute, rule or regulation applicable to Northeast or any of its Subsidiaries, or (b) require the consent, approval, authorization or permission of, or the filing with or the notification of any Chinese or U.S. federal, state or local government agency.

          3.1.19    Environmental Compliance.

               3.1.19.1 Northeast and its Subsidiaries are in compliance with all applicable Chinese and U.S. federal, state and local laws and regulations relating to pollution control and environmental contamination and all laws and regulations with regard to record-keeping, notification and reporting requirements respecting Regulated Substances. Neither Northeast nor any of its Subsidiaries has been alleged to be in violation of, nor has any of the foregoing Companies been subject to any administrative or judicial proceeding pursuant to such laws or regulations, either now or any time during the past three years.

               3.1.19.2 None of the real property owned, used and/or occupied by Northeast or any Subsidiary and located in the United Stated has ever been used by previous or current owners, users and/or operators to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process Regulated Substances.

               3.1.19.3  Except as listed on Exhibit 3.1.19
     annexed hereto, Northeast and its Subsidiaries do not own or use underground storage tanks at any of the real property owned or occupied by Northeast or any of its Subsidiaries. If such tanks are owned or used, Northeast and its Subsidiaries have complied in all respects with all laws regulating underground storage tanks and the Federal Technical Standards and Corrective Action Requirements for Owners and Operators of Underground Storage Tanks (40 C.F.R.
     Part 280).

          3.1.20 Financial Statements. Northeast and its Subsidiaries have delivered to Celcor consolidated balance sheets and related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years ended June 30, 1993 and June 30, 1994 and the four months and one year then ended, in each case audited by BDO Seidman, independent certified public accountants. Within thirty days of the date of this Agreement, Northeast and its Subsidiaries will deliver an unaudited consolidated balance sheet dated December 31, 1994 and consolidated statement of operations, changes in stockholders' equity and cash flows for the six months ended December 31, 1994. The audited financial statements fairly present and the interim financial statements, when delivered, will present, the financial position of Northeast and its Subsidiaries and the results of their operations as at the dates and for the periods to which they apply, and such statements have been (and in the case of the interim statements, will be) prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved. The interim statements will include all adjustments (subject only to normal year-end audit adjustments) necessary for a fair presentation of Northeast's consolidated financial position and results of operations for that period.

          3.1.21  Taxes.

               3.1.21.1 All tax and information returns required to have been filed by Northeast or any of its Subsidiaries have either been filed with the appropriate taxing authority or Northeast has filed for any required extension; and all Taxes of Northeast and its Subsidiaries have been paid (or estimated taxes have been deposited) to the extent such payments are required prior to the date hereof or accrued on the books of Northeast and its Subsidiaries. The returns were (or will be) correct as (or when) filed. Northeast's consolidated financial statements include adequate provision for Taxes incurred or accrued as of the date of the most recent balance sheet. True and complete copies of the most recent federal, state and local tax returns of Northeast or any of its Subsidiaries will promptly be delivered to Celcor when filed.

               3.1.21.2 None of the federal taxes and state and local franchise and sales tax returns of Northeast and its Subsidiaries have been audited (or examined by IRS in the case of federal tax returns). No assessments or additional Taxes have been proposed or threatened against Northeast or any Subsidiary or any of their respective assets, and neither Northeast nor any Subsidiary has executed any waiver of the statute of limitations on the assessment or collection of any Tax Liabilities.

               3.1.21.3 There are no pending investigations of Northeast or any of its Subsidiaries or their respective tax returns by any federal, state or local taxing authority, and there are no federal, state, local or foreign tax liens upon any of Northeast's assets or the assets of any Subsidiary.

               3.1.21.4 Exhibit 3.1.21 annexed hereto lists any elections which Northeast has made with respect to the income tax treatment of any items which cannot be revoked without the consent of the Commissioner of Internal Revenue.

          3.1.22    Litigation.  There are no legal,
administrative, arbitration or other proceedings or claims pending or to the knowledge of Northeast, threatened, against Northeast, or any of its Subsidiaries, nor is Northeast or any Subsidiary subject to any existing judgment which might affect the financial condition, business, property or prospects of Northeast or any Subsidiary; nor has Northeast or any Subsidiary received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets; nor has Northeast or any Subsidiary been subject to any products liability claims during the three years ended on the date of this Agreement.

          3.1.23 Brokerage. No broker or finder has rendered services to Northeast or to any Stockholder in connection with the Transaction.

          3.1.24 Full Disclosure. No representation or warranty made by Northeast or any Subsidiary in this Agreement, and no certification furnished or to be furnished to Celcor pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

          3.2 Representations and Warranties of Celcor. Celcor hereby represents and warrants to Northeast and Stockholders that:

          3.2.1 Organization. Celcor is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power to execute, deliver, and perform this Agreement.

          3.2.2     Capitalization.

               3.2.2.1 Celcor has an authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.001 per share, of which 3,364,674 shares are issued and outstanding and 2,000,000 shares of preferred stock, par value $0.001 per share, of which 275,000 shares are issued and outstanding. All of such shares of stock have been validly issued, fully paid, are non-assessable, and were issued in compliance with applicable federal and state securities laws.

               3.2.2.2 Except for its outstanding convertible preferred stock, Celcor does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Celcor to issue, or to transfer from treasury, any shares of its capital stock of any class or kind, or securities convertible into such stock. No persons who are now holders of Celcor Stock, and no persons who previously were holders of Celcor Stock, are or ever were entitled to pre-emptive rights other than persons who exercised or waived those rights.

          3.2.3 Authorization. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the Board of Directors of Celcor. This Agreement constitutes the legal, valid and binding obligation of Celcor, enforceable against it in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies. All persons who have executed this Agreement on behalf of Celcor have been duly authorized to do so.

          3.2.4 Title to Assets. Celcor has good and marketable title in and to all of its properties reflected in the most recent financial statement, plus all assets purchased by Celcor since the date of that financial statement, less all assets which Celcor has disposed of in the ordinary course, which property is free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind. The only liens or security interests which exist and, at the Closing will exist, on Celcor's assets are those which either (a) secure liabilities disclosed in the financial statements annexed hereto, (b) secure the ownership interests of lessors' of equipment used by Celcor, or (c) are liens for current taxes or assessments not yet due.

          3.2.5 No Third Party Consent Required; No Violation of Other Instruments. Except for the need to obtain the consent of its stockholders, neither the execution nor the performance of this Agreement by Celcor requires the consent of any third party, nor will it violate or result in a breach or constitute a default under any provision of the certificate of incorporation or by-laws of Celcor, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which Celcor is subject or by which it is bound.

          3.2.6     Litigation.  There are no legal,
administrative, arbitration or other proceedings or claims pending, or to the knowledge of Celcor, threatened, against Celcor, nor is Celcor subject to any existing judgment which might affect the financial condition, business, property or prospects of Celcor; nor has Celcor received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets; nor has Celcor been subject to any products liability claims during the three years ended on the date of this Agreement.

          3.2.7 Brokerage. No broker or finder has rendered services to Celcor in connection with the Transaction.

          3.2.8 Financial Statements. Celcor has delivered to Northeast Celcor's Annual Report to the SEC on Form 10-K for its year ended June 30, 1994, which includes its financial statements as of that date and for two years then ended, and its quarterly report to the SEC on Form 10-Q for the three and six month periods ended December 31, 1994. Those statements fairly present the financial position of Celcor as at the dates and for the periods to which they apply and have been prepared in conformity with GAAP.

          3.2.9 Full Disclosure. No representation or warranty made by Celcor in this Agreement, and no certification furnished or to be furnished to Northeast and the Stockholders pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

                         ARTICLE IV

              ADDITIONAL COVENANTS AND AGREEMENTS OF

                        THE PARTIES

          4.01 Corporate Approval. Promptly following the date hereof, Celcor will call a special meeting of its stockholders for the purpose of considering and approving this Agreement, the Transaction and the Plan. Celcor shall promptly call that meeting by preparing a proxy statement and giving written notice to all its stockholders in accordance with its by-laws and applicable corporation law.

          4.02 Stockholders' Agreement to Vote. Promptly following the date hereof, Northeast will either call a special meeting of its stockholders for the purpose of considering and approving this Agreement, the Transaction and the Plan, or will obtain the written consent of its stockholders with respect to such matters. The undersigned Stockholders hereby agree to vote all Northeast Stock which they own in favor of the Transaction.

          4.03 Conduct of Business. Prior to the Closing Date, each corporation shall conduct its business only in the Ordinary Course of Business, except as otherwise permitted by this Agreement or consented to the other party in writing. Each party shall promptly advise the other in writing of any material adverse change in the business, assets or prospects of such corporation. Without the prior consent of the other party, neither Northeast nor Celcor shall, prior to the Effective Date,
(a) issue, sell, purchase or redeem, or grant options or warrants or rights to purchase, or otherwise agree to issue, sell, purchase or redeem, any common stock or other securities; (b) incur any indebtedness or other liability, or discharge any obligation or liability other than in the Ordinary Course of Business; (c) make any distribution to its stockholders; (d) amend its Certificate of Incorporation or by-laws; (e) enter into an employment agreement or make any changes in compensation or other employment benefits for its executive officers; (f) sell or otherwise dispose of any of its material assets; (g) mortgage, pledge or subject to lien or other Encumbrance any of its assets; or (h) acquire or enter into a contract to acquire any business or material asset.

          4.05 Filing With Securities And Exchange Commission. Northeast recognizes that Celcor may be required to report the Transaction to the SEC on Form 8-K and will be obligated to solicit shareholder approval pursuant to a proxy statement, each of which must be accompanied by financial statements of Northeast. Northeast shall cause its regular accountants to furnish such statements to Celcor and to consent to the use of those statements and their related report in said proxy statement and Form 8-K.

          4.06 Access. Between the date hereof and the Closing Date, each party shall give to the other and their respective designees full access, during normal business hours and upon reasonable notice, in such a manner as not to disrupt normal business activities, to the premises, property, material contracts and books of account and records of such party. Each party will hold, and will cause all of its directors, officers, employees and representatives to hold in complete confidence, all information so obtained and will use such information only for the purpose of conducting its due diligence investigation. If the Transaction is not consummated as contemplated herein, each party will return to the other all returnable information and data and will not disclose any such data or information to any other person. Such obligation of confidentiality shall not extend to any information which is shown to have been previously known to the party to whom the information was provided, or generally known to others engaged in the same trade or business as the party who provided the information, or that is part of public knowledge.

          4.07 Best Efforts. Northeast, the Stockholders and Celcor shall use their best efforts, and shall cooperate with and assist each other in their efforts to obtain such consents and approvals of third parties as may be necessary to consummate the Transaction and to permit each party to enjoy the benefits of the Transaction without any cost beyond that contemplated by this Agreement.

          4.08 Brokers or Finders. Each party agrees to hold the other harmless and to indemnify it against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder's fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.

          4.09 Environmental Matters.

          4.9.1 Celcor shall have the right, at its expense, to make such environmental studies of any real property owned by Northeast and its Subsidiaries, or any real property which Northeast and its Subsidiaries have the right to acquire, as it shall deem necessary to determine whether there is any reason to believe there is contamination to any soil, subsurface condition or groundwater caused by the presence of a Regulated Substance which could give rise to an obligation to perform remediation or clean-up, and whether Northeast's underground fuel storage tanks, if any, leak. If there should be evidence of the presence of any Regulated Substance or improper installation or leakage of a tank, Celcor will so advise the Stockholders who will cause Northeast to take whatever action is necessary to remediate the situation, including clean up of contaminated soil, removal of the tank, if appropriate, or removal of the contents of the tank and filling of the tank with sand or other non-polluting material. The entire cost of that cleanup shall be accrued as a liability of Northeast.

          4.9.2 If the Closing shall occur prior to the completion of that remediation, the cleanup cost, as estimated by a consultant acceptable to Celcor and Northeast, shall be accrued as a liability of Northeast. If the actual cost of that cleanup, including but not limited to the cost of preliminary studies, tank and soil removal, installation and operation of monitoring wells, governmental fees and fines relating to that pollution and remediation should exceed the estimate, the Stockholders shall jointly and severally reimburse Celcor for the excess cost.

          4.9.3 If Celcor determines that any such tank is not leaking, it shall so advise the Stockholders who shall then have no further obligation with respect to the tank other than to pay for the cost of upgrading the tank as required by the Federal Technical Standards and Correction Action Requirements for Owners and Operators of Underground Storage Tanks and any applicable state statute or regulation dealing with Northeast's underground tanks.

          4.10 Exclusive Dealing. Until this Agreement shall be consummated or terminated in accordance with its terms, neither Northeast nor any Stockholder shall take, or permit any other person acting on its or his behalf, to take or refrain from taking any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide information to, any person or group other than Celcor with respect to any purchase of the stock of Northeast or any purchase of any substantial portion of the assets of, or merger with, Northeast, other than disclosures consented to in writing by Celcor. Northeast and the Stockholders shall promptly notify Celcor of any solicitation or inquiry which any of them receive with respect to any such matter.


                         ARTICLE V

                       THE CLOSING

          5.01 The Closing. The Closing shall take place at the offices of Lowenstein, Sandler, Kohl, Fisher & Boylan, 65 Livingston Avenue, Roseland, New Jersey 07068, commencing at 9:00 a.m. local time on the Closing Date, provided that all conditions precedent to the obligations of Northeast and Celcor to close have then been met or waived. Either party may postpone the Closing for a reasonable period of time if necessary to enable it to perform any obligations hereunder. If the Closing shall not take place on or before the 120 day following the date hereof (the "Outside Date"), this Agreement may be terminated at the option of either party, other than a party whose act or failure to act prevented the Closing from occurring on or before the Outside Date.

          5.02 Termination. This Agreement may be terminated at any time until completion of the Closing as follows: (a) by mutual consent of Celcor and Northeast; (b) by Celcor or Northeast, respectively, if, at or before the completion of the Closing, any material condition set forth herein upon the obligation of such party to consummate the Transaction shall not have been duly satisfied or waived; (c) by Celcor or Northeast if the Closing shall not have occurred on or before the Outside Date, but no party shall be entitled to terminate pursuant to this clause if its own acts or failures to act delay the Closing beyond the Outside Date; or (d) by Celcor or Northeast, respectively, if it shall have discovered that any representation or warranty made herein for its benefit, or in any certificate, schedule or document furnished to it, pursuant to this Agreement is untrue in any material respect, or if the other party shall have defaulted in the performance of any obligation to be performed by such party under this Agreement; provided, however, that in order to terminate this Agreement under Section 5.02 (b) or (d), the party seeking to terminate this Agreement shall, upon discovery of a breach or default, give written notice thereof to the other party and the other party shall fail to cure the breach or default within ten (10) days after receipt of such notice.

          5.03 Liability on Termination. Upon any termination of this Agreement pursuant to Section 5.02 (a), no party shall have any liability or obligation hereunder (except to observe the confidentiality provisions hereof), and each party shall bear the expenses incurred by it. If a party should terminate pursuant to
Section 5.02(b) or Section 5.02(d), the terminating party shall have no liability, but the defaulting party shall not be excused from liability to the other party unless it can clearly demonstrate that the failure to perform was caused by persons or acts beyond its control. If the termination is the result of an event described in Section 5.02(c) above, the terminating party shall have no liability to the other party provided that the terminating party did not delay the closing beyond the Outside Date, but the party causing that delay shall not be excused from liability to the other party unless it can clearly demonstrate that such delay was caused by persons or acts beyond its control.

          5.04 Termination Fees. In order to induce each party to enter into this Agreement, and as a means of compensating the parties for the substantial efforts and direct and indirect monetary costs incurred and to be incurred in connection with the Transaction, (i) in the event that Celcor terminates this Agreement as a result of Northeast's failure to satisfy any of the conditions set forth in Article VII, Northeast shall reimburse Celcor for all reasonable out-of-pocket expenses actually incurred by it or on its behalf in connection with this Agreement and the Transaction in an amount not to exceed $25,000; and (ii) in the event that Northeast terminates this Agreement as a result of Celcor's failure to satisfy any of the conditions set forth in Article VIII, Celcor shall reimburse Northeast for all reasonable out-of-pocket expenses actually incurred by it or on its behalf in connection with this Agreement and the transaction in an amount not to exceed $25,000; provided, however, that any claim that a representation of a party, which is based on the knowledge of such party, is false shall not give rise to a claim under this Section unless that representation is false to the knowledge of such party on the date of this Agreement.

                      ARTICLE VI

           CONDITIONS TO OBLIGATION OF EACH PARTY

          The obligation of each party to effect the Transaction shall be subject to the fulfillment, at or prior to the Closing
Date, of the following conditions:

          6.01 No Prohibition of Transaction.

               (a) No third party shall have instituted any suit or proceeding to restrain, enjoin or otherwise prevent the consummation of the Transaction, or to seek damages from or impose obligations upon either party by reason of the Transaction which, in such party's reasonable judgment, would involve expense or lapse of time that would be materially adverse to that party's interest.

               (b) No order shall have been issued by any court or administrative body to inquire into, restrain, enjoin or otherwise prevent consummation of the Transaction.

          6.02 Compliance with Law. There shall have been obtained all permits, approvals and consents of any governmental body or agency which counsel for Celcor or Northeast may reasonably deem necessary or appropriate to consummate the Transaction in compliance with laws applicable to the Transaction, assets or business of either party.

          6.03 Proceedings, Documentation and Consents. All proceedings and Closing Documents contemplated by this Agreement, together with all consents to and approvals of the Transaction (the form and substance of all of which shall be reasonably satisfactory to the parties) as are necessary to effect the Merger, shall have been obtained.

          6.04 Tax Free Reorganization. The Merger and the receipt by the shareholders of Northeast of shares of Celcor Stock in exchange for their shares of Northeast Stock shall constitute a tax free reorganization pursuant to Section 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended.



                         ARTICLE VII

           CONDITIONS TO THE OBLIGATION OF CELCOR TO CLOSE

          The obligations of Celcor hereunder are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Celcor in writing.

          7.01 Representations and Warranties True at the Closing Date. Except for changes contemplated by this Agreement and changes which do not individually or in the aggregate have a material adverse effect upon the assets or business acquired, the representations and warranties of Northeast contained in Article III shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct, except for changes in the Ordinary Course of Business of Northeast.

          7.02 No Material Adverse Change; Officers'
Certificates. During the period from the date of this Agreement to the Closing Date there shall not have been any material adverse change in the financial condition, results of operations or prospects of Northeast, nor any material loss or damage to its assets, whether or not insured, which materially adversely affects its ability to conduct its business.

          7.03 Corporation's Performance. Each of the obligations of Northeast to be performed on or before the Closing
Date pursuant to the terms of this Agreement shall have been duly performed.

          7.04 Necessary Corporate Approvals. The board of directors and stockholders of Northeast shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper on the part of Northeast to authorize the execution, delivery and performance of this Agreement and the Plan, shall have been taken on or prior to the Closing Date.

          7.05 Resolutions Authorizing the Execution of this Agreement. At the Closing, Northeast will furnish to Celcor copies of the resolutions or consents of Northeast's board of directors and its stockholders, appropriately certified by Northeast's secretary, authorizing the execution, delivery, and performance of this Agreement and the Plan.

          7.06 Opinion of Counsel. Northeast shall have furnished Celcor with a favorable opinion dated on and as of the Closing Date, of Cha and Pan, counsel to Northeast, in the form of Appendix B hereto.

          7.07 Investment Letters. On or prior to the Closing Date, each Stockholder shall have executed and delivered to Celcor a letter agreement and questionnaire in the form of Appendix A hereto, it being understood that Celcor, in issuing the Celcor Stock, will be relying on the representations of said persons therein contained.

          7.08 Satisfactory Searches. Celcor shall have received evidence, satisfactory to it, that (a) Northeast is duly organized, validly existing and in good standing in its state of incorporation, (b) Northeast is qualified to do business as a foreign Corporation where, in the opinion of counsel to Northeast, it is required to be so qualified, and (c) Northeast has good title to all assets listed in its financial statements free and clear of all Encumbrances.

          7.09 Environmental Review. Celcor shall not have discovered the presence of Regulated Substances on any real property owned by Northeast requiring remediation under any federal or state law, rule or regulation, nor any improper installation of or leakage from any underground storage tanks on such real property, or any violation of environmental laws, rules or regulations with regard to such Regulated Substance or such tanks on such property that shall not have been remediated prior to the Closing Date.

          7.10 Consents to Transaction. On or prior to the Closing Date, Northeast shall furnish Celcor with such consents to the Transaction as in the opinion of Celcor or its counsel are required to permit Ceclor to enjoy the benefits of the Transaction without any cost beyond that contemplated by this Agreement.

          7.11 Dissenters' Rights. Northeast shall not have received notices from any holders of any class of Northeast Stock of their intent to dissent from the Transaction.

          [7.12     Title Insurance.  Celcor shall have obtained
a title insurance policy or binder insuring the Surviving
Corporation's interest in any real estate owned by Northeast.]

          7.13 Financial Statements. Northeast shall have delivered to Celcor, at Northeast's expense, a consolidated balance sheet of Northeast as of June 30, 1994, and consolidated statements of income and cash flows for the year ended June 30, 19994, certified by BDO Seidman and interim financial statements for the six months ended December 31, 1994, all, as required by SEC Regulation S-X.

          7.14 Fairness Opinion. Celcor shall have received an opinion from Chartered Capital Advisors, Inc., dated as of the date of the proxy statement sent to its stockholders, to the effect that the rate of exchange of Celcor Stock for Northeast Stock is fair to the stockholders of Celcor from a financial point of view, and such opinion shall not have been withdrawn prior to the date of the meeting of Celcor stockholders held for the purpose of approving the Plan.

          7.15 Results of Investigation. Celcor shall have determined in good faith that the results of its investigation do not show any losses, liabilities, commitments, contingencies or other conditions of or relating to Northeast which are not set forth or reflected in the financial statements of Northeast previously delivered to Celcor or have not been otherwise disclosed to Celcor and which in the aggregate materially and adversely affect the business, financial condition, properties, results of operations, forecasts or prospects of Northeast (as defined in SEC regulations).

                          ARTICLE VIII

           CONDITIONS TO NORTHEAST'S OBLIGATION TO CLOSE

          The obligations of Northeast hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, compliance with which, or the occurrence of which may be waived in whole or in part in writing by Northeast.

          8.01 Representations and Warranties True at the Closing. The representations and warranties of Celcor contained in Article III shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects except for changes in the Ordinary Course of Business of Celcor.

          8.02 Celcor's Performance. Each of the obligations of Celcor to be performed on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed at the Closing Date. There shall have been no change in Celcor's financial or business condition, nor any litigation or proceeding, actual or threatened, which is reasonably likely to prevent Celcor from performing any obligation undertaken by it under this Agreement which is to be performed after the Closing.

          8.03 No Material Adverse Change. During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the financial condition, results of operations or prospects of Celcor, nor any material loss or damage to its assets, whether or not insured, which materially affects Celcor's ability to conduct its business.

          8.04 Authority. All actions required to be taken by or on the part of Celcor to authorize the execution, delivery and performance of this Agreement by Celcor and the consummation of the Transaction shall have been duly and validly taken by the Board of Directors and stockholders of Celcor.

          8.05 Opinion of Celcor's Counsel. Celcor shall have furnished Northeast with an opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel to Celcor, dated the Closing Date, in the form of Appendix C hereto. Such opinion may expressly rely as to matters of fact upon certificates of appropriate officers of Celcor or appropriate governmental officials. Copies of such certificates shall be delivered to Northeast.

          8.06 Results of Investigation. Northeast shall have determined in good faith that the results of its investigation do not show any losses, liabilities, commitments, contingencies or other conditions of or relating to Celcor which are not set forth or reflected in the financial statements of Celcor previously delivered to Northeast or have not been otherwise disclosed in writing to Northeast and which in the aggregate materially and adversely affect the business, financial condition, properties, results of operations, forecasts or prospects of Celcor.

                       ARTICLE IX

        SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

          9.01 Representations to Survive Closing. The representations and warranties of Celcor, Northeast and the Stockholders contained herein or in any document furnished pursuant hereto shall survive the Closing of the Transaction, but the exclusive remedy following the Closing for a breach of any representation or warranty shall be to assert a claim in accordance with the provisions of this Article IX. Except as provided in this Article IX, neither Celcor, Northeast, nor their respective stockholders, directors or officers, shall have any liability to the other after the Effective Date on account of any breach or failure or the incorrectness of any of those representations and warranties.

          9.02 Indemnification by the Stockholders.

               (a) Obligation to Indemnify. The Stockholders jointly and severally agree to and do hereby indemnify, and agree to defend and hold Celcor and the Surviving Corporation and their respective directors, officers, employees, fiduciaries, agents and affiliates, and each other person, if any, who controls such persons, harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorneys' fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (collectively "Loss" or "Losses") which arise or result from or are related to (i) any breach or failure of Northeast and the Stockholders to perform any of their covenants or agreements set forth herein, (ii) the inaccuracy of any representation or warranty made by Northeast and Stockholders herein, (iii) any fixed or contingent obligation or liability of Northeast (including but not limited to liabilities arising in tort, contract, guarantees and indemnities) which existed as of the Closing Date and would be required by GAAP to be disclosed on Northeast's financial statements, or in the notes thereto, and is not so disclosed prior to Closing, and (iv) any liability for Taxes, other than those which are accrued as liabilities of Northeast, together with interest and penalties and additions to tax, if any, arising out of tax assessments. No liability shall attach under this Section 9.02, however, until Celcor has incurred a Loss or Losses in the aggregate totaling fifty thousand dollars ($50,000) and no claim shall be asserted by Celcor after one year in the case of claims asserted on the basis of clause (i), two years in the case of a claim asserted on the basis of clause (ii) or (iii), and no time limitation in the case of a claim asserted on the basis of clause (iv).

               (b) Reimbursement on Demand. The Stockholders will reimburse Celcor from time to time on demand for any payment made by Celcor at any time in respect of any Loss which Celcor may sustain or incur to which the foregoing indemnity relates.

          9.03 Indemnification by Celcor.

               (a) Obligation to Indemnify. Celcor agrees to and does hereby indemnify and hold Northeast and the Stockholders harmless against any claims, losses, damages, expenses or liabilities (including costs and reasonable attorney's fees) resulting to Northeast and the Stockholders from (i) any breach or failure of Celcor to perform any of its covenants or agreements set forth herein, (ii) the inaccuracy of any representations or warranties made by Celcor herein, (iii) any fixed or contingent obligation or liability of Celcor (including but not limited to liabilities arising in tort, contract, guarantees and indemnities) which existed as of the Closing Date and would be required by GAAP to be disclosed on Celcor's financial statements, or in the notes thereto, and is not so disclosed prior to closing, and (iv) any liability for Taxes, other than those which are accrued as liabilities of Celcor, together with interest and penalties and additions to tax, if any, arising out of tax assessments. No liability shall attach under this Section 9.03, however, until the stockholders have incurred a Loss or Losses in the aggregate totaling fifty thousand dollars ($50,000) and no claim shall be asserted by Northeast or the stockholders after one year in the case of claims asserted on the basis of clause (i), two years in the case of a claim asserted on the basis of clause (ii) or (iii) and no time limitation in the case of a claim asserted on the basis of clause (iv).

               (b)  Reimbursement on Demand.  Celcor will
reimburse the Stockholders from time to time on demand for any payment made by the Stockholders at any time in respect of any Loss which the Stockholders may sustain or incur to which the foregoing indemnity relates.

          9.04 Enforcement of Indemnification Rights.

               (a) Notification. Any person or entity seeking enforcement of indemnification rights hereunder shall notify each potentially liable person or entity of (i) any payment made in respect of any liability, obligation or claim to which the foregoing indemnity applies, (ii) any Loss which such person or entity may sustain or incur, to which the foregoing indemnity relates, and (iii) any claim made or suit filed against such person or entity with respect to Northeast or Celcor, as applicable, their respective assets or this Agreement. Such notification shall include a specific demand for indemnification and defense if such person or entity wishes to assert his or its indemnification rights hereunder.

               (b) Disputes. If there is any dispute as to the right to indemnification and defense hereunder, the disputing party shall give the other party written notice of such dispute, specifying in detail the basis of the dispute, not later than 20 days after receipt of demand for indemnification. The parties agree to resolve any such dispute pursuant to the New Jersey Alternate Procedure for Dispute Resolution Act (N.J.S.A. 2A:23A). All parties hereto agree to submit to the jurisdiction of such court for the purpose of such suit or suits.

               (c) Time Limit. If there is no dispute as to the right to indemnification with respect to any such demand within such 20 day period, TIME BEING OF THE ESSENCE, or upon resolution of any such dispute by the parties or by a court, the person or entity entitled to indemnification shall be promptly paid the amount of such demand, the amount agreed to by the parties or the amount ordered by a court.

               (d) Calculation of Loss. In determining the amount of any Loss, net after tax proceeds of insurance received shall reduce the Loss. Tax benefits, if any, derived from such Loss by the party seeking indemnification shall not reduce the Loss, unless the amount paid to indemnify it for such Loss shall not be treated by it as income subject to federal or state income tax, in which event the amount of the Loss shall be reduced by the tax benefits derived therefrom.

               (e) Litigation Procedure. If a party entitled to be indemnified pursuant to this Article IX notifies the other party of the commencement of an action against it, the party obligated to provide indemnification will be entitled, at his or its own expense, to (i) participate in, and (ii) except in the case of a claim that relates to a tax liability, assume the defense of the action. If the indemnifying party wishes to assume the defense of that action, counsel selected by the indemnifying party shall be reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate in all reasonable respects, at its cost and expense, with the indemnifying party and such counsel in the investigation and defense of such action and any appeal arising therefrom. After the indemnifying party shall notify the indemnified party of its election to assume the defense of any such action, the indemnifying party will not be liable to the indemnified party under this Article IX for any legal fees or other expense subsequently incurred by the indemnified party in connection with the defense thereof. Even if the indemnifying party should assume the defense of any such actions, the indemnified party shall have the right at its expense to participate in the defense thereof. If the indemnifying party assumes the defense of any such actions, it shall not settle or otherwise compromise any such action without the prior written consent of the indemnified party. If the indemnifying party should fail or refuse to assume the defense of any such action, the indemnifying party shall jointly and severally reimburse the indemnified party for the fees and expenses of counsel engaged by it to defend that action.

          9.05 Remedies Cumulative. Persons or entities entitled to indemnification hereunder shall be entitled to such indemnification from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provisions at the same time or any other time.

                           ARTICLE X

                          MISCELLANEOUS

          10.01 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered if delivered by hand, by telecopier, by courier or mailed by certified or registered mail, postage prepaid, addressed as follows:

          If to Celcor:

               Celcor, Inc.
               Attn:  Mr. Stephen E. Roman, Jr.
               1800 Bloomsbury Avenue
               Wanamassa, NJ  07712
               Tel:  (908) 922-3158
               Fax No.:  (908) 922-2221

          with a copy to:

               Lowenstein, Sandler, Kohl, Fisher & Boylan
               Attn:  George J. Mazin, Esq.
               65 Livingston Avenue
               Roseland, NJ  07068
               Tel. (201) 992-8700
               Fax No. (201) 992-5820

          If to Northeast or the Stockholders:

               Northeast (USA) Corp.
               Attn:  Dr. N. Wu
               129-09 26th Ave.
               Flushing, N.Y.  11355
               Fax No.

          with copy to:

               Cha Pan
               36 West 44th Street
               New York, NY   10036
               Fax No. (212) 575-1830

          10.02 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

          10.03     Expenses.  Each party shall, except as
otherwise specifically provided, bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of this Agreement and consummation of the Transaction.

          10.04 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey. Northeast consents to the personal jurisdiction of the federal and state courts in the State of New Jersey in connection with any action arising under or brought with respect to this Agreement.

          10.05 Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

          10.06 Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

          10.07 Pronouns, etc. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

          10.08     Complete Agreement.  This Agreement, the
Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

          10.09 Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by Celcor and Northeast. Prior to the Closing, either Celcor or Northeast may amend any of the exhibits to Article III by giving the other party notice of such amendments. If such amended disclosures reveal material adverse information about the party making the change, the recipient of the information may terminate this Agreement without liability to the other party.

          10.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction is consummated to the extent possible.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


ATTEST:                       CELCOR, INC.


  /S DARLENE L. RUBIN         By: /S STEPHEN E. ROMAN, JR.
                                  President

ATTEST:                       NORTHEAST (USA) CORP.


  /S  DEBRA WANG              By: /S  JENNIFER LO
                                  Jennifer Lo
                                  Chairperson


                              By:  /S  TING-HUI LIN
                              Ting-Hui Lin   President
                              Mannion Consultants, Ltd.


                              By:  /S  S.Y. UENG
                              S.Y. Ueng   General Manager
                              Fowler Holding Ltd.


                              By:  /S  T. Y. WU
                              T. Y. Wu   General Partner
                              Dziou Tai Associates


                              By:  /S  CHRISTINE HUANG
                              Christine Huang   Secretary
                              Lyncroft Corporation


                              By:  /S  DENG MING MING
                              Deng Ming Ming   Representative in USA
                              Northeast General Pharmaceutical Factory




                             EXHIBIT A

                            QUESTIONNAIRE

This form should be completed by a corporate officer of the Stockholder.

1.   Please furnish the following information:

          Name of Stockholder: _________________________________________

          Name of person completing form: ______________________________

          Address:  ____________________________________________________

          ______________________________________________________________

          Telephone Number: (        ) ________________________________

          Taxpayer Identification Number(s) of Stockholder: ___________


Provide the following information for the person making investment decisions for the Stockholder:

2.   Employment Information:

          Occupation or Profession(s): ________________________________

          Current Position or Title: __________________________________

          Length of Time in Present Position: _________________________

          Nature of Business: _________________________________________

          Name and Address of Employer(s): ____________________________


          Office Telephone Number: (       ) __________________________

3. List any business or professional education, including degrees received, if any:

     _____________________________________________________________

     _____________________________________________________________

4. List any professional licenses or registrations, including bar admissions, accounting certificates, real estate brokerage licenses, and SEC, NASD, or state broker-dealer registrations held by you:




5(a).     If the Stockholder is an accredited investor within the
meaning of Section 501(a) of Regulation D, as adopted pursuant to the Securities Act of 1933, check the appropriate box below to indicate the basis upon which the undersigned stockholder qualifies as an accredited investor:

   CHECK THE APPROPRIATE BOX(ES).

   Subscriber is:

     [  ]      A corporation, business trust or
               partnership which has not been formed
               for the purpose of making this
               investment and which has total assets
               in excess of $5,000,000.

     [  ]      An entity which has not been formed
               for the purpose of making an
               investment in the Company and in which
               all of the equity owners are qualified
               accredited investors, on the basis of
               income (annual income of not less than
               $200,000, or $300,000 with a spouse)
               or net worth (not less than $1,000,000
               net worth, including home, furnishings
               and automobiles).



5(b).  The undersigned stockholder is not an accredited investor
_____________.

          Approximate net worth $_______________.


6. Rule 506 of the Securities and Exchange Commission requires that each purchaser have sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Stock, or that such purchaser retain the services of a Purchaser Representative (who may be an attorney, accountant or other financial advisor) for the purpose of this particular transaction.

   I hereby represent that:

   The officers and professional advisors of the undersigned stockholder have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Common Stock.


   I understand that the Company will be relying on the accuracy and completeness of my responses to the questions in this questionnaire and I represent and warrant to the Company as follows:

     (i) The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the offering in connection with which I have executed this questionnaire is exempt from registration under the Securities Act of 1933, pursuant to Rule 506 or otherwise; and

     (ii) I will notify the Company immediately of any material change in any statement made herein that occurs prior to the consummation of the Merger.


     Date: _______________    Stockholder Name: ______________

                              Signed by: _____________________

                              Title: _________________________


                           APPENDIX B


                         _____________, 1995




Celcor, Inc.
1800 Bloomsbury Avenue
Wanamassa, New Jersey  07712


Dear Ladies and Gentlemen:

      We have acted as counsel to Northeast (USA) Corp., a New York corporation (the "Company" or "Northeast"), in connection with its merger with Celcor, Inc. ("Celcor"), pursuant to an Agreement and Plan of Merger among the Company, Celcor and the stockholders of Northeast (the "Northeast Stockholders"), dated as of __________, 1995 (the "Agreement"). This opinion is delivered pursuant to Section 7.06 of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings provided in the Agreement.

     As counsel to the Company, we have reviewed the Agreement and have examined such corporate records, certificates and other documents, and have considered such questions of law as we considered appropriate for purposes of rendering this opinion.
In our examination of such records and documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic documents of all documents submitted to us as certified, conformed or photostatic copies.

     As to certain factual matters material to the opinions expressed herein, we have relied on the representations of Northeast in the Agreement and on certificates of public officials and officers of Northeast, all without independent investigation.

     In this opinion, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and to the extent relevant, The People's Republic of China.

     Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that:

     1. The Company is duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power, franchises and licenses to own its property and conduct the business in which it is engaged.

     2. The Company has the corporate power and authority to enter into and perform the Agreement.

     3. The Company does not directly or indirectly have any subsidiaries, nor hold any equity interest in any corporation, partnership or joint venture, other than Shenyang United Vitatech Ltd. and Northeast (Shenyang) Consulting Co. Ltd. (together, the "Subsidiaries"). The Subsidiaries are each corporations, duly organized, validly existing and in good standing under the laws of The Peoples Republic of China, and each has all requisite corporate power, licenses and franchises to own its properties and assets and conduct the business in which it is engaged.

     4. The Company has an authorized capital stock consisting of 200 shares of common stock, no par value, of which 175 shares are presently issued and outstanding. The outstanding shares of Northeast common stock are validly issued, fully paid and non-assessable.

     5. To the best of our knowledge, the Company does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Northeast to issue, or to transfer from treasury, any shares of its capital stock of any class or kind, or securities convertible into such stock. No persons who are now holders of Northeast Stock, and no persons who previously were holders of Northeast Stock, are or ever were entitled to pre-emptive rights, other than persons who exercised or waived those rights.

     6. The Company and each Subsidiary is duly qualified to conduct business as a foreign corporation in each state or other jurisdiction in which it is required to be so qualified.

     7. To the best of our knowledge, neither the Company nor any Subsidiary transacts business under any trade name or fictitious name.

     8. The execution and delivery of this Agreement and the consummation of the transaction contemplated thereby (the "Transaction") have been duly authorized by the Board of Directors and Northeast Stockholders. The Agreement constitutes the legal, valid and binding obligation of Northeast, enforceable against it and its shareholders in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies. All persons who have executed this Agreement on behalf of Northeast have been duly authorized to do so.

      9. Neither the execution of this Agreement, nor consummation of the Transaction will (a) violate any order, writ, injunction, statute, rule or regulation applicable to Northeast or any of its Subsidiaries, or (b) require the consent, approval, authorization or permission of, or the filing with or the notification of any Chinese or U.S. federal, state or local government agency. Neither the execution nor the performance of this Agreement by Northeast will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the assets of Northeast or any of its Subsidiaries under any provision of the certificate of incorporation or by-laws of Northeast or its Subsidiaries, or any indenture, mortgage, lien, material lease, agreement, or other material contract or instrument known to us, or any order, judgment or decree of which we are aware, or any statute, ordinance or regulation to which Northeast or its Subsidiaries are subject or by which they are bound.

     10. To the best of our knowledge (i) there are no infringement or other claims or demands against Northeast or its Subsidiaries with respect to any items of intangible personal property; and
(ii) no proceedings have been instituted, are pending, or have been threatened to terminate or cancel any agreement affording to Northeast the right to use any intangible asset, or which challenge the rights of Northeast or its Subsidiaries with respect to any of its intangible assets.

     11. To the best of our knowledge, Northeast is not in default of any of its obligations under the Joint Venture Agreement and related regulations with China Northeast Pharmaceutical Factory pursuant to which Shenyang United Vitatech Pharmaceutical Factory was established and such agreement is in full force and effect.

      12. To the best of our knowledge, (i) the Company and its Subsidiaries and their respective employees or agents have all material licenses, permits, orders, approvals and authorizations required by Northeast or any such Subsidiary for the conduct of business as presently and anticipated to be conducted (including both U.S. and Chinese licenses, permits, authorizations or approvals); (ii) Northeast and its Subsidiaries are acting within the terms of such licenses, permits, orders, and approvals; (iii) neither Northeast nor any of its Subsidiaries has received any notice of investigation, evaluation or suspension of any such licenses, permits, orders, approvals or authorizations; and (iv) no suspension or cancellation of any such licenses, permits, orders, approvals and authorizations has been threatened or is contemplated.

     13. To the best of our knowledge, the Company and its Subsidiaries are in compliance with all Chinese and U.S. laws, ordinances, regulations, judgments, orders or decrees applicable to the conduct of the business of each, or to the assets owned, used, or occupied by each, and neither Northeast nor any of its Subsidiaries has received notice or advices to the contrary.

     14. To our best knowledge (i) there are no legal, administrative, arbitration or other proceedings or claims pending or threatened, against Northeast; (ii) Northeast is not subject to any existing judgment which might affect the financial condition, business, property or prospects of Northeast; (iii) Northeast has not received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets; and (iv) Northeast has not been subject to any products liability claims during the three years ended on the date of this Agreement.

      15. Upon the filing of the Certificate of Merger with the Secretary of State of New York, the merger will have become effective in accordance with the provisions of the Business
Corporation Law of the State of New York.

     This opinion is rendered to you solely for your benefit in connection with the Agreement. This opinion may not be relied upon by you for any other purpose, nor may it be disclosed to or relied upon by any other person, firm or corporation for any purpose without our prior written consent.



                              Very truly yours,

                              CHA & PAN


                              By: ________________________
                               ___________________, Esq.


                        APPENDIX C

       [Letterhead of Lowenstein, Sandler, Kohl, Fisher & Boylan]



                       _____________, 1995





Northeast (USA) Corp.
129-09 26th Ave.
Flushing, N.Y.  11355

Dear Ladies and Gentlemen:

     We have acted as counsel to Celcor, Inc., a Delaware corporation (the "Company"), in connection with its merger with Northeast
(USA) Corp. ("Northeast"), pursuant to an Agreement and Plan of Merger among the Company, Northeast and the stockholders of Northeast (USA) Corp. (the "Northeast Stockholders"), dated as of __________, 1995 (the "Agreement"). This opinion is delivered pursuant to Section 8.05 of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings provided in the Agreement.

     As counsel to the Company, we have reviewed the Agreement and have examined such corporate records, certificates and other documents, and have considered such questions of law as we considered appropriate for purposes of rendering this opinion.
In our examination of such records and documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic documents of all documents submitted to us as certified, conformed or photostatic copies.

     As to certain factual matters material to the opinions expressed herein, we have relied on the representations of Celcor in the Agreement and on certificates of public officials and officers of Celcor, all without independent investigation.

     In this opinion, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New Jersey and to the extent relevant, the laws of the State of Delaware.

     Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that:

     1. The Company is validly existing and in good standing under the laws of Delaware.

     2. The Company has the corporate power and authority to enter into and perform the Agreement.

     3. The Company has an authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. The shares of Celcor common stock being issued to the Northeast Stockholders upon consummation of the merger will be validly issued, fully paid and non-assessable.

     4. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the Board of Directors of Celcor. This Agreement constitutes the legal, valid and binding obligation of Celcor, enforceable against it in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies. All persons who have executed this Agreement on behalf of Celcor have been duly authorized to do so.

      5. Except for the need to obtain the consent of its stockholders, which consent has been obtained, neither the execution nor the performance of this Agreement by Celcor requires the consent of any third party, nor will it violate or result in a breach or constitute a default under any provision of the certificate of incorporation or by-laws of Celcor, or any indenture, mortgage, lien, material lease, agreement, or other material contract or instrument known to us, or any order, judgment or decree of which we are aware, or any statute, ordinance or regulation to which Celcor is subject or by which it is bound.

      6. To our best knowledge (i) there are no legal, administrative, arbitration or other proceedings or claims pending or threatened, against Celcor; (ii) Celcor is not subject to any existing judgment which might affect the financial condition, business, property or prospects of Celcor; (iii) Celcor has not received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets; and (iv) Celcor has not been subject to any products liability claims during the three years ended on the date of this Agreement.

       7. Upon the filing of the Certificate of Merger with the Secretary of State of Delaware, the merger will have become effective in accordance with the provisions of the Delaware
General Corporation Law.

      This opinion is rendered to you solely for your benefit in connection with the Agreement. This opinion may not be relied upon by you for any other purpose, nor may it be disclosed to or relied upon by any other person, firm or corporation for any purpose without our prior written consent, except that copies of this opinion may be furnished to and relied upon by the Northeast Stockholders.

                              Very truly yours,

                              LOWENSTEIN, SANDLER, KOHL,
                                   FISHER & BOYLAN
                              A Professional Corporation


                              By: ________________________
                                  George J, Mazin, Esq.
                                  A Member of the Firm


                          EXHIBIT C


                          August 9, 1995



Board of Directors
Celcor, Inc.
Post Office Box 2184
Ocean, New Jersey 07712

Dear Members of the Board of Directors:

     We understand that Celcor, Inc. ("Celcor") and
Northeast (USA) Corp. ("Northeast") have entered into a merger agreement (the "Merger") pursuant to which Northeast will be merged into Celcor. In connection with the Merger, Celcor will issue 1,750,000 shares of its common stock in exchange for all of the outstanding common stock of Northeast.

     You have requested our opinion of the Merger with respect to fairness, from a financial point of view, to Celcor. Chartered Capital Advisers, Inc. is customarily engaged in the valuation of businesses and their securities in connection with mergers & acquisitions, private placements, shareholder transactions, estate and gift taxes, litigation, and for other purposes.

     In connection with rendering our opinion we have, among other things:

     (1)     Reviewed the Agreement and Plan of Merger Among
Celcor, Inc., Northeast (USA) Corp. and the Stockholders of
Northeast (USA) Corp.;

     (2) Reviewed the Preliminary Proxy Statement prepared by Celcor;

     (3) Analyzed financial information with respect to Northeast, including but not limited to audited financial statements as of and for the period from inception (February 24, 1993) through June 30, 1994, unaudited financial statements as of and for the nine months ended March 31, 1995, and management forecasts of sales and earnings through 1998;

     (4) Reviewed various documents with respect to Northeast, including but not limited to, a business plan and agreements pertaining to: (a) the manufacture and sale of products in China; (b) the distribution outside of China of products manufactured by the Chinese joint venture partner of Northeast; (c) the rights to the technology to produce certain products to be sold by Northeast; and (d) the development of vacant land owned by Northeast;

     (5) Analyzed financial information with respect to Celcor, including but not limited to, the Form 10Q as of and for the nine months ended March 31, 1995, the Form 10K as of and for the year ended June 30, 1994, the 1993 annual report, and a private placement memorandum prepared in connection with the issuance of Series C 8% Convertible Preferred Stock;

     (6) Engaged an experienced real estate appraiser who has visited the undeveloped property located in Flushing, New York that is owned by Northeast, and confirmed to us that its fair market value, exclusive of soft costs, was not materially different from the amount disclosed in the balance sheet of Northeast as of June 30, 1994;

     (7)     Held discussions with certain members of both
Northeast and Celcor senior management and with the independent accountant of Northeast concerning the past, current, and planned operations, financial condition, and business prospects of each company;

     (8) Discussed with the legal advisors of Celcor the results of their due diligence of Northeast;

     (9) Reviewed the historical market prices of Celcor common stock;

     (10) Reviewed the composition of ownership of Northeast and Celcor common stock;

     (11)    Reviewed the financial terms of the Merger; and

     (12) Considered such other information, financial studies, and analyses as we deemed relevant, and performed such analyses, studies, and investigations as we deemed appropriate.

     Chartered Capital Advisers, Inc. has assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us. With respect to any projections, we assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Northeast. We have also assumed without independent verification that Northeast owns and has adequate legal protection for all material tangible assets and intellectual property that it purports to own, and that key agreements to which Northeast purports to be a party are valid and enforceable. We have also assumed that the Merger will be a nontaxable transaction that will be accounted for as a purchase. Accordingly, we do not make any warranties, nor do we make any representations with respect to the aforementioned items.

     We have not performed an appraisal of the assets, liabilities, or intellectual property of Northeast, nor have we been furnished with any such valuations or appraisals.
We have assumed that the assessments of management have been made in good faith and reflect the best currently available management judgments as to the matters covered. Our opinion is necessarily based upon economic, market, and other conditions as in effect on, and the information made available to us as of, the date of this letter. Our opinion is limited to the fairness of the Merger as of the date hereof, from a financial point of view. We make no representations with respect to the business decision to effect the Merger or any other terms of the Merger. This opinion does not represent our opinion as to what the value of Celcor or Northeast may be as of the date of this letter.

     We understand that in considering the Merger, the Board of Directors of Celcor has considered a wide range of financial and nonfinancial factors, many of which are beyond the scope of this letter. This letter is not intended to substitute for the Board's exercise of its own business judgment in reviewing the Merger.

     Based upon and subject to the foregoing considerations, it is our opinion as financial advisors that the Merger is fair from a financial point of view to Celcor.

     The foregoing opinion is to be used solely for the information and assistance of Celcor. Accordingly, it is understood and agreed that no person other than Celcor and its officers and directors shall be allowed to use or rely upon this opinion.

                        Very truly yours,

                        CHARTERED CAPITAL ADVISERS, INC.



                        Ronald G. Quintero, CPA, CFA
                        Managing Director



                               EXHIBIT D

                              CELCOR, INC.

This Proxy is Solicited from all holders of Common Stock by the Board of Directors for a Special Meeting of Stockholders, January 25, 1996.

The undersigned hereby appoints Stephen E. Roman, Jr. and Michael Hsu, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of Celcor, Inc. ("Celcor") to be held on January 25, 1996, and at any adjournment or adjournments thereof, upon matters properly coming before the Special Meeting as set forth in the related Notice of Meeting and Proxy Statement (the "Proxy Statement"), both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting and/or any adjournment or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. Approval of an Agreement and Plan of Merger (the "Merger Agreement"), among Celcor, Northeast (USA) Corp. ("Northeast"), and the shareholders of Northeast, providing, among other things, for the merger of Northeast with and into Celcor, and the issuance of shares of Celcor Common Stock to the holders of Northeast Common Stock, as more fully described in the Proxy Statement. (The Board of Directors recommends a vote "FOR".)

       [ ]  FOR                 [ ]  AGAINST                [ ]  ABSTAIN


2. Election of the Board's nominees for Directors. (The Board of Directors recommends a vote "FOR".)

       [ ]   FOR all nominees listed below            [ ]  WITHHOLD AUTHORITY
             (except as marked to the contrary below).     to vote for all
                                                           nominees listed below

Nominees: Stephen E. Roman, Jr., Eugene Cha, Frank Nelson, Jennifer Lo Wu, Chin-Sung (Joe) Chen, David Chow and Michael Hsu

Instruction: To withhold authority to vote for any one or more nominees, strike a line through such nominee(s) name above

3. Ratification and confirmation of the authorization and issuance of 275,000 shares of Series C 8% Convertible Preferred Stock, par value one mil ($0.001) per share, as more fully described in the Proxy Statement. (The Board of Directors recommends a vote "For".)

     [ ]  FOR                    [ ]  AGAINST                  [ ]  ABSTAIN


4. Approval of a proposed amendment to the Company's Certificate of Incorporation expressly authorizing the Board of Directors to establish the rights, preferences and limitations of any class or series of preferred stock which may be issued in the future. (The Board of Directors recommends a vote "FOR".)

    [ ]  FOR                    [ ]  AGAINST                  [ ]  ABSTAIN


5. In their discretion, said proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED (i) FOR THE RATIFICATION AND APPROVAL OF THE MERGER AGREEMENT,
(ii) FOR THE ELECTION OF ALL OF THE BOARD'S NOMINEES FOR DIRECTOR, (iii) FOR THE RATIFICATION AND CONFIRMATION OF THE AUTHORIZATION AND ISSUANCE OF THE SERIES C 8% CONVERTIBLE PREFERRED STOCK AND (iv) FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

Please sign this proxy and return it promptly whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

This proxy is to be used only by holders of Celcor, Inc. Common Stock.

Dated:_____________________________, 1996
Signed:_________________________________
_______________________________________



                            EXHIBIT E

                     CERTIFICATE OF AMENDMENT
                               OF
                    CERTIFICATE OF INCORPORATION
                               OF
                            CELCOR, INC.


          Celcor, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Celcor, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is attached hereto as Exhibit A.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Celcor, Inc. has caused this
Certificate to be signed by Stephen E. Roman, Jr., its President, and Michael W. Hsu, its Secretary, this ___ day of _______, 1995.



                           By: _______________________________
                               Stephen E. Roman, Jr., President


ATTEST: __________________________
        Michael W. Hsu, Secretary




                     Celcor, Inc./Northeast (USA) Corp.


                                                Index to Financial Statements







Celcor, Inc. Pro Forma Condensed Consolidated Financial
 Statements - Unaudited:

   Introduction                                                        F-2
   Balance sheet as of September 30, 1995                              F-3
   Statement of operations for the three months ended
     September 30, 1995                                                F-4
   Statement of operations for the year ended
     June 30, 1995                                                     F-5
   Notes to pro forma condensed consolidated
     financial statements                                              F-6

Celcor, Inc. Financial Statements:

 Report of independent certified public accountants                    F-7
 Balance sheets as of June 30, 1995 and September 30, 1995             F-8
 Statements of operations for the years ended
   June 30, 1995 and 1994 and the three months ended
   September 30, 1995 and 1994                                         F-9
 Statements of stockholders' equity for the years ended
   June 30, 1995 and 1994 and the three months ended
   September 30, 1995                                                 F-10
 Statements of cash flows for the years ended June 30,
   1995 and 1994 and the three months ended
   September 30, 1995 and 1994                                        F-11
 Notes to financial statements                                 F-12 - F-14

Northeast (USA) Corp. Consolidated Financial Statements -
 Audited:

   Report of independent certified public accountants                 F-15
   Balance sheets as of June 30, 1995 and September 30, 1995          F-16
   Statements of operations for the years ended
     June 30, 1995 and 1994 and the three months ended
     September 30, 1995 and 1994                                      F-17
   Statements of stockholders' equity for the years ended
     June 30, 1995 and 1994 and the three months ended
     September 30, 1995                                               F-18
   Statements of cash flows for the years ended
     June 30, 1995 and 1994 and the three months ended
     September 30, 1995 and 1994                                      F-19
   Summary of accounting policies                              F-20 - F-22
   Notes to consolidated financial statements                  F-23 - F-26


                                                                     F-1

   Celcor, Inc. Unaudited Pro Forma Condensed
   Consolidated Financial Statements


Introduction

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1995, and the unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 1995 and the year ended June 30, 1995 reflect the pro forma condensed consolidated financial statements of Celcor, Inc. giving effect to the pro forma adjustments described herein as though the merger with Northeast (USA) Corp. had been consummated at September 30, 1995 for the condensed consolidated balance sheet and at July 1, 1994 for the condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto and with the historical financial statements of Celcor, Inc. and Northeast (USA) Corp. included elsewhere herein.
See "Index   to   Financial  Statements".  The  unaudited  pro   forma
condensed consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the merger actually been consummated at July 1, 1994 and should not be construed as indicative of future operations.

Under the terms of the merger agreement, Celcor, Inc. will issue 1,750,000 shares of its common stock in exchange for all of the outstanding shares of common stock of Northeast (USA) Corp. The transaction is being accounted for as a reverse acquisition whereby Northeast (USA) Corp. is the acquirer for accounting purposes.

                                        Celcor Inc.

                              Pro Forma Condensed Consolidated Balance Sheet
                                                                 (Unaudited)

September 30, 1995

                                        Northeast
                           Celcor, Inc. (USA) Corp.    Adjustments    Pro forma
Assets
Current:
 Cash and cash equivalents    $836       $236,427       $-            $237,263
 Receivables                    -          56,973        -              56,973
 Inventory                      -         429,889        -             429,889
 Other                          -         117,785        -             117,785
 ______________________________________________________________________________
                               836        841,074        -             841,910
Notes receivable           700,000          -           (700,000)(2)       -
Property and equipment, net     -         422,786        -             422,786
Land held for sale              -         420,000        -             420,000
Intangible assets               -       1,723,569        -           1,723,569
Other assets                    -          12,515        -              12,515
_______________________________________________________________________________
                          $700,836     $3,419,944       $(700,000)  $3,420,780
_______________________________________________________________________________
Liabilities and Stockholders'
  Equity
Current:
 Accounts payable          $32,339      $  35,401       $ -         $   67,740
 Accrued expenses           10,614        250,323         -            260,937
 Notes payable                 -          900,000       (700,000)(2)   200,000
 ______________________________________________________________________________
                            42,953      1,185,724       (700,000)      528,677
Minority interest              -        2,128,065         -          2,128,065
_______________________________________________________________________________
                            42,953      3,313,789       (700,000)    2,656,742
_______________________________________________________________________________
Stockholders' equity:
 Preferred stock               275           -            -                275
                                                      (1,050,000)(1)
 Common stock                3,515      1,050,000          1,750(1)      5,265
 Additional paid-in
     capital             1,570,475           -           882,968(1)  2,453,443
 Accumulated deficit      (165,282)    (1,064,211)       165,282(1) (1,064,211)
                                                           -
 Treasury stock           (751,100)          -             -          (751,100)
 Foreign translation
   adjustment                   -         120,366          -           120,366
_______________________________________________________________________________
                           657,883        106,155          -           764,038
_______________________________________________________________________________
                          $700,836     $3,419,944      $(700,000)   $3,420,780
_______________________________________________________________________________
                                See accompanying notes to pro forma condensed
                                      consolidated financial statements.


                                                                        F-3
                                                        Celcor, Inc.

                     Pro Forma Condensed Consolidated Statement of Operations
                                                             (Unaudited)


Three months ended September 30, 1995

                                              Northeast
                                Celcor, Inc.  (USA) Corp. Adjustments Pro forma

Sales                           $   -        $49,019         $-      $49,019
Expenses:
 Cost of sales                      -         39,426          -       39,426
 Selling, general and
    administrative               27,171      183,346          -      210,517
 Interest expense                   -          2,396          -        2,396
 _______________________________________________________________________________
                                 27,171      225,168          -      252,339
________________________________________________________________________________
                                (27,171)    (176,149)         -     (203,320)
Minority interest                   -         61,933          -       61,933
________________________________________________________________________________
Net loss                     $  (27,171)   $(114,216)        $-   $ (141,387)
Net loss per share           $     (.01)                          $     (.03)
Weighted average common
   shares outstanding        $3,364,674                           5,114,674(4)

                              See accompanying notes to pro forma condensed
                                      consolidated financial statements.



                                                                        F-4


                                                           Celcor, Inc.

               Pro Forma Condensed Consolidated Statement of Operations
                                                            (Unaudited)




Year ended June 30, 1995
                                            Northeast
                               Celcor, Inc. (USA) Corp.  Adjustments   Pro forma


Sales                           $   -        $904,795    $     -      $904,795
Expenses:
 Cost of sales                      -         860,556          -       860,556
 Selling, general and
    administrative               80,106       787,131       25,000(3)  892,237
 Loss on write-down of land         -         180,000          -       180,000
 Interest expense                   -           7,680          -         7,680
 _______________________________________________________________________________
                                 80,106     1,835,367       25,000   1,940,473
 _______________________________________________________________________________
                                (80,106)     (930,572)     (25,000) (1,035,678)
Minority interest                   -         230,615          -       230,615
________________________________________________________________________________
Net loss                       $(80,106)   $ (699,957)   $ (25,000) $ (805,063)
Net loss per share             $   (.02)                            $     (.16)
Weighted average common
  shares outstanding          3,364,674                             5,114,674(4)

                         See accompanying notes to pro forma condensed
                                 consolidated financial statements.

                                                                F-5


                                        Celcor, Inc.

                                     NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                                                        FINANCIAL STATEMENTS
                                                             (Unaudited)


1. To record issuance of 1,750,000 shares of Celcor, Inc. common stock to acquire Northeast (USA) Corp. As discussed in the introduction section, the acquisition was recorded as a reverse acquisition.

2.      To eliminate intercompany loan.

3. To accrue costs (professional fees) at June 30, 1995 relating to the merger. No accrual was necessary at September 30, 1995 since most costs were incurred during the period then ended.

4. Average number of Celcor, Inc. common stock plus 1,750,000 shares issued to merge with Northeast (USA) Corp.


                                                                F-6


Report of Independent Certified Public Accountants


The Board of Directors and Stockholders
Celcor, Inc.
Ocean, New Jersey

We have audited the accompanying balance sheet of Celcor, Inc. as of June 30, 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celcor, Inc. as of June 30, 1995, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no current source of revenues or funds and has a working capital deficit as of June 30, 1995. In addition, the Company may acquire Northeast (USA) Corp. (see Note 5) which will require additional funds to finance the combined operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                            /s/ BDO Seidman, LLP
                                                BDO Seidman, LLP



New York, New York

August 25, 1995


                                                                F-7

                                                CELCOR, INC.

                                                Balance Sheets

                                     June 30, 1995        September 30, 1995
                                                              (unaudited)
Assets
Current:
 Cash                                $  12,037                   $    836
 ___________________________________________________________________________
         Total current assets           12,037                        836
Notes receivable (Note 5)              700,000                    700,000
____________________________________________________________________________
                                     $ 712,037                   $700,836

Liabilities and Stockholders' Equity
Current:
 Accounts payable                    $   -                       $ 32,339
 Accrued expenses                      26,983                      10,614
 ___________________________________________________________________________
        Total current liabilities      26,983                      42,953
Stockholders' equity:
  Preferred stock - 8% convertible;
    $.001 par value; liquidation
    preference of $3.00; Series
    C - 2,000,000 shares authorized;
    275,000 shares issued and
    outstanding (Note 4)                  275                         275
  Common  stock - $.001 par value;
    20,000,000 shares authorized;
    3,514,894 shares issued and
    3,364,674 outstanding (Note 2)      3,515                        3,515
 Additional paid-in capital         1,570,475                    1,570,475
 Accumulated deficit                 (138,111)                    (165,282)
 Treasury stock - 150,220
   shares at cost                    (751,100)                    (751,100)
   _________________________________________________________________________
        Total stockholders' equity    685,054                      657,883
   _________________________________________________________________________
                                   $  712,037                   $  700,836


                               See accompanying notes to financial statements.


                                                                F-8

                                                Celcor, Inc

                                                Statement of Operations

                                     Year ended June 30,   Three months ended
                                                               September 30,
                                      1995         1994    1995         1994
                                                                (unaudited)

Revenue                              $   -        $  -      $   -       $ -
General and administrative expenses   80,106       50,325     27,171     10,987
________________________________________________________________________________
   Operating loss                    (80,106)     (50,325)   (27,171)   (10,987)
Other expense - interest                -          (3,261)      -         -
________________________________________________________________________________
Net loss                            $(80,106)    $(53,586)  $(27,171)  $(10,987)
Net loss per share                  $   (.02)    $   (.02)  $   (.01)  $  -

                                 See accompanying notes to financial statements.



                                                                        F-9

                                          Celcor, Inc.

                                        Statements of Stockholders' Equity

                                      Common stock          Preferred stock


                                     Shares(1)   Amount      Shares   Amount       Additional   Accumulated   Treasury
                                                                                paid-in capital   deficit       stock       Total
Balance, June 30, 1993              3,514,894    $3,515        -       $ -        $ 745,750      $ (4,419)   $(751,100)    $(6,254)
Sale of cumulative preferred
  Series C shares in private
  placement (Note 4)                    -           -        260,000    260         779,740          -          -          780,000
Conversion of notes payable
  and accrued interest to
  Series C preferred
  shares (Note 4)                       -           -         15,000     15           44,985          -          -          45,000
Net loss                                -           -           -         -             -         (53,586)       -          53,586)
____________________________________________________________________________________________________________________________________
Balance, June 30, 1994              3,514,894     3,515      275,000    275        1,570,475      (58,005)    (751,100)    765,160
Net loss                                -           -           -         -             -         (80,106)       -         (80,106)
____________________________________________________________________________________________________________________________________
Balance, June 30, 1995              3,514,894     3,515      275,000    275        1,570,475     (138,111)    (751,100)    685,054
Net loss (unaudited)                    -           -           -         -             -         (27,171)       -         (27,171)
____________________________________________________________________________________________________________________________________
Balance, September 30, 1995
   (unaudited)                      3,514,894   $ 3,515      275,000   $275      $ 1,570,475    $(165,282)   $(751,100)   $657,883


                                 See accompanying notes to financial statements.

___________________
(1)   Adjusted  retroactively for the effect of a one-for-five  reverse  stock split (Note 2).

                                                                F-10


                                                             Celcor, Inc.

                                                     Statement of Cash Flows

                                                                Three months ended
                                        Year Ended June 30,     September 30,
                                         1995         1994      1995            1994
                                                                    (unaudited)
Cash flows from operating activities:
 Net loss                             $(80,106)   $(53,586)    $(27,171)    $(10,987)
   Adjustments to reconcile net
   loss to net cash used in
   operating activities:

    Increase (decrease) in liabilities:
        Accounts payable and
          accrued expenses              22,859       3,770       15,970        2,969
          ____________________________________________________________________________
            Net cash used in operating
                activities             (57,247)    (49,816)     (11,201)      (8,018)
Cash flows from investing activities:
 Loan to Northeast (USA) (Note 5)     (700,000)         -           -       (700,000)
Cash flows from financing activities:
 Borrowings of notes payable            -           20,000          -           -
 Proceeds from sale of stock            -          780,000          -           -
 ______________________________________________________________________________________
       Net cash provided by
       financing activities             -          800,000          -           -
_______________________________________________________________________________________
Net increase (decrease) in cash       (757,247)    750,184      (11,201)    (708,018)
Cash, beginning of year                769,284      19,100       12,037      769,284
_______________________________________________________________________________________
Cash, end of year                     $ 12,037    $769,284     $    836    $  61,266
Supplemental disclosure of cash
   flows information:
 Cash paid during the year for:
   Interest                             $-           $-             $-          $-
  Noncash financing activity -
    conversion of debt to
    preferred  stock                    $-           $45,000        $-          $-


                               See accompanying notes to financial statements.


                                                                                        F-11
                                        Celcor, Inc.

                                        Notes to Financial Statements
            (Information for September 30, 1995 and 1994 is unaudited)

1. Nature of Business   Celcor, Inc. (the "Company") is a Delaware corporation.
                        The Company emerged from Chapter 11 bankruptcy
                        proceedings in July of 1992 and has  had no business
                        operations since 1991. Its current business plans
                        include the  seeking  of  business  opportunities in
                        the People's  Republic  of  China through  acquisitions,
                        mergers,  joint  ventures  and/or  the  formation of
                        operating subsidiaries.

2. Summary of Significant
   Accounting Policies  Basis of Presentation

                        The Company's financial statements have been presented
                        on the basis that it is  a  going  concern, which
                        contemplates the realization of  assets  and  the
                        satisfaction of liabilities in the normal course of
                        business. The Company  has incurred  losses  and has no
                        current source of revenues or  funds  and  has  a
                        working capital deficit as of June 30, 1995. In
                        addition, the Company plans to acquire Northeast (USA)
                        Corp. (see Note 5) which will require additional funds
                        to  finance  the  combined operations. The Company's
                        continued  existence  is dependent   upon  its  ability
                        to  secure  adequate  financing.  Should   the
                        acquisition  take place, the Company plans to raise
                        capital for  the  combined entity through a private
                        placement; however, there are no assurances that  the
                        financing  will occur. The financial statements do not
                        include any adjustments that might result from the
                        outcome of these uncertainties.

                        Common Stock

                        On September 20, 1993, the Company's Board of Directors and stockholders approved a one-for-five reverse stock split. Accordingly, all share data has been restated for periods prior to the stock split.

                        Net Loss Per Common Share

                        The weighted average number of common shares outstanding used in computing net loss per common share was 3,364,674 in 1995 and 1994. The weighted average number of common shares used in computing the net loss per common share does not include any shares issuable upon the assumed conversion of the preferred stock, since the effect would have been to decrease net loss per common share in each period.

                                                                       F-12


                                            Celcor, Inc.

                                            Notes to Financial Statements
                                            (Information for September 30, 1995
                                                and 1994 is unaudited)

                        Interim Periods


                        The results of operations for the three months ended
                        September 30, 1995 and 1994 are not necessarily indicative of the results to be expected for the full fiscal year. All information for the three months ended
                        September 30, 1995 and 1994 is unaudited and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of such information for the respective periods.

3.  Income  Taxes       The Company follows the liability method of accounting
                        for income   taxes   in   accordance  with  Statement
                        of Financial Accounting Standards  No. 109 (SFAS 109),
                        "Accounting for Income Taxes". Under SFAS  109,
                        deferred  income  taxes  are provided at the enacted
                        marginal  rates  on  the difference between the
                        financial statement and income tax carrying amounts  of
                        assets and liabilities.   The Company has a net
                        operating loss carryforward of $135,000 which expires
                        in  years  through  2010. Losses prior to June 30,
                        1992 were  forfeited  as  a result  of the change in
                        ownership of the Company. At June 30, 1995,  deferred
                        tax assets relating to the net operating loss totaling
                        $47,000 were offset by a valuation allowance, since
                        utilization of the loss is uncertain.

4.  Preferred Stock     In May 1994, the Company sold 260,000 shares of its
                        newly designated  Series  C convertible preferred
                        stock, $.001  par  value,  for  an aggregate  amount
                        of $780,000 to a group of private investors.  The
                        preferred shares may be converted in whole or in part
                        at any time through June 30,  1997  into  three  shares
                        of common stock. The Company has the right,  at  any
                        time after  July 1, 1996, to redeem the shares at
                        $4.50. The shares carry a  stated  dividend  rate
                        of 8% per annum. Dividends are cumulative and are
                        payable  on June  30, 1997 and quarterly thereafter.
                        Cumulative dividends totaled  $71,500 at June 30, 1995
                        and $88,000 at September 30, 1995.

                                                                        F-13

                                                  Celcor, Inc.

                                     Notes to Financial Statements
            (Information for September 30, 1995 and 1994 is unaudited)

                        In connection with the offering of 8% cumulative preferred shares, $45,000 of notes payable and accrued interest were converted into 15,000 shares of Series C convertible preferred stock at a rate of $3.00 per share.

5. Potential Acquisition
   and Notes Receivable On August 15, 1994, the Company signed a letter of intent to acquire Northeast (USA) Corp.
                        ("Northeast") and, on  March  15, 1995, executed an
                        Agreement and Plan of Merger with  Northeast. The
                        transaction is subject, among other conditions, to
                        completion  of  a  due diligence  examination and
                        stockholder approval. Northeast stockholders  would
                        receive  1,750,000 shares of the Company's common
                        stock for all of the  issued and   outstanding  shares
                        of  Northeast.  Northeast is  a  manufacturer  and
                        distributor  of  various  vitamin products with
                        operations  in  the  People's Republic of China and
                        the United States.  On  August  9, 1994, the Company
                        loaned $700,000 to Northeast. This  loan, evidenced
                        by  a  promissory note, does not bear interest until
                        the  original maturity date, November 30, 1994, at
                        which time interest would have accrued at 15% per
                        annum. The maturity date of the loan has been extended
                        to February 28,1996  by the Company as the Company's
                        proposed merger with Northeast continues to  proceed.
                        Concurrent  to the note, Northeast's stockholders
                        pledged  all existing  shares  of  their  common stock
                        as  collateral.  Although  Northeast currently  does
                        not have the necessary funds to repay the loan,
                        management of the  Company believes that the value of
                        the above-mentioned collateral exceeds the  amount  of
                        the loan. Accordingly, no valuation reserve  was
                        considered necessary  at  June  30, 1995 or September
                        30, 1995.  Since  the  loan  is  not currently
                        collectible, the loan has been recorded as a long-
                        term asset on  the accompanying balance sheets.

                                                                        F-14

Report of Independent Certified Public Accountants


Northeast (USA) Corp.
New York, New York

We have audited the accompanying consolidated balance sheet of Northeast (USA)
Corp.  and  subsidiaries  as of June 30, 1995, and  the  related  consolidated statements of operations, stockholders' equity, and cash flows for each of the two  years  in  the  period ended June 30, 1995. These consolidated  financial
statements   are   the  responsibility  of  the  Company's   management.   Our
responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northeast
(USA) Corp. and subsidiaries at June 30, 1995, and the results of their operations and their cash flows for each of the two years in the period ended
June 30, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the summary of accounting policies to the financial statements, the Company has incurred recurring losses since inception, has no current source of funds and has a working capital deficit as of June 30, 1995. The Company's continued existence is dependent upon its ability to secure adequate financing. These matters raise substantial doubt about the Company's ability to continue as a going concern.
The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                    /s/ BDO Seidman, LLP
                                        BDO Seidman, LLP



New York, New York

September 25, 1995


                                                        F-15



                                Northwest (USA) Corp. and Subsidiaries
                                        Consolidated Balance Sheets


                                                          September 30,
                                    June 30, 1995             1995
                                                          (unaudited)
Assets
Current:
 Cash and cash equivalents            $351,400           $236,427
 Receivables                            34,534             56,973
 Inventory (Note 2)                    432,121            429,889
 Other                                  70,058            117,785
 _______________________________________________________________________
     Total current assets              888,113            841,074
Property and equipment, net (Note 3)   348,535            422,786
Land held for sale (Note 4)            420,000            420,000
Intangible assets - land use
   rights, net                       1,742,666          1,723,569
Other assets                            13,610             12,515
________________________________________________________________________
                                   $ 3,412,924        $ 3,419,944
Liabilities and Stockholders' Equity
Current:
 Notes payable - Celcor, Inc.(Note 8) $700,000           $700,000
 Note payable - officer (Note 9)        -                 150,000
 Note payable - bank (Note 9)           -                  50,000
 Accounts payable                       94,363             35,401
 Accrued expenses                      203,820            250,323
 _______________________________________________________________________
     Total current liabilities          998,183          1,185,724
Commitments (Notes 1, 6 and 8)
Minority interest (Note 1)           2,189,998          2,128,065
________________________________________________________________________
Stockholders' equity (Note 8):
  Common  stock, no par value -
    shares authorized 200;
    issued and  outstanding 175      1,050,000          1,050,000
 Accumulated deficit                 ( 949,995)        (1,064,211)
 Foreign translation adjustments       124,738            120,366
_______________________________________________________________________
       Total stockholders' equity      224,743            106,155
_______________________________________________________________________
                                    $3,412,924        $ 3,419,944

                         See accompanying summary of accounting policies
                           and notes to consolidated financial statements.


                                                                    F-16

                                Northeast (USA) Corp. and Subsidiaries
                              Consolidated Statements of Operations


                                 Year ended June 30,   Three months ended September 30,
                                 1995           1994       1995                  1994
                                                                   (unaudited)
Sales (Note 7)                  $904,795     $    -     $ 49,019                 $  -
Expenses:
 Cost of sales (Note 7)          860,556          -       39,426                    -
 Selling, general and
   administrative                787,131      312,736    183,346                72,224
 Loss on write-down of
   land held for sale (Note 4)   180,000          -         -                       -
 Interest                          7,680          910      2,396                    -
 _______________________________________________________________________________________
                               1,835,367      313,646    225,168                72,224
     Loss before minority
        interest                (930,572)    (313,646)  (176,149)              (72,224)
Minority interest in
   loss of joint venture         230,615       79,487     61,933                22,360
________________________________________________________________________________________
Net loss                     $  (699,957)  $ (234,159) $(114,216)            $ (49,864)

                      See accompanying summary of accounting policies
                              and notes to consolidated financial statements.

                                                                    F-17

                        Northeast (USA) Corp. and Subsidiaries

                        Consolidated Statements of Stockholders' Equity

                                                               Foreign       Total
                                                              translation  stockholders'
                                Common stock    Deficit       adjustments     equity

(s)
Balance, July 1, 1993               $150,000    $(15,879)          $-        $134,121
Issuance of 45 shares for cash       300,000        -               -         300,000
Issuance of 30 shares for property   600,000        -               -         600,000
Issuance of 80 shares for technology    -           -               -            -
Net loss                                -       (234,159)           -        (234,159)
Translation adjustments                 -           -           40,887         40,887
_______________________________________________________________________________________
Balance, June 30, 1994             1,050,000    (250,038)       40,887        840,849
Net loss                                -       (699,957)           -        (699,957)
Translation adjustments                 -           -           83,851         83,851
_______________________________________________________________________________________
Balance, June 30, 1995             1,050,000    (949,995)      124,738        224,743
Net loss (unaudited)                    -       (114,216)           -        (114,216)
Translation adjustments (unaudited)     -           -           (4,372)        (4,372)
_______________________________________________________________________________________
Balance, September 30, 1995
(unaudited)                       $1,050,000 $(1,064,211)     $120,366       $106,155



                           See accompanying summary of accounting policies
                            and notes to consolidated financial statements.

                                                                         F-18


                                  Northeast (USA) Corp. and Subsidiaries
                                  Consolidated Statements of Cash Flows

                                                              Three months ended
                                      Year ended June 30,         September 30,
                                      1995         1994       1995          1994
                                                             (unaudited)
Cash flows from operating activities:
 Net loss                           $(699,957) $(234,159)  $ (114,216)  $(49,864)
___________________________________________________________________________________
  Adjustments to reconcile net
   loss to net cash used in
   operating activities:
     Depreciation and amortization    129,545      9,332       34,132        740
     Loss on write-down of land
        to realizable value           180,000         -
     Minority interest               (230,615)   (79,487)     (61,933)    (5,918)
    (Increase) decrease in:
        Receivables                   (32,163)    (2,371)     (22,439)   (26,390)
        Inventory                    (430,921)    (1,200)       2,232   (233,320)
        Other assets                  (77,144)      (700)     (46,627)    (5,204)
    (Decrease) increase in:
        Accounts payable and accrued
          expenses                    183,428    113,090      (12,459)    41,948
          Other                          (199)    (9,691)        -           -
___________________________________________________________________________________
         Total adjustments           (278,069)    28,973     (107,094)  (228,144)
___________________________________________________________________________________
          Net cash used in operating
              activities             (978,026)  (205,186)    (221,310)  (278,008)
____________________________________________________________________________________
Cash flows from investing activities:
        Capital expenditures         (192,376)  (201,624)     (89,286)  ( 29,245)
____________________________________________________________________________________
Cash flows from financing activities:
 Proceeds from sale of stock             -       300,000         -         -
 Proceeds from note payable - stockholder-        40,000      150,000      -
 Proceeds from notes                  750,000        -         50,000    700,000
 Repayment of notes                   (90,000)       -           -         -
 Proceeds from minority investor        -        750,000         -         -
 ___________________________________________________________________________________
         Net cash provided by financing
           activities                 660,000  1,090,000      200,000    700,000
____________________________________________________________________________________
Effect of exchange rate changes on
  cash                                 11,592     40,887      (4,377)    (31,510)
____________________________________________________________________________________
Net increase (decrease) in
  cash and cash equivalents          (498,810)   724,077    (114,973)    361,237
Cash and cash equivalents, beginning
    of period                         850,210    126,133     351,400     850,210
____________________________________________________________________________________
Cash and cash equivalents, end of
  period                             $351,400   $850,210    $236,427  $1,211,447
____________________________________________________________________________________
Noncash financing and investing activities:
  In 1994, the  Company  issued 110
    shares of its common stock, valued
    at $600,000, for property and
    technology.
  In 1994, the minority  investor in
    a joint venture  contributed  land
    use rights, valued at $1,750,000,
    to the joint venture.


                          See accompanying summary of accounting policies
                             and notes to consolidated financial statements.

                                                                      F-19



                          Northeast (USA) Corp. and Subsidiaries

                                             Summary of Accounting Policies
                    (Information for September 30, 1995 and 1994 is unaudited)


Line  of  Business      Northeast (USA) Corp. (the "Company") was incorporated
                        on February 24, 1993 in New York. The Company markets skin and body care products in the United States, Korea, Taiwan and China, as well as sells, on a wholesale basis, bulk ascorbic acid which it purchases from a Chinese manufacturer (affiliate).
                        Through its 56% owned Chinese subsidiary, it manufactures vitamin products for the Chinese market.
                        The Company commenced operations during the fiscal year ended June 30, 1995.

Basis  of Presentation  The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses, has no current source of funds and has a working capital deficit as of June 30, 1995. The Company's continued existence is dependent upon its ability to secure adequate financing. Should the acquisition with Celcor, Inc. take place (see Note 8), the combined entity will attempt to raise capital through a private placement; however, there are no assurances that the financing will occur. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Principles of
  Consolidation         The consolidated financial statements include the
                        accounts  of  the Company, Shenyang United
                        Vitatech Ltd. ("UV"), a majority-owned joint venture (see Note 1), and Northeast (Shenyang)
                        Consulting Co., Ltd., an inactive wholly-owned subsidiary. Both subsidiaries are located in Shenyang, China. All material intercompany accounts and transactions are eliminated.

Cash  and  Cash
  Equivalents           The Company considers investments with  original
                        maturities of three months or less when purchased to be cash equivalents. Cash balances at June 30, 1995 and September 30, 1995 consist primarily of Chinese bank accounts.

Inventories             Inventories are valued at the lower of cost or market.
                        Cost is determined by the first-in, first-out (FIFO) method.

                                                                        F-20
                        Northeast (USA) Corp. and Subsidiaries

                                             Summary of Accounting Policies
                    (Information for September 30, 1995 and 1994 is unaudited)

Property and Equipment,
and Depreciation        Property and equipment are stated at cost, less
                        accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

Intangible Assets       In fiscal 1994, the Company issued 80 shares of its
                        common stock to Mannion Consultants Ltd. ("Mannion") to obtain certain proprietary technology which is finished and ready for commercialization and which will be used in producing the Company's vitamin and cosmetic products. The technology did not have an ascertainable book value as of the date of the transfer. Accordingly, no valuation has been assigned by the Company for this technology or the issued common shares. Mannion was not previously affiliated with either the Company or Celcor, Inc.
                        (see Note 8).

                        The minority investor, NEGPF, contributed certain land use rights in mainland China as part of its investment in UV. This subsidiary will build a factory to produce and sell vitamin and cosmetic products on this land. NEGPF's cost basis for the land use rights ($1,750,000) was used to value this contribution. The rights have a life of 30 years, the life of the joint venture agreement (see Note 1). Amortization on the land use rights totalled approximately $90,000 for the year ended June 30, 1995.

Translation of Foreign
  Currencies            The financial position  and  results  of
                        operations of the Company's foreign subsidiaries are accounted for using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period and exchange gains and losses on intercompany balances of a long-term investment nature are included in the cumulative translation adjustment account in stockholders' equity.

                                                                        F-21

                        Northeast (USA) Corp. and Subsidiaries

                                          Summary of Accounting Policies
                 (Information for September 30, 1995 and 1994 in unaudited)

Income  Taxes           The Company follows Statement of Financial Accounting
                        Standards No.  109 ("SFAS No. 109"), "Accounting for
                        Income Taxes". SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Revenue Recognition     The Company recognizes its revenues upon shipment of
                        the related goods.

Research and
  Development           Research and development costs  (which  have  been
                        immaterial to date) are expensed as incurred.

Interim  Periods        The  results  of operations  for  the  three  months
                        ended September 30, 1995 and 1994 are not necessarily indicative of the results to be expected for the full fiscal year. All information for the three months ended September 30, 1995 and 1994 is unaudited and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of such information for the respective periods.

Reclassification        Certain 1994 balances were reclassified to conform
                        with the 1995 presentation.



                                                                        F-22


                           Northeast (USA) Corp. and Subsidiaries

                                Notes to Consolidated Financial Statements
                                (Information for September 30, 1995 and 1994 is unaudited)

 1. Joint Venture
        Agreement       The Company formed a joint venture agreement with
                        NEGPF whereby both companies agreed to establish UV.
                        UV will construct a factory to produce and sell vitamin and cosmetic products. The Company will contribute a portion of the technology it acquired in fiscal 1994
                        (see Summary of Accounting Policies) and cash of $2.1 million in consideration of 56.52% ownership of UV. In October 1994, the Company paid $1 million to
                        UV. The balance of the Company's cash investment
                        ($1.1 million) is to be paid by December 31, 1995.
                        The Company's contributions to UV have been (or will be) eliminated in consolidation.

                        NEGPF agreed to contribute land use rights (see Summary of Accounting Policies) and cash of $750,000 in consideration of 43.48% ownership of UV. These contributions were made prior to June 30, 1994.

                        The minority interest balances at June 30, 1995 and September 30, 1995 represent NEGPF's investment in UV as of those dates, reduced for its share of UV's losses.

2. Inventories          Inventories consist of the following:

                                          June 30,1995       September 30, 1995
                        Raw materials       $242,194                 $ 303,215
                        Work-in-process       14,421                     8,309
                        Finished goods       175,506                   118,365
                        ________________________________________________________
                                            $432,121                  $429,889

                                                                        F-23


                                 Northeast (USA) Corp. and Subsidiaries

                                Notes to Consolidated Financial Statements
                                (Information for September 30, 1995 and 1994 is unaudited)

3. Property and
     Equipment          Property and equipment consist of the following:

                                                                 September 30,
                                                 June 30,1995         1995

                    Machinery and equipment    $158,507           $206,486
                    Furniture and fixtures       26,268             32,243
                    Automobiles                 211,516            211,059
                    Leasehold improvements        -                 26,847
                                                396,291            476,635
                    ______________________________________________________
                    Less: Accumulated depreciation 47,756           53,849
                    ______________________________________________________
                                                  $348,535        $422,786

4. Land Held for Sale   In 1994, thirty (30) shares of the Company's common
                        stock were issued to Dziou Tai Associates (a company controlled by a relative of the chief executive officer of the Company) in exchange for land in Queens, New York. The Company originally planned to build a residential and office complex on the land. The property acquired was valued at the predecessor owner's cost basis of $600,000.

                        During fiscal 1995, the Company decided to sell the land. The land was written down by $180,000 to reflect the estimated realizable value of the land. The asset has been classified as long term since the Company cannot determine when the asset will be sold. See
                        Note 9.

5. Income Taxes         At June 30, 1995, the Company had a net operating loss
                        for Federal income tax purposes of $364,000 which expires in 2008. A deferred tax asset of $120,000 has been offset by a valuation allowance of the same amount.
                        The Company also has a foreign net operating loss in the amount of $705,000 which expires in 2000. Deferred tax assets of $235,000 have been offset by a valuation allowance.

6. Commitments          The Company leases office space in New York on a
                        month-to-month basis. Rent expense totaled $37,000 in fiscal 1995 and $28,000 in fiscal 1994.

                                                                        F-24

                         Northeast (USA) Corp. and Subsidiaries

                                Notes to Consolidated Financial Statements
                                (Information for September 30, 1995 and 1994 is unaudited)

                        The Company has a consulting fee arrangement with one of its shareholders. The fee is $8,000 per month and expires in December 1996. Expenses totaled $108,000 in fiscal 1995 and $54,000 in fiscal 1994.


7. Business Operations  The Company is located in New York and the subsidiaries (which were formed in fiscal 1994) are located in China. The identifiable assets of the Chinese operation total $2,900,000 at June 30, 1995 and $2,350,000 at June 30, 1994. The pre-tax loss of the Chinese operation totals $530,000 and $180,000 and the capital expenditures were $140,000 and $198,000 for the years ended June 30, 1995 and 1994, respectively. Almost all sales occurred domestically.

                        Sales to one customer totaled $819,000 in fiscal 1995. There were no sales to this customer during the period ended September 30, 1995. The majority of purchases of inventory were from NEGPF.


8. Potential Acquisition
   and Notes Payable
   to Celcor            On August 15, 1994, the Company signed a letter of
                        intent to merge with Celcor, Inc. ("Celcor") and, on March 15, 1995, executed an Agreement and Plan of Merger with Celcor. The transaction is subject, among other conditions, to completion of a due diligence examination and stockholder approval. The Company's stockholders would receive 1,750,000 shares of Celcor's common stock for all of the issued and outstanding shares of the Company.

                        On August 9, 1994, Celcor loaned $700,000 to the Company. This loan, evidenced by a promissory note, does not bear interest until the original maturity date, November 30, 1994, at which time interest would have accrued at 15% per annum. The maturity date of the loan has been extended to February 28, 1996 by Celcor as the proposed merger continues to proceed. Concurrent to the note, the Company's stockholders pledged all existing shares of their common stock as collateral. In October and November 1995, the Company repaid $20,000 of this loan.

                                                                        F-25




         Northeast (USA) Corp. and Subsidiaries

                                Notes to Consolidated Financial Statements
                                (Information for September 30, 1995 and 1994 is unaudited)

9. Notes Payable        On July 11, 1995, the Company entered into an unsecured
                        promissory note for $50,000 with a bank due in 90 days paying interest at 11.5%. This note was repaid by the Company on its maturity date in October 1995.

                        In September 1995, the president of the Company loaned $150,000 to the Company. The loan is payable on demand and has interest at 11.25%.

                                                                         F-26